Exhibit 2.1


                       AGREEMENT AND PLAN OF MERGER



                                  Between


                   HEALTH CARE PROPERTY INVESTORS, INC.


                                    and


                     AMERICAN HEALTH PROPERTIES, INC.



                        Dated as of August 4, 1999






                             TABLE OF CONTENTS

ARTICLE I.    DEFINITIONS                                     1

ARTICLE II.   THE MERGER                                      12
Section 2.1   The Merger                                      12
Section 2.2   Closing and Closing Date                        12
Section 2.3   Effective Time                                  12
Section 2.4   Effects of the Merger                           12
Section 2.5   Charter; Bylaws                                 13
Section 2.6   Directors and Officers                          13
Section 2.7   Conversion of Securities                        13
Section 2.8   Treatment of Company Options,
              Company Dividend Equivalent Rights and Company
              Deferred Directors Fees                         14
Section 2.9   Fractional Interests                            17
Section 2.10  Surrender of Shares of Company Stock;
              Stock Transfer Books                            17
Section 2.11  Lost, Stolen or Destroyed Certificates          20
Section 2.12  Tax Consequences                                20
Section 2.13  Withholding Rights                              20


ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY   21
Section 3.1   Organization and Qualification                  21
Section 3.2   Authorization; Validity and Effect of Agreement 21
Section 3.3   Capitalization                                  21
Section 3.4   Subsidiaries                                    23
Section 3.5   Other Interests                                 23
Section 3.6   No Conflict; Required Filings and Consents      24
Section 3.7   Compliance                                      24
Section 3.8   SEC Reports                                     25
Section 3.9   Absence of Certain Changes                      25
Section 3.10  Litigation                                      26
Section 3.11  Taxes                                           26
Section 3.12  Employee Benefit Plans                          28
Section 3.13  Properties                                      29
Section 3.14  Contracts                                       31
Section 3.15  Labor Relations                                 32
Section 3.16  Intellectual Property                           32
Section 3.17  Environmental Matters                           32
Section 3.18  Opinion of Financial Advisor                    33
Section 3.19  Brokers                                         33
Section 3.20  Vote Required                                   33
Section 3.21  Accounting and Tax Matters                      33
Section 3.22  Insurance                                       34
Section 3.23  Takeover Provisions Inapplicable                34
Section 3.24  No Material Adverse Effect                      34
Section 3.25  Rights Plan                                     34
Section 3.26  Kendall Replacement Properties                  34


ARTICLE IV.   REPRESENTATIONS AND WARRANTIES OF HCPI          34
Section 4.1   Organization and Qualification                  35
Section 4.2   Authorization; Validity and Effect of Agreement 35
Section 4.3   Capitalization                                  35
Section 4.4   Subsidiaries                                    37
Section 4.5   Other Interests                                 37
Section 4.6   No Conflict; Required Filings and Consents      37
Section 4.7   Compliance                                      38
Section 4.8   SEC Reports                                     38
Section 4.9   Absence of Certain Changes                      39
Section 4.10  Litigation                                      39
Section 4.11  Taxes                                           39
Section 4.12  Employee Benefit Plans                          41
Section 4.13  Properties                                      43
Section 4.14  Contracts                                       45
Section 4.15  Labor Relations                                 45
Section 4.16  Intellectual Property                           45
Section 4.17  Environmental Matters                           45
Section 4.18  Opinion of Financial Advisor                    46
Section 4.19  Brokers                                         46
Section 4.20  Vote Required                                   46
Section 4.21  Accounting and Tax Matters                      47
Section 4.22  Insurance                                       47
Section 4.23  Takeover Provisions Inapplicable                47
Section 4.24  No Material Adverse Effect                      47
Section 4.25  Rights Plan                                     47
Section 4.26  Ownership of Company Common Stock               47


ARTICLE V.    CONDUCT OF BUSINESS PENDING THE MERGER          47
Section 5.1   Conduct of Business of the Company Pending
              the Merger                                      47
Section 5.2   Permitted Conduct of Business by the Company
              Pending the Merger                              51
Section 5.3   Conduct of Business of HCPI Pending the Merger  53
Section 5.4   Continued Qualification as a Real Estate
              Investment Trust; Final Company Dividend        53
Section 5.5   Dividend Payment Coordination                   54


ARTICLE VI.   ADDITIONAL AGREEMENTS                           54
Section 6.1   Preparation of Form S-4 and the Proxy Statement;
              Stockholder Meeting                             54
Section 6.2   Cooperation; Notice; Cure                       56
Section 6.3   No Solicitation                                 56
Section 6.4   Access to Information                           58
Section 6.5   Governmental Approvals                          58
Section 6.6   Publicity                                       59
Section 6.7   Benefit Plans                                   59
Section 6.8   Indemnification                                 60
Section 6.9   Affiliate Agreements                            60
Section 6.10  Tax Treatment of Reorganization                 61
Section 6.11  Further Assurances and Actions                  61
Section 6.12  Stock Exchange Listing                          62
Section 6.13  Letter of the Company's Accountants             62
Section 6.14  Letter of HCPI's Accountants                    62
Section 6.15  Rights Plan                                     62
Section 6.16  Company REIT Status                             62
Section 6.17  HCPI REIT Status                                62
Section 6.18  Obtaining Consents                              62
Section 6.19  Exemption from Section 16(b) of the
              Exchange Act                                    63
Section 6.20  Termination of Other Stock Rights               63
ARTICLE VII.  CONDITIONS OF MERGER                            63
Section 7.1   Conditions to Obligation of each Party
              to Effect the Merger                            63
Section 7.2   Conditions to Obligations of the Company
              to Effect the Merger                            64
Section 7.3   Conditions to Obligations of HCPI to
              Effect the Merger                               65


ARTICLE VIII. TERMINATION, AMENDMENT AND WAIVER               66
Section 8.1   Termination                                     66
Section 8.2   Effect of Termination                           67
Section 8.3   Expenses                                        69
Section 8.4   Amendment                                       70
Section 8.5   Waiver                                          70


ARTICLE IX.   GENERAL PROVISIONS                              70
Section 9.1   Non-Survival of Representations, Warranties
              and Agreements                                  70
Section 9.2   Notices                                         70
Section 9.3   Severability                                    71
Section 9.4   Entire Agreement; Assignment                    71
Section 9.5   Parties in Interest                             72
Section 9.6   Governing Law                                   72
Section 9.7   No Trial by Jury                                72
Section 9.8   Action by Subsidiaries and Boards               72
Section 9.9   Headings                                        72
Section 9.10  Specific Performance                            72
Section 9.11  Counterparts                                    73

Exhibits

Exhibit A      Form of Affiliate Letter
Exhibit B      Articles Supplementary of Series C Preferred Stock
Exhibit C      Form of REIT Opinion to be delivered by Latham & Watkins
Exhibit D      Form of REIT Opinion to be delivered by Davis,
               Graham & Stubbs LLP
Exhibit E      Form of REIT Opinion to be delivered by Sullivan & Cromwell






                       AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of August 4, 1999, by and between HEALTH CARE PROPERTY INVESTORS, INC., a Maryland corporation ("HCPI") and AMERICAN HEALTH PROPERTIES, INC., a Delaware corporation (the "Company"). HCPI and the Company are sometimes referred to herein, individually, as a "Party," and, collectively, as the "Parties."

                                 RECITALS

          WHEREAS, the Board of Directors of the Company has declared that this Agreement is advisable and determined that the merger of the Company with and into HCPI (the "Merger") is advisable and in the best interests of the Company, has approved this Agreement and authorized the Company to enter into this Agreement and accordingly has directed that this Agreement be submitted for consideration by the stockholders of the Company;

          WHEREAS, the Board of Directors of HCPI has adopted resolutions which declare the Merger to be advisable substantially on the terms and conditions set forth in this Agreement, has approved this Agreement and authorized HCPI to enter into this Agreement and accordingly has directed that the Merger be submitted for consideration by the stockholders of HCPI;

          WHEREAS, the Board of Directors of the Company and the Board of Directors of HCPI have each agreed to effect the Merger upon the terms and subject to the conditions set forth herein;

          WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the "Code"); and

          WHEREAS, HCPI and the Company desire to make certain representations, warranties and agreements in connection with the Merger.

                                 AGREEMENT

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, HCPI and the Company hereby agree as follows:

                                ARTICLE I.
                                DEFINITIONS

          For purposes of this Agreement, the term:

          "Acquisition Proposal" shall mean, with respect to the Company, any inquiry, proposal or offer from any Person (other than HCPI or any of its Subsidiaries) relating to any (i) direct or indirect acquisition or purchase of a business of the Company or any of its Subsidiaries that constitutes 15% or more of the consolidated net revenues, net income or Assets of the Company and its Subsidiaries, (ii) direct or indirect acquisition or purchase of 15% or more of any class of equity securities of
(A) the Company or (B) any of its Subsidiaries whose business constitutes 15% or more of the consolidated net revenues, net income or Assets of the Company and its Subsidiaries, (iii) tender offer or exchange offer that if consummated would result in any Person being the Beneficial Owner of 15% or more of any class of equity securities of the capital stock of the Company, or (iv) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving (A) the Company or (B) any of its Subsidiaries whose business constitutes 15% or more of the consolidated net revenues, net income or Assets of the Company and its Subsidiaries.

          "Acquisition Transaction" shall mean each of the transactions referred to in clauses (i) - (iv) of the definition of Acquisition Proposal, other than any such transaction to which HCPI or any of its Subsidiaries is a party.

          "Action" shall mean any action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, arbitration, audit or investigation by or before any Governmental Entity or any other Person.

          "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

          "Affiliate Agreement" shall mean an agreement to be executed by each Affiliate of the Company in the form attached hereto as Exhibit A.

          "Assets" shall mean, with respect to any Person, all land, buildings, improvements, leasehold interests, Fixtures and Equipment and other assets, real or personal, tangible or intangible, owned or leased by such Person or any of its Subsidiaries.

          "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

          "Benefit Arrangement" shall mean, with respect to any Person, any employment, consulting, severance, change in control or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including without limitation any self-insured arrangements), workers' compensation, disability benefits, life, health, disability or accident benefits (including without limitation any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation (other than a Welfare Plan, Pension Plan or Multiemployer Plan), in each case with respect to which such Person or any ERISA Affiliate thereof has or may have any obligation or liability (accrued, contingent or otherwise).

           "Business Day" shall mean each day other than Saturdays, Sundays, days when commercial banks are authorized to be closed for business in New York, New York, and days when the SDAT or the office of the Secretary of State of the State of Delaware are authorized to be closed.

          "Certificates" shall mean outstanding certificates which immediately prior to the Effective Time represented shares of Company Common Stock or Company Series B Preferred Stock, as the case may be.

          "Company Affiliate" shall mean an "affiliate" of the Company within the meaning of Rule 145 promulgated under the Securities Act.

          "Company Common Holder" shall mean a holder of record of Company Common Stock immediately prior to the Effective Time.

          "Company Common Stock" shall mean the Common Stock, par value $.01 per share, of the Company.

          "Company Contract" shall mean any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their Assets may be bound, and which either (i) has a term of more than one year or is not otherwise terminable within one year, (ii) involves the payment or receipt of money in excess of $2,500,000, (iii) contains covenants limiting the freedom of the Company or any of its Subsidiaries to engage in any line of business or compete with any Person or operate at any location or (iv) any other contract, whether similar or dissimilar to the foregoing, which is material to the Company and its Subsidiaries taken as a whole, but, in each case, excluding any Company Leases.

          "Company Deferred Directors Fees" shall mean all rights to receive shares of Company Common Stock (or cash or other distributions in lieu thereof) in satisfaction of deferred directors fees pursuant to the Company's Nonqualified Stock Option Plan for Nonemployee Directors, including, without limitation, Company Dividend Equivalent Rights appurtenant thereto.

          "Company Dividend Equivalent Rights" shall mean all rights to receive shares of Company Common Stock (or cash or other distributions in lieu thereof) determined by amounts equivalent to dividends distributed or to be distributed to holders of Company Common Stock that are appurtenant to Company Options or Company Deferred Directors Fees.

          "Company Employment Contracts" shall mean each of the Amended and Restated Executive Employment Agreements between the Company and Joseph P. Sullivan, C. Gregory Schonert, Michael J. McGee and Steven A. Roseman, each dated as of July 16, 1999, each as amended.

          "Company Lease" shall mean any agreement relating to the use or occupancy of any Company Real Property or any portion thereof.

          "Company Material Adverse Effect" shall mean any change in or effect (i) that is or would be likely to be materially adverse to the business, Assets, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, (ii) that will or would be likely to materially impair or materially delay the ability of the Parties to consummate the Merger or (iii) that would prevent or materially impair the ability of HCPI to operate its and its Subsidiaries' business, taken as a whole (including the business of the Surviving Corporation and its Subsidiaries, taken as a whole), or to own the Assets material to HCPI and its Subsidiaries, taken as a whole (including the Assets material to the Surviving Corporation and its Subsidiaries, taken as whole), or qualify for taxation as a REIT following the Effective Time.

          "Company Options" shall mean all stock options and stock purchase rights to acquire shares of Company Common Stock granted, awarded, earned or purchased under any Company Stock Plan.

          "Company Preferred Holder" shall mean a record holder of Company Series B Preferred Stock immediately prior to the Effective Time.

          "Company Rights" shall mean the Company Series A Preferred Stock purchase rights issued under the Company Rights Plan.

          "Company Rights Plan" shall mean the Rights Agreement, dated as of April 10, 1990, between the Company and Manufacturers Hanover Trust Company of California, as Rights Agent.

          "Company Series A Preferred Stock" shall mean the Preferred Stock, Series A, par value $0.01 per share, of the Company.

          "Company Series B Preferred Stock" shall mean the 8.60%
Cumulative Redeemable Preferred Stock, Series B, par value $0.01 per share, of the Company.

          "Company Stock" shall mean the Company Common Stock, the Company Series A Preferred Stock and the Company Series B Preferred Stock.

          "Company Stock Plans" shall mean the Company's Nonqualified Stock Option Plan for Nonemployee Directors, the Company's 1988 Stock Option Plan, the Company's 1990 Stock Incentive Plan, the Company's 1994 Stock Incentive Plan and the Company's 1999 Equity Incentive Plan.

          "Company Stock Rights" shall mean all outstanding stock options, restricted stock awards, performance awards, dividend equivalent rights, deferred stock, stock payments, stock appreciation rights or other rights to or with respect to shares of capital stock granted, awarded, earned or purchased pursuant to any Company Stock Plan.

          "Company Stockholder Meeting" shall mean a meeting of the holders of Company Common Stock duly noticed and held to consider a proposal to approve the Agreement.

          "DGCL" shall mean the Delaware General Corporation Law, as amended.

          "Employee Plans" shall mean, with respect to any Person, all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans of such Person.

          "Encumbrances" shall mean (i) any claim, lien, pledge, option, right of first refusal, charge, easement, security interest, deed of trust, mortgage, covenant, condition, restriction, right of way, reservation of an interest in title, encumbrance or other similar rights of third parties and
(ii) all laws, ordinances and regulations affecting the use or occupancy of real property.

          "Environmental Laws" shall mean any federal, state or local law, statute, ordinance, order, decree, rule or regulation relating (i) to releases, discharges, emissions or disposals of Hazardous Materials to air, water, land or groundwater; (ii) to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde or any other Hazardous Material; (iii) to the treatment, storage, disposal or management of Hazardous Materials; (iv) to exposure to toxic, hazardous or other controlled, prohibited or regulated substances; or (v) to the transportation, release or any other use of Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq. ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq. ("RCRA"), the Toxic Substances Control Act, 15 U.S.C. 2601, et seq. ("TSCA"), those portions of the Occupational, Safety and Health Act, 29 U.S.C. 651, et seq. relating to Hazardous Materials exposure and compliance, the Clean Air Act, 42 U.S.C. 7401, et seq., the Federal Water Pollution Control Act, 33 U.S.C. 1251, et seq., the Safe Drinking Water Act, 42 U.S.C. 300f, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. 1802 et seq. ("HMTA") and the Emergency Planning and Community Right to Know Act, 42 U.S.C. 11001, et seq. ("EPCRA"), and other comparable state and local laws and all rules and regulations promulgated pursuant thereto or published thereunder.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" shall mean, with respect to any Person, any entity which is (or, at any relevant time, was) considered one employer with such Person under Section 4001 of ERISA or Section 414 of the Code.

          "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Executive Company Dividend Equivalent Rights" shall mean the Company Dividend Equivalent Rights held by Joseph P. Sullivan, C. Gregory Schonert, Michael J. McGee or Steven A. Roseman.

          "Fixtures and Equipment" shall mean, with respect to any Person, all of the furniture, fixtures, furnishings, machinery and equipment owned or leased by such Person and located in, at or upon the facilities of such Person.

          "GAAP" shall mean generally accepted accounting principles in the United States of America, as in effect from time to time, consistently applied.

          "Governmental Entities" shall mean all domestic courts, regulatory or administrative agencies, commissions or other governmental authorities, bodies or instrumentalities.

          "Hazardous Materials" shall mean each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as hazardous or toxic under applicable Environmental Laws or the release of which is regulated under Environmental Laws. Without limiting the generality of the foregoing, the term includes: "hazardous substances" as defined in CERCLA; "extremely hazardous substances" as defined in EPCRA; "hazardous waste" as defined in RCRA; "hazardous materials" as defined in HMTA; a "chemical substance or mixture" as defined in TSCA; medical, biohazardous or infectious waste; crude oil, petroleum products or any fraction thereof; radioactive materials, including source, byproduct or special nuclear materials; asbestos or asbestos-containing materials; chlorinated fluorocarbons; and radon.

          "HCPI Common Stock" shall mean the Common Stock, par value $1.00 per share, of HCPI.

          "HCPI Contract" shall mean any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other instrument or obligation to which HCPI or any of its Subsidiaries is a party or by which any of them or any of their Assets may be bound, and which either (i) has a term of more than one year or is not otherwise terminable within one year, (ii) involves the payment or receipt of money in excess of $2,500,000, (iii) contains covenants limiting the freedom of HCPI or any of its Subsidiaries to engage in any line of business or compete with any Person or operate at any location, or (iv) any other contract, whether similar or dissimilar to the foregoing which is material to the Company and its Subsidiaries taken as a whole, but, in each case, excluding any HCPI Leases.

          "HCPI Lease" shall mean any agreement relating to the use or occupancy of any HCPI Real Property or any portion thereof.

          "HCPI Material Adverse Effect" shall mean any change in or effect
(i) that is or would be likely to be materially adverse to the business, Assets, liabilities, results of operations, condition (financial or otherwise) or prospects of HCPI and its Subsidiaries taken as a whole, (ii) that will or would be likely to prevent or materially impair or materially delay the ability of the Parties to consummate the Merger or (iii) that would materially impair the ability of HCPI to operate its and its Subsidiaries' business, taken as a whole (including the business of the Surviving Corporation and its Subsidiaries, taken as a whole), or to own the Assets material to HCPI and its Subsidiaries, taken as a whole (including the Assets material to the Surviving Corporation and its Subsidiaries, taken as a whole), or qualify for taxation as a REIT following the Effective Time.

          "HCPI Rights" shall mean the HCPI Common Stock purchase rights issued under the HCPI Rights Plan.

          "HCPI Rights Plan" shall mean the Rights Agreement dated as of July 5, 1990, as amended, between HCPI and Manufacturers Hanover Trust Company of California, as Rights Agent.

          "HCPI Series A Preferred Stock" shall mean the 7 7/8% Series A Cumulative Redeemable Preferred Stock, par value $1.00 per share, of HCPI.

          "HCPI Series B Preferred Stock" shall mean the 8.70% Series B Cumulative Redeemable Preferred Stock, par value $1.00 per share, of HCPI.

          "HCPI Series C Preferred Stock" shall mean the 8.60% Series C Cumulative Redeemable Preferred Stock, par value $1.00 per share, of HCPI to be issued in the Merger.

          "HCPI Stock" shall mean the HCPI Common Stock, the HCPI Series A Preferred Stock, the HCPI Series B Preferred Stock and the HCPI Series C Preferred Stock, collectively.

          "HCPI Stockholders Meeting" shall mean a meeting of the holders of HCPI Common Stock duly noticed and held to consider a proposal to approve the Merger.

          "HCPI Stock Plans" shall mean HCPI's Second Amended and Restated Directors Stock Incentive Plan, HCPI's Second Amended and Restated Stock Incentive Plan and HCPI's Second Amended and Restated Directors Deferred Compensation Plan.

          "HCPI Stock Rights" shall mean all outstanding stock options, restricted stock awards, performance awards, dividend equivalent rights, deferred stock, stock payments, stock appreciation rights or other rights to or with respect to shares of capital stock granted, awarded, earned or purchased pursuant to any HCPI Stock Plan or under which HCPI or any Affiliate thereof has any obligation or liability (accrued, contingent or otherwise).

          "Intellectual Property" shall mean any patent, trademarks, trade names, service marks, copyrights, any applications for and registrations for patents, trademarks, trade names, service marks or copyrights, or any processes, formulae, methods, schematics, technology, computer software programs or applications, tangible or intangible proprietary information or material, waivers or licenses of publicity or privacy rights or any other third party licenses.

          "Joint Proxy Statement/Prospectus" shall mean the joint proxy statement/ prospectus to be prepared by the Company and HCPI pursuant to
Section 6.1 and sent to stockholders of the Company and HCPI in connection with the Company Stockholders Meeting and HCPI Stockholders Meeting.

          "Knowledge" shall mean with respect to (i) the Company, the actual knowledge after reasonable inquiry of those individuals listed in
Section 1.1(a) of the Company Disclosure Schedule, and (ii) HCPI, the actual knowledge after reasonable inquiry of those individuals listed in
Section 1.1(b) of the HCPI Disclosure Schedule.

          "Lien" shall mean any lien, pledge, option, security interest, claim, encumbrance, restriction, preemptive right or any similar other claims of third parties.

          "Merger Consideration" shall mean the Common Merger Consideration and the Series B Preferred Merger Consideration.

          "MGCL" shall mean the Maryland General Corporation Law, as amended.

          "Multiemployer Plan" shall mean, with respect to any Person, any "multiemployer plan" thereof, within the meaning of Section 3(37) or 4001(a)(3) of ERISA, which such Person or any ERISA Affiliate thereof contributed to or is or was required to contribute to, or under which such Person or any ERISA Affiliate thereof has or may have any obligation or liability (accrued, contingent or otherwise).

          "NYSE" shall mean The New York Stock Exchange, Inc.

          "Pension Plan" shall mean, with respect to any Person, any "employee pension benefit plan," as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), which such Person or any ERISA Affiliate thereof contributed to or is or was required to contribute to, or under which such Person or any ERISA Affiliate thereof has or may have any obligation or liability (accrued, contingent or otherwise).

          "Permitted Encumbrances" shall mean (i) those Encumbrances that result from all statutory or other Liens for Taxes or assessments (including any such Liens for which a tenant is responsible under a Lease for real property) (A) which are not yet due or delinquent or (B) the validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained in accordance with GAAP; (ii) those Encumbrances that result from any cashiers', landlords', workers', mechanics', carriers', materialmen's, suppliers' and repairers' Lien and other similar Encumbrances imposed by law or incurred in the ordinary course of business; (iii) those Encumbrances imposed by any law, rule, regulation, ordinance or restriction promulgated by any Governmental Entity; (iv) those Encumbrances that result from all leases, subleases or licenses to which any Person or any of its Subsidiaries is a party; (v) Encumbrances which are identified on title policies or preliminary title reports or other documents or writings which are in the possession or control of the Person holding title to the property that is subject to such Encumbrances; and (vi) all other Encumbrances which, individually, or in the aggregate, would not otherwise cause a Company Material Adverse Effect with respect to Encumbrances affecting the Company or a HCPI Material Adverse Effect with respect to Encumbrances affecting HCPI.

          "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, other organization (whether incorporated or unincorporated) governmental agency or instrumentality, or any other legal entity.

          "REIT" shall mean a real estate investment trust within the meaning of the Code.

          "Registration Statement" shall mean the registration statement on Form S-4 pursuant to which the shares of HCPI Common Stock issued in the Merger will be registered under the Securities Act.

          "Representative" shall mean, with respect to any Person, that Person's officers, directors, employees, financial advisors, agents or other representatives.

          "SDAT" shall mean the State Department of Assessments and Taxation of Maryland.

          "SEC" shall mean the Securities and Exchange Commission.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Subsidiary" shall mean, with respect to any Person, any corporation, partnership, limited liability company, joint venture, or other organization, whether incorporated or unincorporated, or other legal entity of which (i) such Person directly or indirectly owns or controls at least a majority of the capital stock or other equity interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions; (ii) such Person has control whether contractually or otherwise; (iii) such Person is a general partner, manager or managing member; or (iv) such Person holds a majority of the equity economic interest.

          "Tax" or "Taxes" shall mean all federal, state, local, foreign and other taxes, levies, imposts, assessments, impositions or other similar government charges, including, without limitation, income, estimated income, business, occupation, franchise, real property, payroll, personal property, sales, transfer, stamp, use, employment, commercial rent or withholding, occupancy, premium, gross receipts, profits, windfall profits, deemed profits, license, lease, severance, capital, production, corporation, ad valorem, excise, duty or other taxes, including interest, penalties and additions (to the extent applicable) thereto, whether disputed or not.

          "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

          "Welfare Plan" shall mean, with respect to any Person, any "employee welfare benefit plan," as defined in Section 3(1) of ERISA, which such Person or any ERISA Affiliate thereof contributed to or is or was required to contribute to, or under which such Person or any ERISA Affiliate thereof has or may have any obligation or liability (accrued, contingent or otherwise).

                       Table of Other Defined Terms
                                                    Cross Reference
Terms                                                 in Agreement

Agreement                                            Preamble
Articles of Merger                                   Section 2.3
Base Amount                                          Section 8.2(d)
Blue Sky Laws                                        Section 3.6(b)
Bylaws                                               Section 2.5(b)
Charter                                              Section 2.5(a)
Certificate of Merger                                Section 2.3
Closing                                              Section 2.2
Closing Date                                         Section 2.2
Code                                                 Recitals
Common Merger Consideration                          Section 2.7(a)
Company                                              Preamble
Company Board                                        Section 2.8(a)
Company Disclosure Schedule                          Article III
Company Financial Advisor                            Section 3.18
Company Leased Property                              Section 3.13(a)
Company Owned Property                               Section 3.13(a)
Company Real Property                                Section 3.13(a)
Company SEC Reports                                  Section 3.8(a)
Confidentiality Agreement                            Section 6.4
Effective Time                                       Section 2.3
Excess Shares                                        Section 2.9
Exchange Agent                                       Section 2.10(a)
Exchange Ratio                                       Section 2.7(a)
Executive DER Consideration                          Section 2.8(e)
Final Company Dividend                               Section 5.3
Fractional Securities Fund                           Section 2.9
Governmental Approvals                               Section 6.5
HCPI                                                 Preamble
HCPI Board                                           Section 2.8(c)
HCPI Disclosure Schedule                             Article IV
HCPI Financial Advisor                               Section 4.18
HCPI Leased Property                                 Section 4.13(a)
HCPI Owned Property                                  Section 4.13(a)
HCPI Real Property                                   Section 4.13(a)
HCPI SEC Reports                                     Section 4.8(a)
Indemnified Parties                                  Section 6.8(a)
Intermediary                                         Section 5.2(a)
Merger                                               Recitals
Minimum Distribution Dividend                        Section 5.3
Notifying Party                                      Section 6.5(a)
Option Consideration                                 Section 2.8(b)
Other Stock Rights                                   Section 6.20
Party or Parties                                     Preamble
Qualifying Income                                    Section 8.2(d)
Registration Statement                               Section 3.18
REIT Requirements                                    Section 8.2(d)
Remaining Options                                    Section 2.8(c)
Series B Preferred Merger Consideration              Section 2.7(b)
Superior Proposal                                    Section 6.3(b)
Surviving Corporation                                Section 2.1
Tax Guidance                                         Section 8.2(d)
Termination Fee                                      Section 8.2(d)
Voting Debt                                          Section 3.3(b)

                                ARTICLE II.
                                THE MERGER

          Section 2.1    The Merger.

          Upon the terms and subject to the conditions of this Agreement and in accordance with Subtitle 1 of Title 3 of the MGCL and in accordance with Sections 251 and 252 of the DGCL, at the Effective Time, the Company shall be merged with and into HCPI. As a result of the Merger, the separate corporate existence of the Company shall cease, and HCPI shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

          Section 2.2    Closing and Closing Date.

          Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to the provisions of Section 8.1, the closing (the "Closing") of the Merger shall take place (a) at 10:00 a.m., Los Angeles time, on the second Business Day after the last of all of the conditions to the respective obligations of the Parties set forth in Article VII hereof shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) or (b) at such other time and date as HCPI and the Company shall agree (such date and time on and at which the Closing occurs being referred to herein as the "Closing Date"). The Closing shall take place at the offices of Latham & Watkins, Costa Mesa, California or such other place as is agreed to by the Parties. At the Closing the documents, certificates, opinions and instruments referred to in Article VII shall be executed and delivered.

          Section 2.3    Effective Time.

            Subject to the provisions of this Agreement, the Parties shall
(i) cause articles of merger (the "Articles of Merger") to be executed, acknowledged and filed with and accepted for record by the SDAT in accordance with Sections 3-109, 3-110 and 1-301 of the MGCL and (ii) cause a certificate of merger (the "Certificate of Merger") to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with Sections 103 and 251 of the DGCL and (iii) make all other filings or records required to effectuate the Merger under the MGCL and the DGCL as soon as practical on or after the Closing Date. The Certificate of Merger shall provide that the Merger shall become effective in the State of Delaware as of the later of (i) the time at which the Articles of Merger have been accepted for record by the SDAT or (ii) such later time agreed to by the Parties and specified in the Articles of Merger and the Certificate of Merger, but not exceeding 30 days after the date the Articles of Merger are accepted for record by the SDAT. The Merger shall become effective as of the date on which the latest of the following actions shall have been completed: (i) the time at which the SDAT accepts the Articles of Merger for record, (ii) the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or (iii) the time agreed to by the Parties and specified in the Articles of Merger and the Certificate of Merger, but not exceeding 30 days after the date the Articles of Merger are accepted for record by the SDAT (the "Effective Time").

          Section 2.4    Effects of the Merger.

          The Merger shall have the effects set forth in the applicable provisions of the MGCL and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time of the Merger,
(a) the Surviving Corporation shall possess all assets and property of every description, and every interest therein, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of each of HCPI and the Company, (b) all debts, liabilities and obligations belonging to or due each of HCPI and the Company shall be vested in, and become the obligations of, the Surviving Corporation without further act or deed, (c) title to any real estate or any interest therein vested in either of HCPI or the Company shall not revert, or in any way be impaired by, reason of the Merger, (d) all Encumbrances upon any property of either of HCPI or the Company shall be preserved unimpaired, and (e) the Surviving Corporation shall be liable for all of the debts and obligations of each of HCPI or the Company, and any Action pending, by or against either HCPI or the Company may be prosecuted to judgment against the Surviving Corporation with right of appeal as if the Merger had not taken place.

          Section 2.5    Charter; Bylaws.

          (a) At the Effective Time and without any further action on the part of the Company or HCPI, the charter, as amended, of HCPI as in effect at the Effective Time shall be the charter (the "Charter") of the Surviving Corporation until duly amended as provided for therein or under the MGCL.

          (b) At the Effective Time and without any further action on the part of the Company or HCPI, the bylaws, as amended, of HCPI as in effect at the Effective Time shall be the bylaws (the "Bylaws") of the Surviving Corporation until duly amended as provided for therein and under the MGCL.

          Section 2.6    Directors and Officers.

          The directors of HCPI at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Charter and Bylaws of the Surviving Corporation, and the officers of HCPI at the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed (as the case may be) and qualified or until their earlier death, resignation or removal in accordance with the Charter and Bylaws.

          Section 2.7    Conversion of Securities.

          At the Effective Time, by virtue of the Merger and without any action on the part of HCPI, the Company or the holder of any of the following securities:

          (a) Subject to Section 2.9, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock to be canceled in accordance with Section 2.7(c) hereof) together with the Company Rights attached thereto or associated therewith, shall be converted into 0.78 fully paid and nonassessable shares (rounded to the nearest ten-thousandth of a share) (as adjusted as set forth in subsection (e) of this Section 2.7, the "Exchange Ratio") of HCPI Common Stock (the "Common Merger Consideration"). Pursuant to the HCPI Rights Plan, one HCPI Right will be attached to each share of HCPI Common Stock issued upon conversion of Company Common Stock in accordance with this Section 2.7(a), and, prior to the Distribution Date (as defined in the HCPI Rights Plan) all references in this Agreement to HCPI Common Stock shall be deemed to include the HCPI Rights. As of the Effective Time, all such shares of Company Common Stock and all Company Rights shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except, subject to Section 2.10, rights as a holder of HCPI Common Stock and the right to receive (i) certificates representing the Common Merger Consideration, and (ii) any cash in lieu of fractional shares of HCPI Common Stock to be paid in consideration therefor upon surrender of such Certificate in accordance with Section 2.9.

          (b) Subject to Section 2.9, each share of Company Series B Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Series B Preferred Stock to be canceled in accordance with Section 2.7(c) hereof) shall be converted into one share of HCPI Series C Preferred Stock, having substantially the same rights and preferences as the Company Series B Preferred Stock, as set forth on Exhibit B attached hereto (the "Series B Preferred Merger Consideration"). As of the Effective Time, all such shares of Company Series B Preferred Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Certificate representing any such shares of Company Series B Preferred Stock shall cease to have any rights with respect thereto, except, subject to Section 2.10, rights as a holder of HCPI Series C Preferred Stock and the right to receive certificates representing the Series B Preferred Merger Consideration.

          (c) Each share of Company Common Stock and Company Series B Preferred Stock that is (i) held in the treasury of the Company or owned by any Subsidiary of the Company (other than shares of Company Common Stock and Company Series B Preferred Stock held or owned on behalf of third parties) or (ii) owned by HCPI or any Subsidiary of HCPI, in each case immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and retired without any conversion thereof and no payment or distribution of any consideration shall be made with respect thereto.

          (d) Each share of HCPI Stock or other capital stock of HCPI issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall be unchanged after the Merger.

          (e) The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into HCPI Common Stock, but expressly excluding any dividends or distributions payable on HCPI Common Stock in cash), reorganization, recapitalization or other like change with respect to HCPI Common Stock occurring after the date hereof and prior to the Effective Time.

          Section 2.8 Treatment of Company Options, Company Dividend Equivalent Rights and Company Deferred Directors Fees.

          (a) The Board of Directors of the Company (the "Company Board"), or, if appropriate, any committee thereof, shall adopt appropriate resolutions and take all other necessary actions (including plan amendments) to cause prior to the Effective Time each outstanding Company Option which has not vested immediately prior to the Effective Time to become vested and fully exercisable.

          (b) Prior to the Effective Time, the Company and the Company Board (or, if appropriate, any committee thereof) shall use its reasonable efforts to cause each then outstanding Company Option, whether vested or unvested, to be canceled immediately prior to the Effective Time, with the holder thereof becoming entitled to receive an amount of cash from the Company equal to the product of (x) the amount, if any, by which (1) the product of (a) the closing price per share of HCPI Common Stock on the NYSE on the most recent trading day immediately preceding the Effective Time, and (b) the Exchange Ratio, exceeds (2) the exercise price per share of Company Common Stock subject to such Company Option (whether vested or unvested), and (y) the number of shares of Company Common Stock issuable pursuant to the unexercised portion of such Company Option, less any required withholding of taxes (such amount being hereinafter referred to as the "Option Consideration"). The Option Consideration shall be paid by the Company immediately prior to the Effective Time. The cancellation of a Company Option in exchange for the Option Consideration shall be deemed a release of any and all rights the holder had or may have had in respect of such Company Option, and any required consents received from Company Option holders shall so provide.

          (c) In the event that any Company Options are not canceled in accordance with the provisions of Section 2.8(b), such Company Options (the "Remaining Options") shall be subject to the following provisions of this
Section 2.8(c). Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof) and the Board of Directors of HCPI (the "HCPI Board") (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other actions necessary to provide that effective at the Effective Time, each outstanding Remaining Option shall be assumed by HCPI and shall continue in effect on the same terms and conditions as in effect immediately prior to the Effective Time (subject to the provisions of Section 2.8(a) and the adjustments in this Section 2.8(c)) and each such Remaining Option shall be converted automatically into an option (a "New Option") to purchase the number of shares of HCPI Common Stock, determined as provided below, at the exercise price, determined as provided below:

               (i) The number of shares of HCPI Common Stock to be subject to the New Option shall be equal to the product of (x) the number of shares of Company Common Stock remaining subject (as of immediately prior to the Effective Time) to the Remaining Option multiplied by
     (y) the Exchange Ratio, provided that the number of shares of HCPI Common Stock resulting therefrom shall be rounded to the nearest whole share of HCPI Common Stock.

               (ii) The exercise price per share of HCPI Common Stock under the New Option shall be equal to (x) the exercise price per share of the Company Common Stock under the Remaining Option, divided by
     (y) the Exchange Ratio, provided that such exercise price shall be rounded to the nearest whole cent.

The adjustment provided herein with respect to any Remaining Option which is an "incentive stock option" (as defined in Section 422 of the Code) shall be, and is intended to be, effected in a manner which is consistent with Section 424(a) of the Code. Except as provided in this Section 2.8, after the Effective Time, each New Option shall be exercisable upon the same terms and conditions as were applicable to the related Remaining Option immediately prior to the Effective Time (except that with regard to such New Option, any references to the Company shall be deemed, as appropriate, to mean HCPI). HCPI shall take all action necessary, on or prior to the Effective Time, to authorize and reserve a number of shares of HCPI Common Stock sufficient for issuance upon the exercise of New Options as contemplated by this Section 2.8.

          (d) HCPI shall file on or prior to the Effective Time, a registration statement on Form S-8 (or any successor or other appropriate form) registering a number of shares of HCPI Common Stock to be issued in connection with the exercise of the New Options as determined in this
Section 2.8.

          (e) Prior to the Effective Time, the Company and the Company Board (or, if appropriate, any committee thereof) shall cause each then outstanding Executive Company Dividend Equivalent Right to be canceled prior to the Effective Time, with the holder thereof receiving in consideration of such cancellation an amount of cash as determined pursuant to the terms of his Company Employment Contract, less any required withholding of taxes (such amount being hereinafter referred to as the "Executive DER Consideration"). The Executive DER Consideration shall be paid by the Company prior to the Effective Time. The cancellation of an Executive Company Dividend Equivalent Right in exchange for the Executive DER Consideration shall be deemed a release of any and all rights the holder had or may have had in respect of such Executive Company Dividend Equivalent Right.

          (f) Prior to the Effective Time, the Company and the Company Board (or, if appropriate, any committee thereof) and the HCPI Board (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other actions necessary to provide that effective at the Effective Time, all outstanding Company Deferred Directors Fees shall be assumed by HCPI on the same terms and conditions as in effect immediately prior to the Effective Time (subject to adjustments in this Section 2.8(f)) (except that any references to the Company shall be deemed, as appropriate, to mean HCPI) and the right to receive Company Common Stock in respect of each such Company Deferred Directors Fees shall be converted automatically into a right to acquire or receive HCPI Common Stock; provided that the number of shares of HCPI Common Stock to be subject to such Company Deferred Directors Fees (including any Company Dividend Equivalent Rights appurtenant thereto) accumulated immediately prior to the Effective Time shall be equal to the product of (x) the number of shares of Company Common Stock subject (as of immediately prior to the Effective Time) to the Company Deferred Directors Fees (and accumulated Company Dividend Equivalent Rights appurtenant thereto) multiplied by (y) the Exchange Ratio; provided that any fractional shares of HCPI Common Stock resulting therefrom shall be rounded to the nearest whole share of HCPI Common Stock; provided, further, that, solely with respect to each holder of Company Deferred Directors Fees who is not a director of the Surviving Corporation immediately following the Effective Time, HCPI shall distribute promptly following the Effective Time shares of HCPI Common Stock subject to said Company Deferred Directors Fees (and accumulated Company Dividend Equivalent Rights appurtenant thereto) in accordance with the terms and conditions thereof as in effect immediately prior to the Effective Time, and such Company Deferred Directors Fees (and accumulated Company Dividend Equivalent Rights appurtenant thereto) shall thereupon terminate.

          Section 2.9    Fractional Interests.

          Notwithstanding any other provision of this Agreement, no certificates or scrip representing fractional shares of HCPI Common Stock shall be issued in connection with the Merger, and such fractional interests will not entitle the owner thereof to any rights of a stockholder of HCPI. In lieu of any such fractional interests, each Company Common Holder exchanging Certificates pursuant to Section 2.7(a) who would otherwise have been entitled to receive a fraction of a share of HCPI Common Stock (after taking into account all shares of Company Common Stock then held of record by such Company Common Holder) shall receive cash (without interest) in an amount equal to such Company Common Holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such Company Common Holders, of the aggregate fractional HCPI Common Stock that would have been otherwise issuable pursuant to Section 2.7. As soon as practicable following the Effective Time, the Exchange Agent shall determine the excess of (i) the number of full shares of HCPI Common Stock delivered to the Exchange Agent by HCPI over (ii) the aggregate number of full shares of HCPI Common Stock to be distributed to Company Common Holders (such excess being herein called the "Excess Shares"), and the Exchange Agent, as agent for the former Company Common Holders, shall sell the Excess Shares at the prevailing prices on the NYSE. The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. HCPI shall pay all commissions, transfer Taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of Excess Shares. Until the net proceeds of such sale have been distributed to the former Company Common Holders, the Exchange Agent will hold such proceeds in trust for such former stockholders (the "Fractional Securities Fund"). As soon as practicable after the determination of the amount of cash to be paid to former Company Common Holders in lieu of any fractional interests, the Exchange Agent shall make available in accordance with this Agreement such amounts to such former Company Common Holders. The Exchange Agent shall invest the Fractional Securities Fund as directed by HCPI, on a daily basis. Any interest and other income resulting therefrom shall be paid to HCPI.

          Section 2.10   Surrender of Shares of Company Stock; Stock
Transfer Books.

          (a) Prior to the Closing Date, HCPI shall designate a bank or trust company reasonably acceptable to the Company to act as agent for the Company Common Holders and Company Preferred Holders in connection with the Merger (the "Exchange Agent"). The Exchange Agent shall (i) receive certificates representing the Merger Consideration to which Company Common Holders and Company Preferred Holders shall become entitled pursuant to Sections 2.7(a) and (b) and (ii) receive and thereafter sell the Excess Shares pursuant to Section 2.9. Prior to the Effective Time, HCPI will make available to the Exchange Agent sufficient certificates representing shares of HCPI Common Stock and HCPI Series C Preferred Stock to make all exchanges pursuant to Section 2.10(b). The Exchange Agent shall cause the certificates representing shares of HCPI Common Stock and HCPI Series C Preferred Stock deposited by HCPI to be (i) held for the benefit of the Company Common Holders and Company Preferred Holders and (ii) promptly applied to making the exchanges and payments provided for in Section 2.10(b). Such shares of HCPI Common Stock, HCPI Series C Preferred Stock and cash resulting from the Fractional Securities Fund shall not be used for any purpose that is not provided for herein.

          (b) Promptly after the Effective Time, HCPI shall mail, or shall cause the Surviving Corporation to mail, to each Company Common Holder and each Company Preferred Holder (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration and any cash in lieu of fractional shares pursuant to Section
2.9. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor, (i) with respect to Certificates formerly representing Company Common Stock, a certificate representing that number of whole shares of HCPI Common Stock which such holder has the right to receive pursuant to the provisions of
Section 2.7(a), (ii) with respect to Certificates formerly representing Company Series B Preferred Stock, a certificate representing that number of whole shares of HCPI Series C Preferred Stock which such holder has the right to receive pursuant to Section 2.7(b), (iii) cash in lieu of any fractional shares of HCPI Common Stock to which such holder is entitled pursuant to Section 2.9, after giving effect to any required Tax withholdings, and (iv) any dividends or distributions to which such holder is entitled pursuant to Section 2.10(e), and the Certificate so surrendered shall forthwith be canceled. Until so surrendered and exchanged, each Certificate shall represent the Merger Consideration into which the Company Stock it theretofore represented shall have been converted pursuant to Sections 2.7(a) or (b), the right to receive certificates representing such Merger Consideration and cash in lieu of any fractional shares pursuant to
Section 2.9. If the exchange of certificates representing shares of HCPI Common Stock or HCPI Series C Preferred Stock is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of exchange that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such exchange shall have paid any transfer and other Taxes required by reason of the exchange of Certificates representing shares of HCPI Common Stock or HCPI Series C Preferred Stock, as the case may be, to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such Tax either has been paid or is not applicable.

          (c) At any time after the one-year anniversary of the Effective Time, HCPI shall be entitled to require the Exchange Agent to deliver to HCPI all cash then in the Fractional Securities Fund together with any other cash and any other instruments (including shares of HCPI Common Stock and HCPI Preferred Series C Preferred Stock) in its possession relating to the transactions contemplated by this Agreement which had been made available to the Exchange Agent and which have not been distributed to holders of Certificates. Thereafter, each holder of a Certificate, subject to Section 2.7(c), may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat or other similar laws) receive in exchange therefor the consideration payable in respect thereto pursuant to Sections 2.7(a) or (b) and Section 2.9, without interest, but shall have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corporation under the MGCL. Notwithstanding the foregoing, none of HCPI, the Surviving Corporation or the Exchange Agent shall be liable to any Company Common Holder for shares of HCPI Common Stock (and any cash payable in lieu of any fractional shares of HCPI Common Stock) or Company Preferred Holder for shares of HCPI Series C Preferred Stock whose Certificates have been delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (d) At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Stock on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of shares of Company Common Stock or shares of Company Series B Preferred Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Stock or Company Series B Preferred Stock, as the case may be, except as otherwise provided for herein or by applicable law.

          (e) No dividends or other distributions declared or made after the Effective Time with respect to shares of HCPI Common Stock or HCPI Series C Preferred Stock shall be paid to the holder of any unsurrendered Certificate with respect to the shares of HCPI Common Stock or HCPI Series C Preferred Stock the holder is entitled to receive and no cash in lieu of fractional shares pursuant to Section 2.9, shall be paid to such holder until the holder of such Certificate shall surrender such Certificate in accordance with the provisions of this Agreement. Upon such surrender, HCPI shall cause to be paid to the Person in whose name the Certificates shall be issued, any dividends or distributions with respect to such shares of HCPI Common Stock or HCPI Series C Preferred Stock which have a record date after the Effective Time and shall have become payable between the Effective Time and the time of such surrender. In no event shall the Person entitled to receive such dividends or distributions be entitled to receive interest thereon.

          (f) HCPI shall take all commercially reasonable action so that each holder of Company Common Stock at the Effective Time which is converted into HCPI Common Stock as set forth in Section 2.7(a) shall be entitled to vote on all matters subject to the vote of holders of HCPI Common Stock with a record date on or after the date of the Effective Time, whether or not such holder shall have surrendered Certificates in accordance with the provisions of this Agreement. For purposes of the immediate foregoing sentence, HCPI may rely conclusively on the stockholder records of the Company in determining the identity of and the number of shares of Company Common Stock held by each holder of Company Common Stock at the Effective Time.

          (g) If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights or Assets of the Company as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf the Company or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in such names and on such behalves or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights or Assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

          Section 2.11   Lost, Stolen or Destroyed Certificates.

          In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of HCPI Common Stock or HCPI Series C Preferred Stock, as applicable (and cash in lieu of any fractional shares of HCPI Common Stock), and dividends or distributions in respect thereof, if any, as may be required pursuant to Section 2.7(a), Section 2.7(b),
Section 2.9 and Section 2.10(e); provided, however, that HCPI may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against HCPI or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

          Section 2.12   Tax Consequences.

          It is intended by the Parties that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code. The Parties hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

          Section 2.13   Withholding Rights.

          HCPI or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration, or cash in lieu of fractional shares, if any, otherwise payable pursuant to this Agreement to any Company Common Holder or Company Preferred Holder such amounts as HCPI or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, or foreign Tax law. To the extent that amounts are so withheld by HCPI or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Company Common Holder or Company Preferred Holder, as the case may be, in respect of which such deduction and withholding was made by HCPI or the Exchange Agent. HCPI hereby agrees to comply with all requirements of law, including any notice to the holders of Company Common Stock or Company Series B Preferred Stock, as the case may be, in connection with such withholding.

                               ARTICLE III.
               REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to HCPI that the statements contained in this Article III are true and correct except as set forth herein or in the disclosure schedule delivered by the Company to HCPI on or before the date of this Agreement (the "Company Disclosure Schedule"). The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Agreement and the disclosure in any paragraph shall qualify other paragraphs in this Agreement only to the extent that such disclosure specifically references the fact that it also qualifies or applies to such other specified paragraphs.

          Section 3.1    Organization and Qualification.

          The Company and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the corporate power and authority to own and operate its business as presently conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the ownership or operation of its properties or the nature of its activities makes such qualification necessary, except for such failures of the Company and any of its Subsidiaries to be so qualified as would not, when taken together with all such other failures, cause a Company Material Adverse Effect. The Company has previously made available to HCPI true and correct copies of its certificate of incorporation and bylaws as currently in effect.

          Section 3.2    Authorization; Validity and Effect of Agreement.

          The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby subject to the adoption and approval of this Agreement by the requisite vote of the holders of Company Common Stock. The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by the Company Board and all other necessary corporate action on the part of the Company, other than the adoption and approval of this Agreement by the requisite vote of the holders of the Company Common Stock, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

          Section 3.3    Capitalization.

          (a)  The authorized capital stock of the Company consists of
(i) 100,000,000 shares of Company Common Stock, and (ii) 1,000,000 shares of preferred stock, par value $.01 per share, of which 350,000 shares have been designated as Company Series A Preferred Stock, 46,000 shares have been designated as Company Series B Preferred Stock and 220,000 shares have been designated as Psychiatric Group Preferred Stock. As of July 16, 1999, there were issued and outstanding (i) 24,984,422 shares of Company Common Stock (none of which is held in the Company treasury), (ii) no shares of Company Series A Preferred Stock, (iii) 40,000 shares of Company Series B Preferred Stock (none of which is held in the Company treasury), and
(iv) no shares of Psychiatric Group Preferred Stock. Section 3.3(a) of the Company Disclosure Schedule sets forth the number of shares of Company Stock and each other class of capital stock of the Company reserved for future issuance as of July 16, 1999 under each of the Company Stock Plans or otherwise and the Company Stock Plan or other agreement pursuant to which they have been reserved. Since July 16, 1999, no shares of Company Stock or any other capital stock of the Company have been issued or reserved for issuance, except for shares of Company Stock issued in respect of the exercise, conversion or exchange of Company Options, Company Dividend Equivalent Rights or Company Deferred Directors Fees outstanding as of July 16, 1999. Section 3.3(a) of the Company Disclosure Schedule also sets forth as of the date hereof the date on which each Company Stock Right currently outstanding was issued, the dates on which each such outstanding and unvested Company Stock Right vests, the class and number of shares of Company Stock or other capital stock of the Company for or into which each such Company Stock Right is exercisable, convertible or exchangeable and the exercise price thereof. Except as set forth in this
Section 3.3(a) or Section 3.3(a) to the Company Disclosure Schedule, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of Company Stock or any other capital stock of the Company or its Subsidiaries or other voting securities of the Company or its Subsidiaries, or obligating the Company or its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking, and neither the Company nor its Subsidiaries have granted any stock appreciation rights or any other contractual rights the value of which is derived from the financial performance of the Company or the value of shares of Company Stock or any other capital stock of the Company. There are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Stock or any other capital stock of the Company or the capital stock or ownership interests of any Subsidiary of the Company or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any other entity, other than guarantees of bank obligations or indebtedness for borrowed money of Subsidiaries entered into in the ordinary course of business. Neither the Company nor any of its Subsidiaries is holding or owns any shares of Company Stock on behalf of third parties.

          (b) There are no issued and outstanding bonds, debentures, notes or other indebtedness having voting rights (or convertible into securities having such rights) ("Voting Debt") of the Company or any of its Subsidiaries. Except as reserved for future grants of options under the Company Stock Plans as of the date hereof or for issuance pursuant to the Company Rights Plan, (i) there are no shares of capital stock of any class of, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding; (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which the Company or any of its Subsidiaries is a party or by which it is bound, in each case, obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other ownership interests (including Voting Debt) of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement; and (iii) there are no voting trusts, proxies or other voting agreements or understandings currently in effect with respect to the shares of capital stock of the Company to which the Company or any of its Subsidiaries is currently a party or of which the Company has Knowledge. All shares of Company Common Stock subject to issuance as specified in this Section 3.3(b) or in Section 3.3(b) of the Company Disclosure Schedule are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable.

          Section 3.4    Subsidiaries.

          Other than Subsidiaries of Company formed or acquired after the date hereof in accordance with the terms of Section 5.2 (of which the Company has provided notice to HCPI prior to any such formation or acquisition), Section 3.4 of the Company Disclosure Schedule sets forth all Subsidiaries of the Company. All of the outstanding shares of capital stock (including shares which may be issued upon exercise of outstanding options) or other ownership interests of each of the Company's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and all such shares and ownership interests are owned by the Company or a Subsidiary of the Company free and clear of all Liens. The Company owns, directly or indirectly, all of the issued and outstanding capital stock and other ownership interests of each of its Subsidiaries, free and clear of all Liens, and there are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements, commitments or obligations of any character relating to the outstanding capital stock or other securities of any Subsidiary of the Company or which would require any Subsidiary of the Company to issue or sell any shares of its capital stock, ownership interests or securities convertible into or exchangeable for shares of its capital stock or ownership interests.

          Section 3.5    Other Interests.

          Neither the Company nor any of the Company's Subsidiaries owns or has the right or option to acquire, directly or indirectly, any interest or investment in (whether equity or debt) any business or Person (other than the Company's Subsidiaries and other than the rights held by the Company or its Subsidiaries identified in Section 3.4 of the Company Disclosure Schedule or as permitted, after the date hereof, under Section 5.2 (of which the Company will have provided notice to HCPI prior to any such acquisition)). Without limiting the generality of the foregoing sentence, neither the Company nor any "Affiliate" or "Associate" (as such terms are defined in Section 3-601 of the MGCL) of the Company, is, or was at any time, the "Beneficial Owner" (as defined in Section 3-601) of the MGCL), directly or indirectly, of 5% or more of the voting power of the outstanding voting stock of HCPI. To the Knowledge of the Company, no Person owns or has owned, actually or constructively (as such term is used for purposes of the not closely held requirement set forth in Section 856(a)(6) of the Code or as set forth in Section 856(d)(5) of the Code) in excess of 9.8% in value of the outstanding stock of the Company.

          Section 3.6    No Conflict; Required Filings and Consents.

          (a) Neither the execution and delivery of this Agreement nor the performance by the Company of its obligations hereunder, nor the consummation of the transactions contemplated hereby, will: (i) conflict with the Company's certificate of incorporation or bylaws or the comparable charter or organizational documents of any of its Subsidiaries;
(ii) assuming satisfaction of the requirements set forth in Section 3.6(b) below, violate any statute, law, ordinance, rule or regulation, applicable to the Company or any of its Subsidiaries or any of their Assets; or
(iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, permit the termination of any provision of, result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of the Company or any of its Subsidiaries under, result in the creation or imposition of any Lien upon any Assets of the Company or any of its Subsidiaries under, or give rise to any third party's right of first refusal, or other similar right, under any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment or any order, judgment or decree to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective Assets are bound or encumbered, or give any Person the right to require the Company or any of its Subsidiaries to purchase or repurchase any notes, bonds or instruments of any kind except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not cause a Company Material Adverse Effect.


          (b) Except (i) for applicable requirements, if any, of the Exchange Act, the Securities Act, and state securities or "blue sky" laws ("Blue Sky Laws"), (ii) for the filing of the Certificate of Merger pursuant to the DGCL and the filing of the Articles of Merger pursuant to the MGCL, (iii) for other governmental approvals required under the applicable laws of any foreign jurisdiction, (iv) for the approval of this Agreement by the requisite vote of the holders of Company Common Stock, and
(v) with respect to matters set forth in Sections 3.6(a) or 3.6(b) of the Company Disclosure Schedule, no consent, approval or authorization of, permit from, or declaration, filing or registration with, any Governmental Entity, or any other Person is required to be made or obtained by the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except where the failure to obtain such consent, approval, authorization, permit or declaration or to make such filing or registration would not, individually or in the aggregate, cause a Company Material Adverse Effect.

          Section 3.7    Compliance.

          The Company and each of its Subsidiaries is in compliance with all foreign, federal, state and local laws and regulations applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof, except to the extent that failure to comply would not, individually or in the aggregate, cause a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written notice asserting a failure, or possible failure, to comply with any such law or regulation, the subject of which written notice has not been resolved as required thereby or otherwise to the satisfaction of the party sending the notice, except for such failures as would not, individually or in the aggregate, cause a Company Material Adverse Effect.

          Section 3.8    SEC Reports.

          (a) The Company has filed with the SEC and made available to HCPI true and complete copies of each registration statement, proxy or information statement, form, report and other document required to be filed by the Company or any of its Subsidiaries with the SEC since January 1, 1996 (collectively, the "Company SEC Reports"). As of their respective dates, with respect to Company SEC Reports filed pursuant to the Exchange Act, and as of their respective effective dates, as to Company SEC Reports filed pursuant to the Securities Act, the Company SEC Reports and any registration statements, reports, forms, proxy or information statements and other documents filed by the Company with the SEC after the date of this Agreement (i) complied, or, with respect to those not yet filed, will comply, in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and (ii) did not, or, with respect to those not yet filed, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (b) Each of the consolidated balance sheets included in or incorporated by reference into the Company SEC Reports (including the related notes and schedules) presents fairly, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of its date, and each of the consolidated statements of income, retained earnings and cash flows of the Company included in or incorporated by reference into the Company SEC Reports (including any related notes and schedules) presents fairly, in all material respects, the results of operations, retained earnings or cash flows, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

          (c) Except as set forth in the Company SEC Reports, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of the Company or in the notes thereto, prepared in accordance with GAAP consistently applied, except for (i) liabilities or obligations that were so reserved on, or reflected in (including the notes to), the consolidated balance sheet of the Company as of March 31, 1999, (ii) liabilities or obligations arising in the ordinary course of business (including trade indebtedness and liabilities, obligations and secured debt assumed in connection with the acquisition of properties by the Company or its Subsidiaries) since March 31, 1999, and (iii) liabilities or obligations which would not, individually or in the aggregate, cause a Company Material Adverse Effect.

          Section 3.9    Absence of Certain Changes.

          Except as set forth in the Company SEC Reports and except for the transactions expressly contemplated hereby, since March 31, 1999, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course consistent with past practices (including the incurrence of trade indebtedness and liabilities, obligations and secured debt assumed in connection with the acquisition of properties by the Company or its Subsidiaries) and there has not been any change in the Company's business, operations, condition (financial or otherwise), results of operations, Assets or liabilities, except for changes expressly contemplated hereby or changes which, individually or in the aggregate, have not caused or will not cause a Company Material Adverse Effect.

          Section 3.10   Litigation.

          Except as set forth in the Company SEC Reports, there is no Action instituted, pending or, to the Knowledge of the Company, threatened, in each case against the Company, any of its Subsidiaries or any of their respective Assets which, individually or in the aggregate, directly or indirectly, would have a Company Material Adverse Effect, nor is there any outstanding judgment, decree or injunction, in each case against the Company, any of its Subsidiaries or any of their respective Assets or any statute, rule or order of any Governmental Entity applicable to the Company or any of its Subsidiaries which, individually or in the aggregate, has caused, or would cause, a Company Material Adverse Effect.

          Section 3.11   Taxes.

          (a) The Company and its Subsidiaries have (i) duly filed (or there have been filed on their behalf) or have duly filed for an appropriate extension with the appropriate Governmental Entities all Tax Returns required to be filed by them and such Tax Returns are true, correct and complete in all material respects, and (ii) duly paid in full all Taxes required to have been paid by them, whether or not shown to be due on such Tax Returns, provided, however, to the extent the foregoing clauses (i) or
(ii) relate to Taxes for which a tenant is responsible pursuant to a Company Lease, to the Knowledge of the Company, such clauses (i) and (ii) are true with respect to such tenant;

          (b) No written claim is pending by an authority in a jurisdiction where any of the Company and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction;

          (c) No federal income Tax Returns of the Company or its Subsidiaries have been audited for the Company's taxable years beginning on or after January 1, 1990, and no federal or state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries has received a written notice of any threatened audits with respect to Taxes or Tax Returns of the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency;

          (d) Section 3.11(d) of the Company Disclosure Schedule sets forth, with respect to those taxable years for which Tax Returns have not yet been filed, the taxable years of the Company and its Subsidiaries as to which extensions to file Tax Returns have been requested or any waiver of the applicable statute of limitations has been executed;

          (e) The Internal Revenue Service has not asserted against the Company or any of its Subsidiaries any deficiency or claim for Taxes with respect to the Company's taxable years beginning on or after January 1, 1990, and no other taxing authority (whether domestic or foreign) has asserted against the Company or any of its Subsidiaries any deficiency or claim for Taxes in excess of $100,000 for any of the Company's taxable years beginning on or after January 1 1990;

          (f) There are no Liens for Taxes upon any Assets of the Company or any Subsidiary thereof, except for Liens for Taxes not yet due or delinquent or for which a tenant is responsible under a lease for real property. With respect any such Taxes for which a tenant is responsible, to the Knowledge of the Company, no such Taxes are delinquent. No written power of attorney that has been granted by the Company or any of its Subsidiaries (other than to the Company or a Subsidiary) currently is in force with respect to any matter relating to Taxes;

          (g) Neither the Company nor any of its Subsidiaries has, with regard to any Assets held by any of them, agreed to have Section 341(f)(2) of the Code apply to any disposition of a "subsection (f) asset" (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its Subsidiaries;

          (h) None of the Company and its Subsidiaries is a party to any Tax allocation or sharing agreement;

          (i) None of the Company and its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or
(ii) has any liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise;

          (j) Since the Company's taxable year ending December 31, 1987, the Company has not incurred and does not expect to incur through the Closing Date any liability for Taxes under Section 857(b), 860(c) or 4981 of the Code, and neither the Company nor any of its Subsidiaries has incurred any material liability for Taxes other than in the ordinary course of business. To the Knowledge of the Company, no event has occurred and no condition or circumstance exists which presents a material risk that any material Tax described in the preceding sentence will be imposed upon the Company.

          (k) The Company (i) for all taxable years commencing with 1987 through the most recent December 31, has been subject to taxation as a REIT and has satisfied all requirements to qualify as a REIT for such years,
(ii) has operated in such a manner as to qualify as a REIT, and will continue to operate through the Closing Date in such a manner as to qualify as a REIT, (iii) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and, to the Knowledge of the Company, no such challenge is pending or threatened, and (iv) has not granted any exception to its stock ownership limits set forth in its certificate of incorporation or other governing document(s) relating to its tax status as a REIT. Each Subsidiary of the Company that is a state law partnership or limited liability company has been since its formation and continues to be treated for federal income tax purposes as a partnership (or a disregarded entity) and not as a corporation or an association or publicly traded partnership taxable as a corporation. Each other Subsidiary of the Company has been since its formation, and continues to be treated for federal income purposes as a "qualified REIT subsidiary" as defined in Section 856(i) of the Code. Neither the Company nor any Subsidiary of the Company holds any Asset the disposition of which would be subject to rules similar to Section 1374 of the Code as a result of an election under IRS Notice 88-19.

          Section 3.12   Employee Benefit Plans.

          (a) Section 3.12 of the Company Disclosure Schedule contains a complete list of all Employee Plans of the Company and its Subsidiaries as of the date hereof. True and complete copies or descriptions of the Employee Plans of the Company and its Subsidiaries, including, without limitation, trust instruments, if any, that form a part thereof, and all amendments thereto, have been furnished or made available to HCPI and its counsel.

          (b) Each of the Employee Plans of the Company and its Subsidiaries (other than any Multiemployer Plan) has been administered and is in substantial compliance with the terms of such Employee Plan and all applicable laws, rules and regulations. Each Pension Plan of the Company or its Subsidiaries which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service with respect to "TRA" (as defined in Section 1 of Rev. Proc. 93-39) (except with respect to the amendment to the Company's Money Purchase Pension Plan referred to in Section 5.1(e)), and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter. All contributions required to be made under the terms of any Employee Plan of the Company or its Subsidiaries have been timely made or have been reflected in the consolidated balance sheets included in or incorporated by reference in the Company SEC Reports. Neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Pension Plan of the Company or its Subsidiaries pursuant to Section 401(a)(29) of the Code.

          (c) No "reportable event" (as such term is used in Section 4043 of ERISA) for which the notice requirements to the Pension Benefit Guaranty Corporation have not been waived, or "accumulated funding deficiency" (as such term is used in Section 412 of the Code or Section 302 of ERISA), whether or not waived, has heretofore occurred with respect to any Pension Plan (other than any Multiemployer Plan) of the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries has engaged in a transaction in violation of Section 406 or 407 of ERISA or any transaction with respect to any Employee Plan that, in either case, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

          (d) There is no material Action relating to or seeking benefits under any Employee Plan of the Company or any of its Subsidiaries that is pending or, to the Company's Knowledge, threatened against the Company, any of its Subsidiaries, any of their ERISA Affiliates, or any of the Employee Plans of the Company or any of its Subsidiaries, other than routine claims for benefits.

          (e) The Company has not incurred any withdrawal or other liability with respect to any Multiemployer Plan of the Company or any of its Subsidiaries under Title IV of ERISA which remains unsatisfied.

          (f) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company, any of its Subsidiaries or their ERISA Affiliates with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them.

          (g) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in the acceleration or creation of any rights of any current or former employee of the Company or any of its Subsidiaries to benefits under any Employee Plan (including, without limitation, the acceleration of the vesting or exercisability of any stock options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any Pension Plan or the acceleration or creation of any rights under any severance, parachute or change in control agreement).

          (h) Under each Pension Plan of the Company or its Subsidiaries which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities," within the meaning of
Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Pension Plan, and there has been no material change in the financial condition of such Pension Plan since the last day of the most recent plan year.

          (i) Neither the Company nor any of its Subsidiaries has any obligations for retiree health and life insurance benefits under any Employee Plan of the Company or its Subsidiaries, except as required under
Section 4980B of the Code or Title I, Subtitle B, Part 6 of ERISA.

          Section 3.13   Properties.

          (a) Section 3.13(a) of the Company Disclosure Schedule lists all real properties owned in fee simple by the Company and its Subsidiaries (the "Company Owned Property") and all real properties leased by the Company and its Subsidiaries as lessee (the "Company Leased Property"), which are all of the real properties owned or leased by them. The Company Owned Property and the Company Leased Property is referred to herein collectively as the "Company Real Property."

          (b) The Company and its Subsidiaries have fee simple title to the Company Owned Property, and a valid leasehold interest in the Company Leased Property, sufficient to allow the Company and its Subsidiaries, taken as a whole, to conduct its business of leasing property to third parties as currently conducted. The Company Real Property is not subject to any Encumbrances, except for any Permitted Encumbrances.

          (c) Except as set forth on Section 3.14(a) of the Company Disclosure Schedule or as disclosed in the Company SEC Reports, the Company Real Property is not encumbered by any material debt.

          (d) Valid policies of title insurance have been issued insuring the Company's or its applicable Subsidiary's fee simple title to the Company Owned Property or the Company's or its applicable Subsidiary's leasehold interest in the Company Leased Property, as appropriate, in an amount at least equal to the original purchase price thereof, subject only to the matters disclosed in Sections 3.13(a), (b) and (c) above together with the corresponding provisions of the Company Disclosure Schedule, and, to the Knowledge of the Company, such policies are, at the date hereof, in full force and effect and no material claim has been made against any such policy.

          (e) To the Knowledge of the Company all (i) certificates, permits or licenses from any Governmental Entity having jurisdiction over any Company Real Property and (ii) agreements, easements or other rights, necessary to permit the lawful use and operation of the buildings and improvements on any of the Company Real Property have been obtained and are in full force and effect, except where the failure to maintain the same would not cause a Company Material Adverse Effect, and the Company does not have any Knowledge of any pending threat or modification or cancellation of the same. No Company Real Property is located outside of the United States and neither the Company nor any of its Subsidiaries conducts its business of owning, leasing or operating properties outside of the United States. All work to be performed, payments to be made and actions to be taken by the Company or its Subsidiaries prior to the date hereof pursuant to any agreement entered into with a Governmental Entity in connection with a site approval, zoning reclassification or other similar action relating to a Company Real Property has been performed, paid or taken, as the case may be, and the Company has no Knowledge of any planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements in each such case, which is, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole.

          (f) The Company has not received any written notice or written notices of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any Company Real Property issued by any Governmental Entity except for such notice or notices which would not have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written notice to the effect that any condemnation or rezoning proceedings are pending or threatened with respect to any Company Real Property, except where any such written notice of such a proceeding would not, individually or in the aggregate, cause a Company Material Adverse Effect.

          (g) Except as would not, individually or in the aggregate, cause a Company Material Adverse Effect, there is no (i) material structural defect relating to the Company Real Property, (ii) Company Real Property whose building systems are not in working order in any material respect or
(iii) physical damage to any Company Real Property in excess of $100,000 or current renovation or restoration of Company Real Property the remaining cost of which exceeds $100,000 for which there is no insurance in effect covering the cost of such damage, renovation or restoration, except for the payment by the Company of a deductible under the applicable insurance policy.

          (h) Each copy of any Company Lease which has been delivered to, or made available for review by, HCPI as of the date hereof has been a true and correct copy of such Company Lease as amended to date. True and correct copies of all other Company Leases, as amended, will be delivered to, or made available for review by, HCPI reasonably promptly after the date hereof. Section 3.13(h) of the Company Disclosure Schedule lists the following information with respect to each Company Lease that covers more than 7,500 square feet of space:

               (i)  the name of the lessee;

               (ii) the expiration date;

               (iii) the term of any options by the lessee to renew (exclusive of any Company Leases relating to multi-tenant medical office space); and

               (iv) the amount of periodic fixed rentals due under the Company Lease.

          (i) All regularly scheduled rent payments due under each Company Lease have been paid during the period March 31, 1999 through the date hereof, and to the Company's Knowledge, no lessee is in material default, and no condition or event exists which with the giving of notice or the passage of time, or both, would constitute a material default by any lessee or contracting party, under any Company Lease.

          (j) The Company Leases are in full force and effect except where the failure of the foregoing to be true would not have a material affect on the ability of the Company and its Subsidiaries, taken as a whole, to operate their businesses. None of the Company nor any of its Subsidiaries is in material default under any Company Lease, and, to the Knowledge of the Company, no material defaults (unless subsequently cured) by the Company or its Subsidiaries have been alleged thereunder.

          Section 3.14   Contracts.

          (a) Section 3.14(a) of the Company Disclosure Schedule contains a complete and accurate list of all Company Contracts, other than the Company Contracts which have been filed as an exhibit to the Company SEC Reports. Each copy of a Company Contract which has been delivered to, or made available for review by, HCPI is a true and correct copy of such Company Contract as amended to date.

          (b) As of the date of this Agreement, (i) each of the Company Contracts is valid and binding upon the Company or the applicable Subsidiary of the Company in accordance with its terms and is in full force and effect, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally or general equitable principles (whether considered in a proceeding in equity or at law), (ii) there is no material breach or violation of or default by the Company or any of its Subsidiaries under any of the Company Contracts, except if such breach, violation or default has been waived, and (iii) no event has occurred with respect to the Company or any of its Subsidiaries which, with notice or lapse of time or both, would constitute a material breach, violation or default, or give rise to a right of termination, modification, cancellation, foreclosure, imposition of a Lien, prepayment or acceleration under any of the Company Contracts, which breach, violation, default or other occurrence referred to in clauses (ii) or
(iii), individually or in the aggregate with other such breaches, violations, defaults or other occurrences referred to in clauses (ii) or
(iii), would cause a Company Material Adverse Effect.

          Section 3.15   Labor Relations.

          Except as would not cause a Company Material Adverse Effect,
(i) there are no controversies pending or, to the Knowledge of the Company, threatened between the Company or any of its Subsidiaries and any of their respective employees; (ii) neither the Company nor any of its Subsidiaries is a party, or otherwise subject, to any collective bargaining agreement or similar contract; (iii) there are no proceedings asserting unfair labor practice charges pending against the Company or any of its Subsidiaries before the National Labor Relations Board, or any similar foreign labor relations governmental bodies; and (iv) there is no strike, slowdown, work stoppage or lockout, or, to the Knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any of its Subsidiaries.

          Section 3.16   Intellectual Property.

          The Company and each of its Subsidiaries has good title to, or is validly licensed to use, all of the Intellectual Property material to the business of the Company and its Subsidiaries, taken as a whole, free of all material Liens. The consummation of the Merger will not result in the loss of any rights by the Company or any of its Subsidiaries in any Intellectual Property material to the business of the Company and its Subsidiaries, taken as a whole.

          Section 3.17   Environmental Matters.

          Except as set forth in the Company SEC Reports, and except as, individually or in the aggregate, has not had, and would not cause, a Company Material Adverse Effect, the Company, each of its Subsidiaries and, to the Knowledge of the Company, each tenant or operator of Company Real Property (a) have obtained all applicable permits, licenses and other authorizations which are required to be obtained under all applicable Environmental Laws by the Company or its Subsidiaries; (b) are in material compliance with all terms and conditions of such required permits, licenses and authorizations, and also are in material compliance with all other applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws; (c) have not received a written notice of any uncured past or present violations of Environmental Laws, or of any event, incident or Action preventing continued compliance with such Environmental Laws, or giving rise to any common law environmental liability, or forming the basis of any Action against the Company or any of its Subsidiaries based on or resulting from the manufacture, processing, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment, of any Hazardous Material; and (d) have taken all actions required under applicable Environmental Laws to register any products or materials required to be registered by the Company or its Subsidiaries thereunder. This Section 3.17 constitutes the sole representation of the Company concerning any Environmental Law or Hazardous Substance.

          Section 3.18   Opinion of Financial Advisor.

          The Company Board has received an opinion of Goldman, Sachs & Co. (the "Company Financial Advisor") to the effect that, as of the date hereof, Exchange Ratio is fair to the holders of shares of Company Common Stock from a financial point of view. As of the date of the filing of the Joint Proxy Statement/Prospectus with the SEC, and as of the effective date of the Registration Statement, the Company will have been authorized by the Company Financial Advisor to permit, subject to prior review and consent by such Company Financial Advisor, the inclusion of such fairness opinion (or a reference thereto) in the Joint Proxy Statement/Prospectus and in the Registration Statement, respectively.

          Section 3.19   Brokers.

          No broker, finder or investment banker (other than the Company Financial Advisor, the fees and expenses of which will be paid by the Company) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has heretofore furnished to HCPI a complete and correct copy of all agreements between the Company and the Company Financial Advisor pursuant to which such firm would be entitled to any such payment.

          Section 3.20   Vote Required.

          The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger. The Company Board, at a meeting duly called and held, by vote, subject to its right to withdraw its support of the Merger and the transactions contemplated by this Agreement and recommend an Acquisition Proposal or Acquisition Transaction pursuant to
Section 6.3 hereof, (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and in the best interests of the Company, (b) approved this Agreement and the transactions contemplated hereby, including the Merger, (c) declared that this Agreement is advisable, and (d) resolved to recommend that the holders of the shares of the Company Common Stock approve this Agreement and the transactions contemplated hereby, including the Merger.

          Section 3.21   Accounting and Tax Matters.

          None of the Company, its Subsidiaries, directors, officers or agents has taken or agreed to take any action, nor does any executive officer know of any circumstances, that (without regard to any action taken or agreed to be taken by HCPI or any of its Affiliates) would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          Section 3.22   Insurance.

          All fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by the Company or any of its Subsidiaries with coverage of loss payouts in excess of $15,000,000 are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective Assets, and are in character and amount at least equivalent to that carried by Persons engaged in similar businesses and substantially equivalent to that carried by Persons engaged in similar businesses and subject to the same or similar perils or hazards except for any such failures to carry or maintain insurance policies that, individually or in the aggregate, would not cause a Company Material Adverse Effect.

          Section 3.23   Takeover Provisions Inapplicable.

          The Company has taken all action necessary, if any, to exempt the transactions contemplated by this Agreement from the operation of any "fair price," "moratorium," "control share acquisition" or any other anti-takeover statute enacted under the laws of the State of Delaware.

          Section 3.24   No Material Adverse Effect.

          Except as disclosed in the Company SEC Reports, to the Knowledge of the Company, no current fact alone or together with another current fact would cause a Company Material Adverse Effect.

          Section 3.25   Rights Plan.

          The entering into of this Agreement and the consummation of the transactions contemplated hereby (whether or not in combination with the existing ownership of shares of Company Common Stock by HCPI or its Subsidiaries as described in Section 4.26) do not and will not result in the grant of any rights to any Person under the Company Rights Plan or enable or require the Company Rights to be exercised, distributed or triggered and there has been no event which has enabled or required the Company Rights to be exercised, distributed or triggered.

          Section 3.26   Kendall Replacement Properties.

          Section 3.26 of the Company Disclosure Schedule lists certain properties that have been identified as potential replacement properties in accordance with Treasury Regulation Section 1.1031(k)-1(c) and sets forth, for each such property, (a) the purchase price reflected in a letter of intent or purchase agreement relating thereto (or, if there is no letter of intent or purchase agreement reflecting a purchase price, a good faith reasonable estimate of the price at which the Company believes such property could be purchased) and (b) a good faith reasonable estimate of the first 12 months' cash return on investment based on such purchase price or estimated purchase price (calculated in a manner consistent with the manner in which the Company customarily calculates returns on investment for similar acquisitions).

                                ARTICLE IV.
                  REPRESENTATIONS AND WARRANTIES OF HCPI

          HCPI represents and warrants to the Company that the statements contained in this Article IV are true and correct except as set forth herein and in the disclosure schedule delivered by HCPI to the Company on or before the date of this Agreement (the "HCPI Disclosure Schedule"). The HCPI Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Agreement and the disclosure in any paragraph shall qualify other paragraphs in this Agreement only to the extent that such disclosure specifically references the fact that it also qualifies or applies to such other specified paragraphs.

          Section 4.1    Organization and Qualification.

          HCPI and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the corporate power and authority to own and operate its businesses as presently conducted. HCPI and each of its Subsidiaries is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the ownership or operation of its properties or the nature of its activities makes such qualification necessary, except for such failures of HCPI and any of its Subsidiaries to be so qualified as would not, when taken with all other such failures, cause a HCPI Material Adverse Effect. HCPI has previously made available to the Company true and correct copies of its articles of restatement and bylaws as currently in effect.

          Section 4.2    Authorization; Validity and Effect of Agreement.

          HCPI has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby subject to the adoption and approval of this Agreement by the requisite vote of the holders of HCPI Common Stock. The execution and delivery of this Agreement by HCPI and the performance by HCPI of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by the HCPI Board and all other necessary corporate action on the part of HCPI, other than the adoption and approval of this Agreement by the requisite vote of the holders of HCPI Common Stock, and no other corporate proceedings on the part of HCPI are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by HCPI and constitutes a legal, valid and binding obligation of HCPI, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law).

          Section 4.3    Capitalization.

          (a) The authorized capital stock of HCPI consists of (i) 100,000,000 shares of HCPI Common Stock and (ii) 50,000,000 shares of preferred stock, par value $1.00 per share, of which 2,760,000 shares have been designated as HCPI Series A Preferred Stock, 5,750,000 shares have been designated HCPI Series B Preferred Stock, and 40,000 shares have been designated HCPI Series C Preferred Stock. As of July 16, 1999, there were issued and outstanding (i) 32,044,176 shares of HCPI Common Stock,
(ii) 2,760,000 shares of HCPI Series A Preferred Stock and (iii) 5,385,000 shares of HCPI Series B Preferred Stock. HCPI have reserved for issuance a sufficient number of shares of HCPI Stock to consummate the Merger.
Section 4.3(a) of the HCPI Disclosure Schedule sets forth the number of shares of HCPI Stock and each other class of capital stock of HCPI reserved for future issuance as of July 16, 1999 under each of the HCPI Stock Plans or otherwise and the HCPI Stock Plan or other agreement pursuant to which they have been reserved. Since July 16, 1999, no shares of HCPI Stock or any other capital stock of HCPI have been issued or reserved for issuance, except for shares of HCPI Stock issued in respect of the exercise, conversion or exchange of HCPI Stock Rights outstanding as of July 16, 1999. Section 4.3(a) of the HCPI Disclosure Schedule also sets forth as of the date hereof, the date on which each HCPI Stock Right currently outstanding was issued, the dates on which each such outstanding and unvested HCPI Stock Right vests, the class and number of shares of HCPI Stock or other capital stock of HCPI for or into which each such HCPI Stock Right is exercisable, convertible or exchangeable and the exercise price thereof. Except as set forth in this Section 4.3(a) or Section 4.3(a) of the HCPI Disclosure Schedule, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which HCPI or any of its Subsidiaries is a party or by which any of them is bound obligating HCPI or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of HCPI Stock or any other capital stock of HCPI or its Subsidiaries or other voting securities of HCPI or its Subsidiaries, or obligating HCPI or its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking, and neither HCPI and its Subsidiaries have granted any stock appreciation rights or any other contractual rights the value of which is derived from the financial performance of HCPI or the value of shares of HCPI Stock or any other capital stock of HCPI. There are no obligations, contingent or otherwise, of HCPI or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of HCPI Stock or any other capital stock of HCPI or the capital stock or ownership interests of any Subsidiary of HCPI or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any other entity, other than guarantees of bank obligations or indebtedness for borrowed money of Subsidiaries entered into in the ordinary course of business. Neither HCPI nor any of its Subsidiaries is holding or owns any shares of HCPI Stock on behalf of third parties.

          (b) There is no issued and outstanding Voting Debt of HCPI or any of its Subsidiaries. Except as reserved for future grants of options under the HCPI Stock Plans as of the date hereof, (i) there are no shares of capital stock of any class of, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding; (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which HCPI or any of its Subsidiaries is a party or by which it is bound obligating HCPI or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other ownership interests (including Voting Debt) of HCPI or any of its Subsidiaries or obligating HCPI or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement; and (iii) there are no voting trusts, proxies or other voting agreements or understandings currently in effect with respect to the shares of capital stock of HCPI to which HCPI or any of its Subsidiaries is currently a party or of which HCPI currently has Knowledge. All shares of HCPI Common Stock subject to issuance as specified in this Section 4.3(b) or in Section 4.3(b) of the HCPI Disclosure Schedule are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable.

          Section 4.4    Subsidiaries.

          Other than Subsidiaries of HCPI formed or acquired after the date hereof in connection with the acquisition of real property in the ordinary course of business (of which HCPI has provided notice to the Company prior to any such formation or acquisition), Section 4.4 of the HCPI Disclosure Schedule sets forth all Subsidiaries of HCPI. All of the outstanding shares of capital stock (including shares which may be issued upon exercise of outstanding options) or other ownership interests of each of HCPI's Subsidiaries are duly authorized, validly issued, fully paid and non-assessable and all such shares and ownership interests are owned by HCPI or a Subsidiary of HCPI free and clear of all Liens. HCPI owns, directly or indirectly, all of the issued and outstanding capital stock and other ownership interests of each of its Subsidiaries, free and clear of all Liens, and there are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements, commitments or obligations of any character relating to the outstanding capital stock or other securities of any Subsidiary of HCPI or which would require any Subsidiary of HCPI to issue or sell any shares of its capital stock, ownership interests or securities convertible into or exchangeable for shares of its capital stock or ownership interests.

          Section 4.5    Other Interests.

          Neither HCPI nor any of HCPI's Subsidiaries owns or has the right or option to acquire, directly or indirectly, any interest or investment in (whether equity or debt) any business or Person (other than HCPI's Subsidiaries and other than rights held by HCPI or its Subsidiaries identified in Section 4.4 of the HCPI Disclosure Schedule or, after the date hereof, acquisitions of real property in the ordinary course of business, and Persons owning real property, in the ordinary course of business (of which HCPI will have provided notice to the Company prior to any such acquisition)). To the Knowledge of HCPI, no Person owns or has owned, actually or constructively (as such term is used for purposes of the not closely held requirement set forth in Section 856(a)(6) of the Code or
Section 856(d)(5) of the Code) in excess of 9.9% in value of the outstanding stock of HCPI.

          Section 4.6    No Conflict; Required Filings and Consents.

          (a) Neither the execution and delivery of this Agreement nor the performance by HCPI of its obligations hereunder, nor the consummation of the transactions contemplated hereby, will: (i) conflict with HCPI's charter or bylaws or the comparable charter or organizational documents of any of its Subsidiaries; (ii) assuming satisfaction of the requirements set forth in Section 4.6(b) below, violate any statute, law, ordinance, rule or regulation, applicable to HCPI or any of its Subsidiaries or any of their Assets; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, permit the termination of any provision of, result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of HCPI or any of its Subsidiaries under, result in the creation or imposition of any Lien upon any Assets of HCPI or any of its Subsidiaries under, or give rise to any third party's right of first refusal, or other similar right, under any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment or any order, judgment or decree to which HCPI or any of its Subsidiaries is a party or by which HCPI or any of its Subsidiaries or any of their respective Assets are bound or encumbered, or give any Person the right to require HCPI or any of its Subsidiaries to purchase or repurchase any notes, bonds or instruments of any kind except, in the case of clauses
(ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not cause a HCPI Material Adverse Effect.

          (b) Except (i) for applicable requirements, if any, of the Exchange Act, the Securities Act, and Blue Sky Laws, (ii) for the filing of the Certificate of Merger pursuant to the DGCL and the filing of the Articles of Merger pursuant to the MGCL, (iii) for other governmental approvals required under the applicable laws of any foreign jurisdiction,
(iv) for the approval of this Agreement by the requisite vote of the holders of HCPI Common Stock, and (v) with respect to matters set forth in Sections 4.6(a) or 4.6(b) of the HCPI Disclosure Schedule, no consent, approval or authorization of, permit from, or declaration, filing or registration with, any Governmental Entity, or any other Person is required to be made or obtained by HCPI or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except where the failure to obtain such consent, approval, authorization, permit or declaration or to make such filing or registration would not, individually or in the aggregate, cause a HCPI Material Adverse Effect.

          Section 4.7    Compliance.

          HCPI and each of its Subsidiaries is in compliance with all foreign, federal, state and local laws and regulations applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof, except to the extent that failure to comply would not, individually or in the aggregate, cause a HCPI Material Adverse Effect. Neither HCPI nor any of its Subsidiaries has received any written notice asserting a failure, or possible failure, to comply with any such law or regulation, the subject of which written notice has not been resolved as required thereby or otherwise to the satisfaction of the party sending the notice, except for such failure as would not, individually or in the aggregate, cause a HCPI Material Adverse Effect.

          Section 4.8    SEC Reports.

          (a) HCPI has filed with the SEC and made available to the Company true and complete copies of each registration statement, proxy or information statement, form, report and other document required to be filed by HCPI or any of its Subsidiaries with the SEC since January 1, 1996 (collectively, the "HCPI SEC Reports"). As of their respective dates, with respect to HCPI SEC Reports filed pursuant to the Exchange Act, and as of their respective effective dates, as to HCPI SEC Reports filed pursuant to the Securities Act, the HCPI SEC Reports and any registration statements, reports, forms, proxy or information statements and other documents filed by HCPI with the SEC after the date of this Agreement (i) complied, or, with respect to those not yet filed, will comply, in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and (ii) did not, or, with respect to those not yet filed, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (b) Each of the consolidated balance sheets included in or incorporated by reference into HCPI SEC Reports (including the related notes and schedules) presents fairly, in all material respects, the consolidated financial position of HCPI and its consolidated Subsidiaries as of its date, and each of the consolidated statements of income, retained earnings and cash flows of HCPI included in or incorporated by reference into HCPI SEC Reports (including any related notes and schedules) presents fairly, in all material respects, the results of operations, retained earnings or cash flows, as the case may be, of HCPI and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

          (c) Except as set forth in the HCPI SEC Reports, neither HCPI nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of HCPI or in the notes thereto, prepared in accordance with GAAP consistently applied, except for (i) liabilities or obligations that were so reserved on, or reflected in (including the notes to), the consolidated balance sheet of HCPI as of March 31, 1999, (ii) liabilities or obligations arising in the ordinary course of business (including trade indebtedness and liabilities, obligations and secured debt assumed in connection with the acquisition of properties by HCPI or its Subsidiaries) since March 31, 1999, and (iii) liabilities or obligations which would not, individually or in the aggregate, cause a HCPI Material Adverse Effect.

          Section 4.9    Absence of Certain Changes.

          Except as set forth in the HCPI SEC Reports and except for the transactions expressly contemplated hereby, since March 31, 1999, HCPI and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course consistent with past practices (including the incurrence of trade indebtedness and liabilities, obligations and secured debt assumed in connection with the acquisition of properties by HCPI or its Subsidiaries) and there has not been any change in HCPI's business, operations, condition (financial or otherwise), results of operations, Assets or liabilities, except for changes expressly contemplated hereby or changes which, individually or in the aggregate, have not caused or will not cause a HCPI Material Adverse Effect.

          Section 4.10   Litigation.

          Except as set forth in the HCPI SEC Reports, there is no Action instituted, pending or, to the Knowledge of HCPI, threatened, in each case against HCPI, any of its Subsidiaries or any of their respective Assets which, individually or in the aggregate, directly or indirectly, would have a HCPI Material Adverse Effect, nor is there any outstanding judgment, decree or injunction, in each case against HCPI, any of its Subsidiaries or any of their respective Assets, or any statute, rule or order of any Governmental Entity applicable to HCPI or any of its Subsidiaries which, individually or in the aggregate, has caused, or would cause, a HCPI Material Adverse Effect.

          Section 4.11   Taxes.

          (a) HCPI and its Subsidiaries have (i) duly filed (or there have been filed on their behalf) or have duly filed for an appropriate extension, with the appropriate Governmental Entities all Tax Returns required to be filed by them and such Tax Returns are true, correct and complete in all material respects, and (ii) duly paid in full all Taxes required to have been paid by them, whether or not shown to be due on such Tax Returns, provided, however, to the extent the foregoing clauses (i) or
(ii) relate to Taxes for which a tenant is responsible pursuant to a HCPI Lease, to the Knowledge of HCPI, such clauses (i) and (ii) are true with respect to such tenant;

          (b) No written claim is pending by an authority in a jurisdiction where any of HCPI and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction;

          (c) No federal income Tax Returns of HCPI or its Subsidiaries have been audited for HCPI's taxable years beginning on or after January 1, 1990, and no federal or state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of HCPI or its Subsidiaries, and neither HCPI nor any of its Subsidiaries has received a written notice of any threatened audits with respect to Taxes or Tax Returns of HCPI or any of its Subsidiaries, and neither HCPI nor any of its Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency;

          (d) Section 4.11(d) of the HCPI Disclosure Schedule sets forth , with respect to those taxable years for which Tax Returns have not yet been filed, the taxable years of HCPI and its Subsidiaries as to which extensions to file Tax Returns have been requested or any waiver of the applicable statute of limitations has been executed;

          (e) The Internal Revenue Service has not asserted against HCPI or any of its Subsidiaries any deficiency or claim for Taxes with respect to HCPI's taxable years beginning on or after January 1, 1990, and no other taxing authority (whether domestic or foreign) has asserted against HCPI or any of its Subsidiaries any deficiency or claim for Taxes in excess of $100,000 for any of HCPI's taxable years beginning on or after January 1, 1990;

          (f) There are no Liens for Taxes upon any Assets of HCPI or any Subsidiary thereof, except for Liens for Taxes not yet due or delinquent or for which a tenant is responsible under a lease for real property. With respect to any such Taxes for which a tenant is responsible, to the Knowledge of HCPI no such Taxes are delinquent. No written power of attorney that has been granted by HCPI or any of its Subsidiaries (other than to HCPI or a Subsidiary) currently is in force with respect to any matter relating to Taxes;

          (g) Neither HCPI nor any of its Subsidiaries has, with regard to any Assets held by any of them, agreed to have Section 341(f)(2) of the Code apply to any disposition of a "subsection (f) asset" (as such term is defined in Section 341(f)(4) of the Code) owned by HCPI or any of its Subsidiaries;

          (h) None of HCPI and its Subsidiaries is a party to any Tax allocation or sharing agreement;

          (i) None of HCPI and its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was HCPI) or (ii) has any liability for the Taxes of any Person (other than any of HCPI and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise;

          (j) Since HCPI's taxable year ending December 31, 1985, HCPI has not incurred and does not expect to incur through the Closing Date any liability for Taxes under Section 857(b), 860(c) or 4981 of the Code, and neither HCPI nor any of its Subsidiaries has incurred any material liability for Taxes other than in the ordinary course of business. To the Knowledge of HCPI, no event has occurred and no condition or circumstance exists which presents a material risk that any material Tax described in the preceding sentence will be imposed upon HCPI.

          (k) HCPI (i) for all taxable years commencing with 1985 through the most recent December 31, has been subject to taxation as a REIT and has satisfied all requirements to qualify as a REIT for such years, (ii) has operated in such a manner as to qualify as a REIT, and will continue to operate through the Closing Date in such a manner as to qualify as a REIT,
(iii) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and, to the Knowledge of HCPI, no such challenge is pending or threatened, and (iv) has not granted any exception to its stock ownership limits set forth in its charter or other governing document(s) relating to its tax status as a REIT. Each Subsidiary of HCPI that is a state law partnership or limited liability company has been since its formation and continues to be treated for federal income tax purposes as a partnership (or a disregarded entity) and not as a corporation or an association or publicly traded partnership taxable as a corporation. Each other Subsidiary of HCPI has been since its formation, and continues to be treated for federal income Tax purposes as a "qualified REIT subsidiary" as defined in Section 856(i) of the Code. Neither HCPI nor any Subsidiary of HCPI holds any Asset the disposition of which would be subject to rules similar to Section 1374 of the Code as a result of an election under IRS Notice 88-19.

          Section 4.12   Employee Benefit Plans.

          (a) Section 4.12 of the HCPI Disclosure Schedule contains a complete list of all Employee Plans of HCPI and its Subsidiaries as of the date hereof. True and complete copies or descriptions of the Employee Plans of HCPI and its Subsidiaries, including, without limitation, trust instruments, if any, that form a part thereof, and all amendments thereto, have been furnished or made available to the Company and its counsel.

          (b) Each of the Employee Plans of HCPI and its Subsidiaries (other than any Multiemployer Plan) has been administered and is in substantial compliance with the terms of such Employee Plan and all applicable laws, rules and regulations. Each Pension Plan of HCPI or its Subsidiaries which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service with respect to "TRA" (as defined in Section 1 of Rev. Proc. 93-39), and HCPI is not aware of any circumstances likely to result in revocation of any such favorable determination letter. All contributions required to be made under the terms of any Employee Plan of HCPI or its Subsidiaries have been timely made or have been reflected in the consolidated balance sheets included in or incorporated by reference in the HCPI SEC Reports. Neither HCPI nor any of its Subsidiaries has provided, or is required to provide, security to any Pension Plan of HCPI or its Subsidiaries pursuant to Section 401(a)(29) of the Code.

          (c) No "reportable event" (as such term is used in Section 4043 of ERISA) for which the notice requirements to the Pension Benefit Guaranty Corporation have not been waived, or "accumulated funding deficiency" (as such term is used in section 412 of the Code or Section 302 of ERISA), whether or not waived, has heretofore occurred with respect to any Pension Plan (other than any Multiemployer Plan) of HCPI or its Subsidiaries. Neither HCPI nor any of its Subsidiaries has engaged in a transaction in violation of Section 406 or 407 of ERISA or any transaction with respect to any Employee Plan that, in either case, assuming the taxable period of such transaction expired as of the date hereof, could subject HCPI or any Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

          (d) There is no material Action relating to or seeking benefits under any Employee Plan of HCPI or any of its Subsidiaries that is pending or, to HCPI's Knowledge, threatened against HCPI, any of its Subsidiaries, any of their ERISA Affiliates, or any of the Employee Plans of HCPI or any of its Subsidiaries, other than routine claims for benefits.

          (e) HCPI has not incurred any withdrawal or other liability with respect to any Multiemployer Plan of HCPI or any of its Subsidiaries under Title IV of ERISA which remains unsatisfied.

          (f) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by HCPI, any of its Subsidiaries or their ERISA Affiliates with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them.

          (g) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in the acceleration or creation of any rights of any current or former employee of HCPI or any of its Subsidiaries to benefits under any Employee Plan (including, without limitation, the acceleration of the vesting or exercisability of any stock options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any Pension Plan or the acceleration or creation of any rights under any severance, parachute or change in control agreement).

          (h) Under each Pension Plan of HCPI or its Subsidiaries which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities," within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Pension Plan, and there has been no material change in the financial condition of such Pension Plan since the last day of the most recent plan year.

          (i) Neither HCPI nor any of its Subsidiaries has an obligations for retiree health and life insurance benefits under any Employee Plan of HCPI or its Subsidiaries, except as required under Section 4980B of the Code of Title I, Subtitle B, Part 6 of ERISA.

          Section 4.13   Properties.

          (a) Section 4.13(a) of the HCPI Disclosure Schedule lists all real properties owned in fee simple by HCPI and its Subsidiaries (the "HCPI Owned Property") and all real properties leased by HCPI and its Subsidiaries as lessee (the "HCPI Leased Property"), which are all of the real properties owned or leased by them. The HCPI Owned Property and the HCPI Leased Property is referred to herein collectively as the "HCPI Real Property."

          (b) HCPI and its Subsidiaries have fee simple title to the HCPI Owned Property, and a valid leasehold interest in the HCPI Leased Property, sufficient to allow HCPI and its Subsidiaries, taken as a whole, to conduct its business of leasing properties to third parties as currently conducted. The HCPI Real Property is not subject to any Encumbrances, except for any Permitted Encumbrances.

          (c)  Except as set forth on Section 4.14(a) of the HCPI
Disclosure Schedule or as disclosed in the HCPI SEC Reports, the HCPI Real Property is not encumbered by any material debt.

          (d) Valid policies of title insurance have been issued insuring HCPI's or its applicable Subsidiary's fee simple title to the HCPI Owned Property or HCPI's or its applicable Subsidiary's leasehold interest in the HCPI Leased Property, as appropriate, in an amount at least equal to the original purchase price thereof, subject only to the matters disclosed in Sections 4.13(a), (b) and (c) above together with the corresponding provisions of the HCPI Disclosure Schedule, and, to the Knowledge of HCPI, such policies are, at the date hereof, in full force and effect and no material claim has been made against any such policy.

          (e) To the Knowledge of HCPI all (i) certificates, permits or licenses from any Governmental Entity having jurisdiction over any HCPI Real Property and (ii) agreements, easements or other rights, necessary to permit the lawful use and operation of the buildings and improvements on any of the HCPI Real Property have been obtained and are in full force and effect, except where the failure to maintain the same would not cause a HCPI Material Adverse Effect and HCPI does not have any Knowledge of any pending threat or modification or cancellation of the same. No HCPI Real Property is located outside of the United States and neither HCPI nor any of its Subsidiaries conducts its business of owning, leasing or operating properties outside of the United States. All work to be performed, payments to be made and actions to be taken by HCPI or its Subsidiaries prior to the date hereof pursuant to any agreement entered into with a Governmental Entity in connection with a site approval, zoning reclassification or other similar action relating to a HCPI Real Property has been performed, paid or taken, as the case may be, and HCPI has no Knowledge of any planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements in each such case, which is, individually or in the aggregate, material to HCPI and its Subsidiaries taken as a whole.

          (f) HCPI has not received any written notice or written notices of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any HCPI Real Property issued by any Governmental Entity except for such notice or notices which would not have, individually or in the aggregate, a HCPI Material Adverse Effect. Neither HCPI nor any of its Subsidiaries has received any written notice to the effect that any condemnation or rezoning proceedings are pending or threatened with respect to any HCPI Real Property, except where any such written notice of such a proceeding would not, individually or in the aggregate, cause a HCPI Material Adverse Effect.

          (g) Except as would not, individually or in the aggregate, cause a HCPI Material Adverse Effect, there is no (i) material structural defect relating to the HCPI Real Property, (ii) HCPI Real Property whose building systems are not in working order in any material respect or (iii) physical damage to any HCPI Real Property in excess of $100,000 or current renovation or restoration to any HCPI Real Property the remaining cost of which exceeds $100,000 for which there is no insurance in effect covering the cost of such damage, renovation or restoration except for the payment by HCPI of a deductible under the applicable insurance policy.

          (h) Each copy of any HCPI Lease which has been delivered to, or made available for review by, the Company as of the date hereof has been a true and correct copy of such HCPI Lease as amended to date. True and correct copies of all other HCPI Leases, as amended, will be delivered to, or made available for review by, the Company reasonably promptly after the date hereof. Section 4.13(h) of the HCPI Disclosure Schedule lists the following information with respect to each HCPI Lease that covers more than 7,500 square feet of space:

               (i)  the name of the lessee;

               (ii) the expiration date;

               (iii) the term of any options by the lessee to renew (exclusive of any HCPI's Leases relating to multi-tenant medical office space); and

               (iv) the amount of periodic fixed rentals due under the HCPI
Lease.

          (i) All regularly scheduled rent payments due under each HCPI Lease have been paid during the period March 31, 1999 through the date hereof, and to HCPI's Knowledge, no lessee is in material default, and no condition or event exists which with the giving of notice or the passage of time, or both, would constitute a material default by any lessee or contracting party, under any HCPI Lease.

          (j) The HCPI Leases are in full force and effect, except where the failure of the foregoing to be true would not have a material effect on the ability of HCPI and its Subsidiaries, taken as a whole, to operate their businesses. None of HCPI nor any of its Subsidiaries is in material default under any HCPI Lease, and, to the Knowledge of HCPI, no material defaults (unless subsequently cured) by HCPI or its Subsidiaries have been alleged thereunder.

          Section 4.14   Contracts.

          (a) Section 4.14(a) of HCPI Disclosure Schedule contains a complete and accurate list of all HCPI Contracts, other than the HCPI Contracts which have been filed as an exhibit to the HCPI SEC Reports.
Each copy of a HCPI Contract which has been delivered to, or made available for review by, the Company is a true and correct copy of such HCPI Contract as amended to date.

          (b) As of the date of this Agreement, (i) each of the HCPI Contracts is valid and binding upon HCPI or the applicable Subsidiary of HCPI in accordance with its terms and is in full force and effect, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally or general equitable principles (whether considered in a proceeding in equity or at law),
(ii) there is no material breach or violation of or default by HCPI or any of its Subsidiaries under any of the HCPI Contracts, except if such breach, violation or default has been waived, and (iii) no event has occurred with respect to HCPI or any of its Subsidiaries which, with notice or lapse of time or both, would constitute a material breach, violation or default, or give rise to a right of termination, modification, cancellation, foreclosure, imposition of a Lien, prepayment or acceleration under any of the HCPI Contracts, which breach, violation, default or other occurrence referred to in clauses (ii) or (iii), individually or in the aggregate with other such breaches, violations, defaults or other occurrences referred to in clauses (ii) or (iii), would cause a HCPI Material Adverse Effect.

          Section 4.15   Labor Relations.

          Except as would not cause a HCPI Material Adverse Effect,
(i) there are no controversies pending or, to the Knowledge of HCPI, threatened between HCPI or any of its Subsidiaries and any of their respective employees; (ii) neither HCPI nor any of its Subsidiaries is a party, or otherwise subject, to any collective bargaining agreement or similar contract; (iii) there are no proceedings asserting unfair labor practice charges pending against HCPI or any of its Subsidiaries before the National Labor Relations Board, or any similar foreign labor relations governmental bodies; and (iv) there is no strike, slowdown, work stoppage or lockout, or, to the Knowledge of HCPI, threat thereof, by or with respect to any employees of HCPI or any of its Subsidiaries.

          Section 4.16   Intellectual Property.

          HCPI and each of its Subsidiaries has good title to, or is validly licensed to use, all of the Intellectual Property material to the business of HCPI and its Subsidiaries, taken as a whole, free of all material Liens. The consummation of the Merger will not result in the loss of any rights by HCPI or any of its Subsidiaries in any Intellectual Property that is material to the businesses of HCPI and its Subsidiaries, taken as a whole.

          Section 4.17   Environmental Matters.

          Except as set forth in the HCPI SEC Reports, and except, individually or in the aggregate, as has not had, and would not cause, a HCPI Material Adverse Effect, HCPI, each of its Subsidiaries and, to the Knowledge of HCPI, each tenant or operator of HCPI Real Property (a) have obtained all applicable permits, licenses and other authorizations which are required to be obtained under all applicable Environmental Laws by HCPI or its Subsidiaries; (b) are in material compliance with all terms and conditions of such required permits, licenses and authorizations, and also are in material compliance with all other applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws; (c) have not received a written notice of any uncured past or present violations of Environmental Laws, or of any event, incident or Action preventing continued compliance with such Environmental Laws, or giving rise to any common law environmental liability, or forming the basis of any Action against HCPI or any of its Subsidiaries based on or resulting from the manufacture, processing, use, treatment, storage, disposal, transport, or handling, or the emission, discharge or release into the environment, of any Hazardous Material; and (d) have taken all actions required under applicable Environmental Laws to register any products or materials required to be registered by HCPI or its Subsidiaries thereunder. This
Section 4.17 constitutes the sole representation of HCPI concerning any Environmental Law or Hazardous Substance.

          Section 4.18   Opinion of Financial Advisor.

          HCPI has received the opinion of Merrill Lynch & Co., Inc., (the "HCPI Financial Advisor"), as of the date of this Agreement, to the effect that the consideration to be paid by HCPI in connection with the Merger is fair to HCPI from a financial point of view. As of the date of the filing of the Joint Proxy Statement/Prospectus with the SEC, and as of the date of the effectiveness of the Registration Statement, HCPI will have been authorized by the HCPI Financial Advisor to permit, subject to prior review and consent by such HCPI Financial Advisor, the inclusion of such fairness opinion (or a reference thereto) in the Joint Proxy Statement/Prospectus and in the Registration Statement, respectively.

          Section 4.19   Brokers.

          No broker, finder or investment banker (other than the HCPI Financial Advisor the fees and expenses of which shall be paid by HCPI) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of HCPI or any of its subsidiaries. HCPI has heretofore furnished to the Company a complete and correct copy of all agreements between HCPI and the HCPI Financial Advisor pursuant to which such firm would be entitled to any such payment.

          Section 4.20   Vote Required.

          The affirmative vote of the holders of two-thirds of the outstanding shares of HCPI Common Stock entitled to vote thereon is the only vote of the holders of any class or series of HCPI's capital stock necessary to approve the Merger. The HCPI Board, at a meeting duly called and held, by vote (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of HCPI, (b) approved this Agreement and the transactions contemplated hereby, including the Merger, (c) declared that the Merger is advisable on the terms and conditions set forth in this Agreement, and (d) resolved to submit for consideration, and recommend that the holders of the shares of the HCPI Common Stock approve, the Merger, substantially in the form set forth by this Agreement, and the transactions contemplated hereby.

          Section 4.21   Accounting and Tax Matters.

          None of HCPI, its Subsidiaries, directors, officers or agents, has taken or agreed to take any action, nor does any executive officer know of any circumstances, that (without regard to any action taken or agreed to be taken by the Company or any of its Affiliates) would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          Section 4.22   Insurance.

          All fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by HCPI or any of its Subsidiaries with coverage of loss payouts in excess of $15,000,000 are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of HCPI and its Subsidiaries and their respective Assets, and are in character and amount at least equivalent to that carried by Persons engaged in similar businesses and substantially equivalent to that carried by Persons engaged in similar businesses and subject to the same or similar perils or hazards except for any such failures to carry or maintain insurance policies that, individually or in the aggregate, would not cause a HCPI Material Adverse Effect.

          Section 4.23   Takeover Provisions Inapplicable.

          HCPI has taken all action necessary, if any, to exempt the transactions contemplated by this Agreement from the operation of any "fair price," "moratorium," "control share acquisition" or any other anti-takeover statute enacted under the laws of the State of Maryland.

          Section 4.24   No Material Adverse Effect.

          Except as disclosed in the HCPI SEC Reports, to the Knowledge of HCPI, no current fact alone or together with another current fact would cause a HCPI Material Adverse Effect.

          Section 4.25   Rights Plan.

          Other than as Merger Consideration pursuant to this Agreement, the entering into of this Agreement and the consummation of the transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the HCPI Rights Plan or enable or require the HCPI Rights to be exercised, distributed or triggered and there has been no event which has enabled or required the HCPI Rights to be exercised, distributed or triggered.

          Section 4.26   Ownership of Company Common Stock.

          To the Knowledge of HCPI, none of HCPI or any of its Affiliates, is the Beneficial Owner or record owner of any shares of Company Stock, other than HCPI's ownership of approximately 52,900 shares of Company Common Stock and such securities, if any, held by, or for the account of employees or former employees of, HCPI or any of its Affiliates.

                                ARTICLE V.
                  CONDUCT OF BUSINESS PENDING THE MERGER

          Section 5.1    Conduct of Business of the Company Pending the
Merger.

During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees as to itself and each of its Subsidiaries (except to the extent that HCPI shall otherwise consent in writing or as expressly contemplated by this Agreement) to carry on its business in the ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes when due, subject to good faith disputes over such debts or Taxes, in the ordinary course in substantially the same manner as previously paid, to pay or perform its other material obligations when due in the ordinary course in substantially the same manner as previously paid or performed, to maintain insurance coverages and its books, accounts and records in the usual manner consistent with past practices, to comply in all material respects with all applicable laws, ordinances and regulations of Governmental Entities, to maintain and keep its properties and equipment in good repair, working order and condition (except ordinary wear and tear), and, to the extent consistent with such business, use all reasonable efforts, consistent with past practices and policies, to preserve intact its present business organization, and preserve its relationships with officers, employees and others having business dealings with it. Without limiting the generality of the foregoing and except as expressly contemplated by this Agreement, or in the Company Disclosure Schedule, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, without the written consent of HCPI, the Company shall not and shall not permit any of its Subsidiaries to:

          (a) adopt or propose any amendment to (i) its certificate of incorporation, its bylaws, the Certificate of Designation dated October 24, 1997 which relates to the Company Series B Preferred Stock or comparable charter or organizational documents or (ii) the Company Rights Plan (except as contemplated by Section 6.15 hereof) and the Company Board shall not take any action with respect to the Company Rights Plan to facilitate an Acquisition Proposal;

          (b) (i) except for the payment of Company Deferred Directors Fees (and Company Dividend Equivalent Rights appurtenant thereto), issue, pledge or sell, or propose or authorize the issuance, pledge or sale of additional shares of capital stock of any class (other than upon exercise of Company Stock Rights outstanding on the date of this Agreement upon payment of the exercise price thereof), or securities convertible into capital stock of any class, or any subscriptions, rights, warrants or options to acquire any convertible securities or capital stock, or any other securities in respect of, in lieu of, or in substitution for, shares of Company Stock outstanding on the date hereof, (ii) except as permitted by Section 5.1(e), amend, waive or otherwise modify any of the terms of any option, warrant or stock option plan of the Company or any of its Subsidiaries, including without limitation, the Company Stock Rights and the Company Stock Plans, or authorize cash payments in exchange for any options granted under any of such plans, or (iii) adopt or implement any stockholder rights plan;

          (c) except as set forth in and subject to Sections 5.4 and 5.5, declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock (including any dividend distribution payable in, or otherwise make a distribution of, shares of capital stock of any existing or subsequently formed Subsidiary of the Company), except, (i) the regular quarterly dividend paid by the Company in an amount not to exceed $.565 per share of Company Common Stock;
(ii) the regular quarterly dividend paid by the Company per share of Series B Preferred Stock or (iii) dividends or distributions to the Company or one of its Subsidiaries;

          (d) split (including reverse split), combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities except as permitted by Section 5.1(e);

          (e) increase the compensation or fringe benefits payable or to become payable to its directors, officers or employees (whether from the Company or any of its Subsidiaries), or pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or employee of the Company or any of its Subsidiaries or establish, adopt, enter into, or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or current or former employees, including any Benefit Arrangement, Pension Plan or Welfare Plan, except, in any case referred to in this
Section 5.1(e) (i) to the extent required by applicable law or regulation,
(ii) pursuant to any collective bargaining agreements or Employee Plan as in effect on the date of this Agreement consistent with past practices,
(iii) for salary and benefit increases in the ordinary course of business consistent with past practice to employees other than executive officers of the Company, (iv) pursuant to Section 2.8, (v) pursuant to existing agreements or policies previously disclosed in writing to HCPI, which shall be interpreted and implemented in a manner consistent with past practice,
(vi) that the Company shall be permitted to amend the Company's Money Purchase Pension Plan effective as of January 1, 1994, to provide that severance pay shall be excluded from the definition of "compensation" under the Company's Money Purchase Pension Plan; and (vii) that the Company shall be permitted to amend the Company's Retirement Plan for Outside Directors effective as of July 1, 1991, to provide for an actuarially equivalent lump sum payment election upon termination of service as a director provided, however, such amendment shall provide that actuarial equivalence is to be determined using a discount rate equal to the annual rate of interest on United States Treasury Securities with a 10-year maturity, as specified by the Secretary of the Treasury (or his or her delegate) for the last month of the calendar quarter immediately preceding the payment date, and the 1983 Group Annuity Mortality Tables (blended 50% males and 50% females);

          (f) (i) sell, pledge, lease, dispose of, grant, encumber, transfer or otherwise authorize the sale, pledge, disposition, grant, encumbrance or transfer of any of the material Assets of the Company or any of its Subsidiaries (including stock, partnership or equity interests of Subsidiaries), including by operation of law, or (ii) acquire any real property, any other material Assets or any material interest (including, without limitation, by merger, consolidation or acquisition of stock or Assets) in a corporation, partnership, other business organization or any division thereof (or a substantial portion of the Assets thereof); provided that the Company shall notify HCPI of any immaterial interest in a corporation, partnership, other business organization or any division thereof (or a substantial portion of the Assets thereof) prior to any such acquisition;

          (g) (i) incur, assume or pre-pay any debt for borrowed money, other than pursuant to credit agreements in effect as of the date hereof consistent with past practice, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, (iii) make any loans, advances (including advances to employees) or capital contributions to, or investments in, any other Person or with respect to any other material Assets, except for loans, advances, capital contributions or investments between any wholly-owned Subsidiary of the Company and the Company or another wholly-owned Subsidiary of the Company and those made pursuant to existing commitments, which if material have been listed in Section 5.1(g) of the Company Disclosure Schedule; provided that the Company shall notify HCPI of any loans, advances, capital contributions or investments prior to the funding of the same and those made pursuant to existing commitments, or
(iv) enter into any "keep well" or other agreement to maintain the financial condition of another entity (other than the Company or any of its wholly-owned Subsidiaries);

          (h) make or rescind any material express or deemed election relating to Taxes, settle or compromise any material Action relating to Taxes, amend any material Tax Return except in each case in the ordinary course of business consistent with past practice or as required by law, or except as may be required by applicable law, make any change to any of its material methods of reporting income or deductions (including, without limitation, any change to its methods or basis or write-offs of accounts receivable) for federal income Tax purposes from those employed in the preparation of its federal income Tax return for the taxable year ending December 31, 1997;

          (i) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted, unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the consolidated financial statements of the Company;

          (j) other than in the ordinary course of business and consistent with past practice, waive any rights of substantial value or make any payment, direct or indirect, of any material liability of the Company or of any of its Subsidiaries before the same comes due in accordance with its terms;

          (k) fail to maintain any material existing insurance coverage of all types in effect or, in the event any such coverage shall be terminated or lapse, to the extent available at reasonable cost, procure substantially similar substitute insurance policies which in all material respects are in at least such amounts and against such risks as are currently covered by such policies;

          (l) change its methods of accounting as in effect on March 31, 1999 except as required by GAAP, or take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures, unless required by GAAP or the SEC;

          (m) modify, amend or terminate any of the Company Contracts or waive, release or assign any rights or claims in connection therewith, except for such modifications, amendments, terminations, waivers, releases or assignments that are not, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole;

          (n) take, or agree to commit to take, any action that would cause the representations and warranties of the Company contained herein, individually or in the aggregate, not to be true and correct in all material respects;

          (o) engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any Company Affiliates, other than a Company Subsidiary, which involves the transfer of consideration or has a financial impact on the Company, other than pursuant to such agreements, arrangements, or understandings existing on the date of this Agreement or disclosed on the Company Disclosure Schedule;

          (p) consent to the closure, shut down or other elimination of any facility or office except where such closures, shut downs or eliminations are not, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole;

          (q) take or agree to take or cause to be taken any action that would prevent the Merger from qualifying as a reorganization as described in Section 368(a) of the Code;

          (r) make or commit to make any capital expenditures other than as required pursuant to commitments existing on the date hereof or made without violation of this Section 5.1, or other than capital expenditures or tenant improvements in the ordinary course of business;

          (s) initiate, compromise, or settle any material litigation or arbitration proceeding; and

          (t) enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

          Section 5.2 Permitted Conduct of Business by the Company Pending the Merger.

            Notwithstanding anything to the contrary set forth in Section 5.1, the Company shall be permitted, without the prior consent of HCPI:

          (a) to use the equity balance (including interest or other amounts paid thereon) held by BancOne Colorado, N.A. ("Intermediary"), in its capacity as qualified intermediary for the Company and its qualified REIT Subsidiaries pursuant to the Exchange Agreement between Intermediary and the Company and AMIREIT (Kendall), Inc., dated April 7, 1999, and Treasury Regulation Section 1.1031(k)-1(g)(4), or cash of the Company, and to assume debt and take other reasonable actions, in order to acquire any or all of the properties identified in Section 3.26 of the Company Disclosure Schedule; provided, however, that the Company may not enter into or amend a purchase agreement for the purchase of any such property if
(i) the purchase price for such property would be materially greater than the purchase price (or estimated purchase price) set forth for such property in Section 3.26 of the Company Disclosure Schedule or (ii) the expected first 12 months' cash return on investment for such property (as reasonably estimated in good faith in a manner consistent with the manner in which the Company customarily calculates returns on investment for similar acquisitions) would be materially less than the estimated 12 months' cash return on investment set forth for such property in Section
3.26 of the Company Disclosure Schedule, unless in any case referred to in this proviso the Company is acting in a reasonable manner consistent with its past practice for similar acquisitions (ignoring for this purpose the fact that such acquisition is in the context of a like-kind exchange);

          (b) to complete the acquisition, development and/or funding and assumption of debt of any property for which the Company has entered into a binding agreement relating to the same and which are described in Section 5.2(b) of the Company Disclosure Schedule;

          (c) in addition to any properties acquired in accordance with the restrictions of Sections 5.2(a) and (b) above, to acquire up to $25,000,000 of additional properties, provided that each such acquired property has an initial cash on cash annual return of at least 9.99% based on leases in place, and the Company and its Subsidiaries use credit underwriting parameters to assess the credit profile of tenants at such properties consistent with the credit underwriting parameters used by the Company and its Subsidiaries during the past three years;

          (d) to assume any existing secured debt in connection with the acquisition of any properties acquired in accordance with the restrictions of section (c) above if such debt cannot otherwise be prepaid without a substantial premium or penalty, and provided that the consummation of the Merger will not (i) require any further consent of the lender thereunder,
(ii) cause an acceleration of the outstanding principal amount of such loan or (iii) give rise to the payment of any assumption fee, prepayment or other charge under such debt.

          (e) to dispose of any Company Real Property which is subject to a tenant purchase option pursuant to a Company Lease, which is identified in Section 5.2(e) of the Company Disclosure Schedule upon the exercise by such tenant of such purchase option in accordance with the terms of such Company Lease;

          (f) to sell the Sunrise Regional Medical Center in Sunrise, Florida for not less than $2 million or the Anclote Manor Facility (Northpointe Behavioral Health) in Tarpon Springs, Florida for a price of not less than $1 million (but not both) and, in any case, only if necessary to meet the conditions set forth in Section 7.3(i); provided, however, that if HCPI consents in writing to the terms of the sale of the Anclote Manor Facility, the Company shall also be permitted, without the additional consent of HCPI, to sell the Sunrise Regional Medical Center for a price of not less than $2 million if necessary to meet the condition set forth in
Section 7.3(i).

          (g) to modify, amend, renew, extend any of the Company Leases, and to waive, release or assign rights or claims, provided that such modifications, amendments, renewals, extensions, waivers, releases or assignments are consistent with past practices and in the ordinary course of business and not, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

          Section 5.3    Conduct of Business of HCPI Pending the Merger.

          During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, HCPI agrees as to itself and each of its Subsidiaries (except to the extent that the Company shall otherwise consent in writing or as expressly contemplated in this Agreement) to carry on its business in the ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes when due, subject to good faith disputes over such debts or Taxes, in the ordinary course in substantially the same manner as previously paid, to pay or perform its other material obligations when due in the ordinary course in substantially the same manner as previously paid or performed, to maintain insurance coverages and its books, accounts and records in the usual manner consistent with past practices, to comply in all material respects with all applicable laws, ordinances and regulations of Governmental Entities, to maintain and keep its properties and equipment in good repair, working order and condition (except ordinary wear and tear), and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, and preserve its relationships with officers, employees and customers, suppliers, distributors, and others having business dealings with it. Without limiting the generality of the foregoing and except as expressly contemplated by this Agreement or in the HCPI Disclosure Schedule, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, without the written consent of the Company, HCPI shall not and shall not permit any of its Subsidiaries to:

          (a) except for the adoption of articles supplementary relating to the HCPI Series C Preferred Stock in the form attached hereto as Exhibit B, adopt or propose any amendment to (i) its charter or comparable charter or organizational documents or (ii) the HCPI Rights Plan;

          (b) except as set forth in and subject to Sections 5.4 and 5.5, declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock (including any dividend distribution payable in, or otherwise make a distribution of, shares of capital stock of any existing or subsequently formed Subsidiary of HCPI), except (i) any regular quarterly dividend or distribution paid by HCPI or any of its Subsidiaries on capital stock or other equity interests in the ordinary course of business, consistent with past practices (including any increases in such dividends as are consistent with HCPI's past practice of increasing dividends) or (ii) dividends or distributions to HCPI or one of its Subsidiaries;

          (c) split (including reverse split), combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities; and

          (d) enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

          Section 5.4    Continued Qualification as a Real Estate
Investment Trust; Final Company Dividend.

          From and after the date hereof through the Effective Time, each of Company and HCPI will maintain its respective qualification as a "real estate investment trust" under the Code and the rules and regulations thereunder. Without limiting the generality of the foregoing, if necessary to enable the Company to make aggregate dividend distributions during its final taxable period equal to the Minimum Distribution Dividend, Company shall declare and pay a dividend (the "Final Company Dividend") to holders of Company Common Stock in an amount equal to the minimum dividend sufficient to permit Company to make aggregate dividend distributions during its final taxable period equal to the Minimum Distribution Dividend. If Company determines it is necessary to declare the Final Company Dividend, it shall notify HCPI at least ten days prior to the date for the Company Stockholder Meeting so that HCPI may, at its option, declare and pay a dividend per share to holders of HCPI Common Stock in an amount per share equal to the quotient obtained by dividing (x) the Final Company Dividend per share of Company Common Stock by (y) the Exchange Ratio. For purposes of this paragraph, the term "Minimum Distribution Dividend" shall mean a distribution with respect to Company's taxable year ending at the Effective Time which is sufficient to allow Company to (i) satisfy the distribution requirements set forth in Section 857(a) of the Code, and (ii) avoid, to the extent possible, the imposition of income tax under Section 857(b) of the Code and the imposition of excise tax under Section 4981 of the Code.

          Section 5.5    Dividend Payment Coordination.

          Each of HCPI and Company shall coordinate with the other the declaration of any dividends in respect of HCPI Common Stock and Company Common Stock and the record and payment dates therefor, it being the intention of the Parties that holders of Company Common Stock shall not receive (i) dividends for any period with respect to both shares of Company Common Stock and shares of HCPI Common Stock received in exchange therefor in connection with the Merger or (ii) fail to receive dividends for any period on shares of Company Common Stock or shares of HCPI Common Stock received in exchange therefor in connection with the Merger.

                                ARTICLE VI.
                           ADDITIONAL AGREEMENTS

          Section 6.1 Preparation of Form S-4 and the Proxy Statement; Stockholder Meeting.

          (a) As promptly as practicable after the execution of this Agreement, the Company and HCPI shall cooperate with each other regarding, and, prepare and file with the SEC, the Joint Proxy Statement/Prospectus and HCPI shall prepare and file the Registration Statement, provided that HCPI may delay the filing of the Registration Statement until approval of the Joint Proxy Statement/Prospectus by the SEC. The Company and HCPI will cause the Joint Proxy Statement/Prospectus and the Registration Statement to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Each of HCPI and the Company shall use all reasonable efforts to have or cause the Joint Proxy Statement/Prospectus to be cleared by the SEC and to cause the Registration Statement to become effective as promptly as practicable. Without limiting the generality of the foregoing, each of the Company and HCPI shall cause its respective Representatives to fully cooperate with the other Party and its respective Representatives in the preparation of the Joint Proxy Statement/Prospectus and the Registration Statement, and shall, upon request, furnish the other Party with all information concerning it and its Affiliates, as the other as may be reasonably necessary or advisable in connection with the preparation of the Joint Proxy Statement/Prospectus and the Registration Statement. The Company hereby agrees that the recommendations of the Company Board described in Section 3.20 with respect to the transactions contemplated hereby (subject to the right of the Company Board to withdraw, amend or modify such recommendation in accordance with Section 6.3) may be included in the Registration Statement and the Joint Proxy Statement/Prospectus. HCPI hereby agrees that the recommendation of HCPI Board described in Section 4.20 may be included in the Registration Statement and the Joint Proxy Statement/Prospectus. HCPI shall use its commercially reasonable best efforts to take all actions required under any applicable federal or state securities or Blue Sky Laws in connection with the issuance of shares of HCPI Common Stock pursuant to the Merger and will pay all filing fees incident thereto. As promptly as practicable after the Registration Statement becomes effective, the Company and HCPI shall cause the Joint Proxy Statement/Prospectus to be mailed to their respective stockholders.

          (b) The Company and HCPI each agrees that none of the information supplied by it or its Subsidiaries to be included or incorporated by reference in the Joint Proxy Statement/Prospectus or any amendment thereof or supplement thereto, will, on the date of the mailing of the Joint Proxy Statement/Prospectus or any amendment or supplement thereto, and at the time of the Company Stockholder Meeting and the HCPI Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company and HCPI each agrees that none of the information supplied by it or its Subsidiaries to be included or incorporated by reference in the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (c) Without limiting the generality of the foregoing, prior to the Effective Time (i) the Company and HCPI shall notify each other as promptly as practicable upon becoming aware of any event or circumstance which should be described in an amendment of, or supplement to, the Joint Proxy Statement/Prospectus or the Registration Statement, and (ii) the Company and HCPI shall each notify the other as promptly as practicable after the receipt by it of any written or oral comments of the SEC on, or of any written or oral request by the SEC for amendments or supplements to, the Joint Proxy Statement/Prospectus or the Registration Statement, and shall promptly supply the other with copies of all correspondence between it or any of its Representatives and the SEC with respect to any of the foregoing filings.

          (d) The Company and HCPI shall each take all action necessary to duly call the Company Stockholders Meeting and the HCPI Stockholders Meeting, respectively, each to be held as promptly as practicable for the purpose of voting upon the approval of this Agreement and the Merger. Subject to the right of the Company Board to withdraw, amend or modify such recommendation in accordance with Section 6.3, each of the Company and HCPI shall, through its respective board of directors, (i) recommend to their respective stockholders adoption of this Agreement and approval of the Merger and related matters, (ii) coordinate and cooperate with respect to the timing of the Company Stockholders Meeting and HCPI Stockholders Meeting, and (iii) use their reasonable best efforts to hold the Company Stockholders Meeting and HCPI Stockholders Meeting on the same day.
Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to this Section 6.1(d) to call for and conduct the Company Stockholders Meeting shall not be affected by the commencement, public proposal or communication to the Company of any Acquisition Proposal.

          Section 6.2    Cooperation; Notice; Cure.

          Subject to compliance with applicable law, including any law regarding the exchange of information, from the date hereof and until the Effective Time, each of HCPI and the Company shall confer on a regular basis with one or more Representatives of the other Party to report on the general status of ongoing operations. Each of HCPI and the Company shall promptly notify the other in writing of, and will use all commercially reasonable efforts to cure before the Closing Date, any event, transaction or circumstance, as soon as practical after it becomes known to such Party, that causes or will, with the passage of time, cause any covenant or agreement of HCPI or the Company, as the case may be, under this Agreement to be breached in any material respect or that renders or will, with the passage of time, render untrue in any material respect any representation or warranty of HCPI or the Company contained in this Agreement. No notice given pursuant to this paragraph shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein. The Company will reasonably cooperate with HCPI and, immediately prior to the Merger, take any commercially reasonable actions (including restructuring their ownership of Texas properties) reasonably requested by HCPI, to minimize HCPI's Texas tax liabilities arising subsequent to the Merger.

          Section 6.3    No Solicitation.

          (a) The Company shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any Persons conducted heretofore by the Company, its Subsidiaries or any of their respective Representatives with respect to any proposed, potential or contemplated Acquisition Proposal.

          (b) From and after the date hereof, without the prior written consent of HCPI, the Company will not, will not authorize or permit any of its Subsidiaries to, and shall use its reasonable best efforts to cause any of its or their respective Representatives not to, directly or indirectly,
(i) solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal from any Person, or (ii) engage in any discussion or negotiations with, or provide any non-public information to, any Person (or group of Persons) other than HCPI or its Representatives concerning an Acquisition Proposal, or (iii) enter into any agreement with respect to any Acquisition Proposal; provided, however, that nothing contained in this Section 6.3(b) shall prevent the Company or the Company Board from furnishing non-public information to, or entering into discussions or negotiations with, any Person in connection with an unsolicited, bona fide written proposal for an Acquisition Proposal by such Person or recommending such Acquisition Proposal to its stockholders, if and only to the extent that (1) such Person has made a written proposal to the Company Board to consummate an Acquisition Proposal, (2) the Company Board determines in good faith, after consultation with a financial advisor of nationally recognized reputation, that such Acquisition Proposal if accepted is reasonably capable of being consummated on substantially the terms proposed, and after taking into account the strategic benefits anticipated to be derived from the Merger and the long term prospects of HCPI and the Company as a combined company, would, if consummated, result in a transaction that would be more favorable to the holders of Company Common Stock than the transaction contemplated by this Agreement
(a "Superior Proposal"), (3) the failure to take such action would, in the reasonable good faith judgment of the Company Board, after consultation with outside legal counsel, be inconsistent with its fiduciary duties to the Company's stockholders under applicable law, and (4) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such Person, the Company Board receives from such Person an executed confidentiality and standstill agreement with material terms no less favorable to the Company than those contained in the Confidentiality Agreement. The Company agrees not to release any Person from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another Person who has made, or who may reasonably be considered likely to make, an Acquisition Proposal, unless the failure to take such action would, in the reasonable good faith judgment of the Company Board, after consultation with outside legal counsel, be inconsistent with its fiduciary duties to the Company's stockholders under applicable law.

          (c) The Company shall notify HCPI in writing of any such inquiries, offers or proposals (including, without limitation, the terms and conditions of any such offers or proposals, any amendments or revisions, and the identity of the Person making it), as promptly as practicable following the receipt thereof, and shall keep HCPI informed of the status and material terms of any such inquiry, offer or proposal.

          (d) The Company shall notify HCPI promptly after receipt by the Company or, to the Company's Knowledge, any of its Representatives of any Acquisition Proposal or any request for non-public information in connection with an Acquisition Proposal or for access to the properties, books or records of the Company by a Person that informs such party that is considering making or has made an Acquisition Proposal. Such notice shall be in writing and shall indicate the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. The Company shall keep HCPI informed of the status (including any change to the material terms) of any such Acquisition Proposal or request for non-public information.

          (e) Neither the Company Board nor any committee thereof shall withdraw or modify, or propose to withdraw or modify, in a manner adverse to HCPI the approval or recommendation by the Company Board of this Agreement or the Merger unless, following the receipt of a Superior Proposal, failing to withdraw or modify such approval or recommendation in the reasonable good faith judgment of the Company Board, after the receipt of advice from outside legal counsel, would be inconsistent with its fiduciary duties to the Company's stockholders under applicable law; provided, however, that, the Company Board shall submit this Agreement to the Company's stockholders for approval, whether or not the Company Board at any time subsequent to the date hereof determines that this Agreement is no longer advisable or recommends that the stockholders of the Company reject it or otherwise modifies or withdraws its recommendation. Unless the Company Board has withdrawn its recommendation of this Agreement in compliance herewith, the Company shall use all lawful efforts to solicit from stockholders of the Company proxies in favor of the approval and adoption of this Agreement and the Merger and to secure the vote or consent of stockholders required by the DGCL and its certificate of incorporation and bylaws to approve and adopt this Agreement and the Merger.

          (f) Nothing contained in this Agreement shall prohibit the Company from complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer or from making any other disclosures to its stockholders to the extent required by law.

          Section 6.4    Access to Information.

          Upon reasonable notice, each of HCPI and the Company (and each of their respective Subsidiaries) shall afford to the other Party and its Representatives reasonable access, during normal business hours during the period prior to the Effective Time, to all its personnel, properties, books, contracts, commitments and records and, during such period, each of HCPI and the Company shall, and shall cause each of its respective Subsidiaries to, furnish promptly to the other (a) copies of monthly financial reports and development reports relating to the business of the Company or the business of HCPI, as the case may be, that are normally prepared by the Company or HCPI, as the case may be, in its ordinary course of business, (b) a copy of each report, schedule, registration statement and other documents filed or received by it during such period pursuant to the requirements of federal or state securities laws and (c) all other information concerning its business, Assets, personnel and tax status as the other Party may reasonably request; provided, however the foregoing shall not require the Company or HCPI to permit any inspection or disclose any information that would result in the disclosure of confidential information of third parties or violate a confidentiality obligation of such party. Each Party making such requests will hold any such information furnished to it by the other Party or Parties which is nonpublic in confidence in accordance with the Confidentiality Agreement dated as of June 30, 1999, between HCPI and the Company (the "Confidentiality Agreement"). All requests for information made pursuant to this Section shall be directed to an executive officer of the Company or HCPI, as the case may be, or such Person designated by such officers. No information or knowledge obtained in any investigation pursuant to this Section 6.4 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the Parties to consummate the Merger.

          Section 6.5    Governmental Approvals.

          (a) The Parties shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, registrations, licenses, consents, variances, exemptions, orders, approvals and authorizations of all third parties and Governmental Entities which are necessary to consummate the transactions contemplated by this Agreement ("Governmental Approvals"), and to comply with the terms and conditions of all such Governmental Approvals. Each of the Parties shall use their reasonable best efforts to, and shall use their reasonable best efforts to cause their respective Representatives and other Affiliates to, file within 30 days after the date hereof, and in all events shall file within 60 days after the date hereof, all required initial applications and documents in connection with obtaining the Governmental Approvals and shall act reasonably and promptly thereafter in responding to additional requests in connection therewith. HCPI and the Company shall have the right to review in advance, and to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to HCPI and the Company, as the case may be, and any of their respective Subsidiaries, directors, officers and stockholders which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. Without limiting the foregoing, each of HCPI and the Company (the "Notifying Party") will notify the other promptly of the receipt of comments or requests from Governmental Entities relating to Governmental Approvals, and will supply the other Party with copies of all correspondence between the Notifying Party or any of its Representatives and Governmental Entities with respect to Governmental Approvals.

          (b) HCPI and the Company shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such Party to believe that there is a reasonable likelihood that any approval needed from a Governmental Entity will not be obtained or that the receipt of any such approval will be materially delayed. HCPI and the Company shall take any and all actions reasonably necessary to vigorously defend, lift, mitigate and rescind the effect of any litigation or administrative proceeding adversely affecting this Agreement or the transactions contemplated hereby or thereby, including, without limitation, promptly appealing any adverse court or administrative order or injunction to the extent reasonably necessary for the foregoing purposes.

          Section 6.6    Publicity.

          HCPI and the Company shall agree on the form and content of the initial press release regarding the transactions contemplated hereby and thereafter shall consult with each other before issuing any press release or other public statement with respect to any of the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or obligations pursuant to any listing agreement with, or rules of any national securities exchange.

          Section 6.7    Benefit Plans.

          Except as provided in Section 2.8 and Section 6.20 hereof, HCPI shall, and shall cause the Surviving Corporation to, from and after the Effective Time, (i) comply with the Employee Plans of the Company in accordance with their terms, (ii) provide former employees of the Company who remain as employees of the Surviving Corporation with employee benefit plans no less favorable in the aggregate than those provided to similarly situated employees of HCPI, (iii) provide employees of the Company who remain as employees of the Surviving Corporation credit for years of service with the Company or any of its Subsidiaries prior to the Effective Time for (A) the purpose of eligibility and vesting but not benefit accrual under the Employee Plans of HCPI, and (B) any and all pre-existing condition limitations and eligibility waiting periods under group health plans of HCPI, and (iv) cause to be credited to any deductible out-of-pocket expense under any Employee Plans of HCPI any deductibles or out-of-pocket expenses incurred by employees of the Company and their beneficiaries and dependents during the portion of the calendar year prior to their participation in Employee Plans of HCPI. HCPI shall, and shall cause the Surviving Corporation to, honor in accordance with their terms, all Employee Plans of the Company and its Subsidiaries, vested or accrued benefit obligations to, and contractual rights of, current and former employees of the Company and its Subsidiaries.

          Section 6.8    Indemnification.

          (a) From and after the Effective Time, HCPI agrees that it will, and will cause the Surviving Corporation to, indemnify and hold harmless each present and former director and officer of the Company (the "Indemnified Parties"), against any costs or expenses (including attorneys'
fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any Action whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that HCPI is permitted under applicable law.

          (b) For a period of six years after the Effective Time, HCPI shall maintain or shall cause the Surviving Corporation to maintain in effect a directors' and officers' liability insurance policy covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (copies of which have been heretofore delivered by the Company to HCPI) with coverage in amount and scope at least as favorable as the Company's existing coverage; provided that in no event shall HCPI or the Surviving Corporation be required to expend, in the aggregate, in excess of $360,000 per year in payment of the annual premium for such coverage; and if such premium would at any time exceed $360,000 per year, then HCPI or the Surviving Corporation shall maintain insurance policies which provide the maximum and best coverage available at an annual premium equal to $360,000 per year.

          (c) If the Surviving Corporation or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its Assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume all of the obligations of the Surviving Corporation set forth in this Section 6.8.

          (d) The provisions of this Section 6.8 are intended to be an addition to the rights otherwise available to the current officers and directors of the Company by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their Representatives.

          Section 6.9    Affiliate Agreements.

          No later than 45 days prior to the Closing the Company shall deliver to HCPI a list identifying, in the view of the Company, each person who may be, at the time of the Company Stockholder Meeting, a Company Affiliate. The Company shall provide to HCPI such information and documents as HCPI shall reasonably request for purposes of reviewing such list and shall notify HCPI in writing regarding any change in the identity of the Company Affiliates prior to the Closing Date; provided, however, that no such Person identified to HCPI shall be added to the list of Company Affiliates if HCPI shall receive from the Company, on or before the date of the Company Stockholder Meeting, an opinion of counsel reasonably satisfactory to HCPI to the effect that such Person is not a Company Affiliate. The Company shall use its reasonable best efforts to deliver or cause to be delivered to HCPI as promptly as practicable but in no event later than 35 days prior to the Closing (and in any case prior to the Effective Time) an Affiliate Agreement from each of its Affiliates.

          Section 6.10   Tax Treatment of Reorganization.

          (a) The Parties intend the Merger to qualify as a reorganization under Section 368(a) of the Code and shall use their best efforts (and shall cause their respective Subsidiaries to use their best efforts) to cause the Merger to so qualify. Neither the Company, HCPI, nor any of their respective Subsidiaries or other Affiliates shall take any action, or fail to take any action, that is not specifically provided for by this Agreement that would or would be reasonably likely to adversely affect the treatment of the Merger as a reorganization under Section 368(a) of the Code. HCPI and the Company shall, and shall cause their respective Subsidiaries to, take the position for all purposes that the Merger qualifies as a reorganization under that Section of the Code.

          (b) HCPI and the Company shall cooperate and use their best efforts in obtaining the opinions of Sullivan & Cromwell, counsel to the Company, and Latham & Watkins, counsel to HCPI, dated as of the Closing Date, to the effect that the Merger will qualify for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

          Section 6.11   Further Assurances and Actions.

          (a) Subject to the terms and conditions herein, each of the Parties agrees to use its reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable on its part under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) using their respective reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with each Party as are necessary for consummation of the transactions contemplated by this Agreement, and
(ii) to fulfill all conditions precedent applicable to such Party pursuant to this Agreement. HCPI further agrees to make all necessary filings in connection with the issuance of the HCPI Series C Preferred Stock. Notwithstanding anything to the contrary set forth in this Agreement, neither the Company nor HCPI shall be precluded from complying with federal securities laws.

          Section 6.12   Stock Exchange Listing.

          HCPI shall use its best efforts to list on the NYSE prior to the Effective Time, subject to official notice issuance, the shares of HCPI Common Stock to be issued in the Merger.

          Section 6.13   Letter of the Company's Accountants.

          The Company shall use all reasonable efforts to cause to be delivered to HCPI a letter of Arthur Andersen, LLP, the Company's independent auditors, dated (a) a date within two Business Days before the date on which the Registration Statement shall become effective and (b) the Closing Date, in each case addressed to HCPI and its directors, in form reasonably satisfactory to HCPI and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

          Section 6.14   Letter of HCPI's Accountants.

          HCPI shall use all reasonable efforts to cause to be delivered to the Company a letter of Arthur Andersen, LLP, HCPI's independent auditors, dated (a) a date within two Business Days before the date on which the Registration Statement shall become effective and (b) the Closing Date, in each case addressed to the Company and its directors, in form reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

          Section 6.15   Rights Plan.

          Prior to the Effective Time, the Company Board shall take all action reasonably necessary in order to render the Company Rights Plan inapplicable to the Merger and the other transactions contemplated by this Agreement.

          Section 6.16   Company REIT Status.

          Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit the Company from taking, and the Company hereby agrees to take any action at any time or from time to time that in the reasonable judgment of the Company Board, upon advice of counsel, is legally necessary for the Company to maintain its qualification as a REIT within the meaning of Sections 856-860 of the Code for any period or portion thereof ending on or prior to the Effective Time, including without limitation, making dividend or distribution payments to stockholders of the Company in accordance with Section 5.4 or otherwise.

          Section 6.17   HCPI REIT Status.

          Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit HCPI from taking, and HCPI hereby agrees to take any action at any time or from time to time that in the reasonable judgment of HCPI Board, upon advice of counsel, is legally necessary for HCPI to maintain its qualification as a REIT within the meaning of Sections 856-860 of the Code for any period or portion thereof ending on or prior to the Effective Time, including without limitation, making dividend or distribution payments to stockholders of HCPI.

          Section 6.18   Obtaining Consents.

          Each of HCPI and the Company shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, their commercially reasonable efforts to obtain any third party consents related to or required in connection with the Merger that are (a) necessary to consummate the transactions contemplated hereby, (b) disclosed or required to be disclosed in the Company Disclosure Schedule or the HCPI Disclosure Schedule, as the case may be, or (c) required to prevent a Company Material Adverse Effect or a HCPI Material Adverse Effect from occurring prior to or after the Effective Time.

          Section 6.19   Exemption from Section 16(b) of the Exchange Act.

          Prior to the Effective Time, the HCPI Board will pass an appropriate resolution exempting the securities and derivative securities owned by any officer or director of the Company (as defined for purposes of Section 16 of the Exchange Act), from the application of Section 16(b) of the Exchange Act, according to Rule 16b-3, as interpreted by the staff of the SEC.

          Section 6.20   Termination of Other Stock Rights.

          Except with respect to Company Stock Rights disclosed in Section 3.3(a) of the Company Disclosure Schedule and subject to Section 2.8, the Company and the Company Board (or, if appropriate, any committee thereof) shall take all actions necessary such that there shall be no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound, obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of Company Common Stock or HCPI Common Stock or any other capital stock of the Company or HCPI or other voting securities of the Company or HCPI, or obligating the Company or HCPI to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking ("Other Stock Rights") outstanding at or after the Effective Time, and no holder thereof will have any right to acquire any interest in the Company or HCPI as a result of the exercise of any such rights or awards at or after the Effective Time.

                               ARTICLE VII.
                           CONDITIONS OF MERGER

          Section 7.1 Conditions to Obligation of each Party to Effect the Merger.

          The respective obligations of each Party to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

          (a) this Agreement and the Merger shall have been approved by the stockholders of the Company in the manner required under the DGCL and the certificate of incorporation of the Company;

          (b) this Agreement and the Merger shall have been approved by the stockholders of HCPI in the manner required under the MGCL and the charter of HCPI.

          (c) no statute, rule, regulation, executive order, decree, ruling, injunction or other order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any Governmental Entity of competent jurisdiction and no other legal restraint or prohibition shall be in effect which prohibits, restrains, enjoins or restricts the consummation of the Merger; provided, however, that the Parties shall use their reasonable best efforts to cause any such decree, ruling, injunction or other order to be vacated or lifted;

          (d) the Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order suspending the effectiveness of the Registration Statement nor shall proceedings for that purpose have been threatened, and any material Blue Sky Law permits and approvals applicable to the registration of the HCPI Common Stock to be exchanged for Company Stock shall have been obtained;

          (e) all filings required to be made prior to the Closing by any Party or any of its respective Subsidiaries with, and all consents, approvals and authorizations required to be obtained prior to the Closing by any Party or any of its respective Subsidiaries from, any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained, except where the failure to obtain such consents would not cause a Company Material Adverse Effect or a HCPI Material Adverse Effect and could not reasonably be expected to subject the Parties or their Affiliates or any directors, trustees, officers, agents or advisors of any of the foregoing to the risk of criminal liability;

          (f) all consents or approvals of all Persons (other than Governmental Entities) required for, in connection with, or as a result of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect, except for those the failure of which to obtain would not cause a Company Material Adverse Effect or a HCPI Material Adverse Effect; and

          (g) the shares of HCPI Common Stock issuable to the holders of Company Stock pursuant to this Agreement shall have been approved for listing on the NYSE upon official notice of issuance.

          Section 7.2 Conditions to Obligations of the Company to Effect the Merger.

The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

          (a) Each representation and warranty of HCPI contained in this Agreement that is qualified by materiality shall be true and correct at and as of the Effective Time as if made at and as of the Effective Time and each representation and warranty of HCPI that is not so qualified shall be true and correct in all material respects at and as of the Effective Time as if made as of the Effective Time, in each case, except (i) as contemplated or permitted by this Agreement and (ii) to the extent that any such representation or warranty shall have been expressly made as of an earlier date, in which case such representation and warranty shall have been true and correct, or true and correct in all material respects, as the case may be, as of such earlier date;

          (b) HCPI shall have performed or complied in all material respects with all obligations required by this Agreement to be performed or complied with by it at or prior to the Closing Date;

          (c) The Company shall have received a certificate executed on behalf of HCPI by the Chief Executive Officer or Chief Financial Officer of HCPI to the effect set forth in clauses (a) and (b) of this Section 7.2;

          (d) The Company shall have received an opinion of Sullivan & Cromwell, dated as of the Closing Date, in form and substance reasonably satisfactory to the Company, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing as of such time, for federal income tax purposes, (i) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and (ii) Company and HCPI will each be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, Sullivan & Cromwell may receive and rely upon representations including those contained in this Agreement or in certificates of officers of the Parties and others;

          (e) The Company shall have received the opinion of Latham & Watkins in the form attached as Exhibit C hereto (based upon customary representations including those contained in this Agreement or in certificates of officers of the Parties and others), dated the Closing Date, to the effect that, (i) commencing with its taxable year ended December 31, 1985, HCPI was organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and (ii) its method of operation has enabled it and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code; and

          (f) Arthur Andersen, LLP shall have delivered to the Company the letter described in clause (a) of Section 6.14 at the time provided in clause (a) of Section 6.14.

          Section 7.3    Conditions to Obligations of HCPI to Effect the
Merger.

The obligations of HCPI to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

          (a) Each representation and warranty of the Company contained in this Agreement that is qualified by materiality shall be true and correct at and as of the Effective Time as if made at and as of the Effective Time and each representation and warranty of the Company that is not so qualified shall be true and correct in all material respects at and as of the Effective Time as if made as of the Effective Time, in each case, except (i) as contemplated or permitted by this Agreement and (ii) to the extent that any such representation or warranty shall have been expressly made as of an earlier date, in which case such representation and warranty shall have been true and correct, or true and correct in all material respects, as the case may be, as of such earlier date;

          (b) The Company shall have performed or complied in all material respects with all obligations required by this Agreement to be performed or complied with by it at or prior to the Closing Date;

          (c) HCPI shall have received a certificate executed on behalf of the Company by the Chief Executive Officer or Chief Financial Officer of the Company to the effect set forth in clauses (a) and (b) of this Section 7.3;

          (d) HCPI shall have received an opinion of Latham & Watkins, dated as of the Closing Date, in form and substance reasonably satisfactory to HCPI, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing as of such time, for federal income tax purposes, (i) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and (ii) Company and HCPI will each be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, Latham & Watkins may receive and rely upon representations including those contained in this Agreement or in certificates of officers of the Parties or others;

          (e) HCPI shall have received the opinion of Davis, Graham & Stubbs LLP and the opinion of Sullivan & Cromwell in the forms attached hereto as Exhibit D and Exhibit E, respectively (based upon customary representations including those contained in this Agreement or in certificates of officers of the Parties and others), dated the Closing Date, that, taken together, are to the effect that, commencing with its taxable year ended December 31, 1987, the Company was organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and its method of operation has enabled it to meet, through the Effective Time, the requirements for qualification and taxation as a REIT under the Code;

          (f) Arthur Andersen, LLP shall have delivered to HCPI the letters described in clause (a) of Section 6.13, at the time provided in clause (a) of Section 6.13;

          (g) The amount of the equity balance held by the Intermediary used to acquire properties during the period from June 30, 1999 to the Effective Date plus the amount of cash the Company uses to acquire other properties, in accordance with the provisions of this Agreement, during that period shall have totaled at least $40 million;

          (h) The Company shall not have declared, set aside or paid any dividends or other distributions or payments with respect to any shares of its capital stock with respect to its 1999 taxable year except as specifically permitted in clauses (i) and (ii) of Section 5.1(c); and

          (i) Based on the Company's taxable income for its 1999 short taxable year ending on the Effective Date (as reasonably estimated in good faith by the Company and set forth in a certificate executed on behalf of the Company by a senior officer of the Company), the Company will not owe any federal income or Code Section 4981 excise taxes in respect of such short taxable year.

                               ARTICLE VIII.
                     TERMINATION, AMENDMENT AND WAIVER

          Section 8.1    Termination.

          This Agreement may be terminated at any time before the Effective Time (except as otherwise provided), whether before or after the approval of the stockholders of the Company and HCPI referred to in Sections 7.1(a) and (b), as the case may be, as follows:

          (a)  by mutual written consent of each of HCPI and the Company;

          (b) by either the Company or HCPI, if the Effective Time shall not have occurred on or before January 31, 2000 (the "Termination Date"); provided however, that the right to terminate this Agreement under this
Section 8.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

          (c) by either the Company or HCPI, if a Governmental Entity shall have issued an order, decree or injunction having the effect of making the Merger illegal or permanently prohibiting the consummation of the Merger, and such order, decree or injunction shall have become final and nonappealable;

          (d) by either the Company or HCPI, if there shall have been a breach by the other of any of its (i) representations or warranties contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 7.2(a) (in the case of a breach by HCPI) or Section 7.3(a) (in the case of a breach by the Company), or (ii) covenants or agreements contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 7.2(b) (in the case of a breach by HCPI) or
Section 7.3(b) (in the case of a breach by the Company), and in any such case such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 30 days after written notice thereof shall have been received by the Party alleged to be in breach;

          (e) by HCPI, if the Company Board or any committee of the Company Board (i) shall withdraw or modify in any manner adverse to HCPI, its approval or recommendation of this Agreement or the Merger, (ii) shall fail to reaffirm such approval or recommendation within five Business Days of HCPI's request, (iii) shall approve or recommend any Acquisition Proposal or Acquisition Transaction or (iv) shall resolve to take any of the actions specified in clauses (i), (ii) or (iii) above; or

          (f) by either the Company or HCPI, if the stockholders' meetings to consider the Merger shall have been held by the Company and HCPI, as the case may be, and the required approval of the stockholders of the Company or HCPI shall not have been obtained at any such stockholders' meetings, including any adjournments or postponements.

          Section 8.2    Effect of Termination.

          (a)  In the event that:

               (i) any Person shall have made an Acquisition Proposal to the Company or to its stockholders and thereafter this Agreement is terminated (A) by HCPI pursuant to Sections 8.1(b) or 8.1(d) or (B) by either Party pursuant to Section 8.1(f) as a result of the required approval of the Company stockholders having not been obtained; or

               (ii) this Agreement is terminated by HCPI pursuant to
Section 8.1(e), then, in any such case, if the Company is not also entitled to terminate this Agreement by reason of Section 8.1(b), Section 8.1(d) or
Section 8.1(f) as a result of the required approval of HCPI's stockholders having not been obtained, the Company shall in no event later than two days after such termination pay HCPI the Termination Fee by wire transfer of same day funds to a bank account designated by HCPI.

          (b) Unless the Company would be entitled to terminate this Agreement pursuant to Sections 8.1(b) or 8.1(d) or pursuant to Section 8.1(f) as a result of the required vote of HCPI's stockholders having not been obtained, in the event that this Agreement is terminated (i) by HCPI pursuant to Sections 8.1(b), 8.1(d), or 8.1(e) or (ii) by either Party pursuant to Section 8.1(f) as a result of the required approval of the Company's stockholders having not been obtained, then, after any such termination, the Company shall reimburse HCPI, promptly after being requested to do so by HCPI, for up to $2,000,000 toward the payment of the out-of-pocket costs and expenses incurred by HCPI in connection with this Agreement and the transactions contemplated hereby, including, without limitation, fees and expenses of accountants, attorneys, financial advisors (except for any contingent fee of a financial advisor for which a contingency has not been satisfied), commercial banks, experts and consultants and fees and expenses otherwise allocated to HCPI pursuant to this Agreement. If a payment is due under Section 8.2(a), the payment to HCPI of the amount set forth in this Section 8.2(b) shall be made in addition to the payment required to be made pursuant to Section 8.2(a).

          (c) Unless HCPI would be entitled to terminate this Agreement pursuant to Sections 8.1(b) or 8.1(d) or pursuant to Section 8.1(f) as a result of the required vote of the Company's stockholders having not been obtained, in the event that this Agreement is terminated (i) by the Company pursuant to Sections 8.1(b) or 8.1(d), or (ii) by either Party pursuant to
Section 8.1(f) as a result of the required approval of the HCPI's stockholders having not been obtained, then, after any such termination, HCPI shall reimburse the Company, promptly after being requested to do so by the Company, for up to $2,000,000 toward the payment of the out-of-pocket costs and expenses incurred by the Company in connection with this Agreement and the transactions contemplated hereby, including, without limitation, fees and expenses of accountants, attorneys, financial advisors (except for any contingent fee of a financial advisor for which a contingency has not been satisfied), commercial banks, experts and consultants and fees and expenses otherwise allocated to the Company pursuant to this Agreement.

          (d) As used in this Agreement, "Termination Fee" shall be an amount equal to the lesser of (i) $18,700,000 (the "Base Amount") and
(ii) the maximum amount, if any, that can be paid to HCPI without causing it to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code for such year determined as if (a) the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-
(I) of the Code ("Qualifying Income"), and (b) HCPI has $1,000,000 of income from unknown sources during such year which was not Qualifying Income (in addition to any known or anticipated income of HCPI which was not Qualifying Income), in each case as determined by independent accountants to HCPI. Notwithstanding the foregoing, in the event HCPI receives a reasoned opinion from outside counsel or a ruling from the IRS (the "Tax Guidance") providing that HCPI's receipt of the Base Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (the "REIT Requirements"), the Termination Fee shall be an amount equal to the Base Amount and the Company shall, upon receiving notice that HCPI has received the Tax Guidance, pay to HCPI the unpaid Base Amount within five business days. In the event that HCPI is not able to receive the full Base Amount due to the above limitations, the Company shall place the unpaid amount in escrow by wire transfer within three days of termination and shall not release any portion thereof to HCPI unless and until HCPI receives either one or a combination of the following once or more often: (i) a letter from HCPI's independent accountants indicating the maximum amount that can be paid at that time to HCPI without causing HCPI to fail to meet the REIT Requirements (calculated as described above) or (ii) the Tax Guidance, in either of which events the Company shall pay to HCPI the lesser of the unpaid Base Amount or the maximum amount stated in the letter referred to in (i) above within five business days after the Company has been notified thereof. The payment of the amount required to be paid pursuant to Section 8.2(a) in connection with the circumstances described therein, together with the amount required to be paid pursuant to Section 8.2(b) (but only to the extent such amount is paid together with the amount set forth in
Section 8.2(a)), shall be compensation and liquidated damages for the loss suffered by HCPI as a result of the failure of the Merger to be consummated and to avoid the difficulty of determining damages under such circumstances. Neither Party shall have any other liability to the other for damages after the payment of such amounts. The obligation of Company to pay any unpaid portion of the Termination Fee shall terminate on the December 31 following the date which is three years from the date of this Agreement. Amounts remaining in escrow after the obligation of the Company to pay the Termination Fee terminates shall be released to the Company.

          (e) The Parties acknowledge that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, the Parties would not enter into this Agreement; accordingly, if the Company fails to promptly pay the Termination Fee or the fees and expenses of HCPI or if HCPI fails to pay the fees and expenses of the Company, each as required by this
Section 8.2, and in order to obtain such payment the non-defaulting Party commences a suit which results in a judgment against the defaulting Party for any amount of the fees and expenses set forth in this Section 8.2, the defaulting Party shall pay to the non-defaulting Party its costs and expenses (including attorneys' fees) in connection with such suit together with interest on such amount in respect of the period from the date such amount became due until the date such amount is paid at the prime rate of The Chase Manhattan Bank in effect from time to time during such period.

          (f) In the event of termination of this Agreement pursuant to this Article VIII, this Agreement (other than as set forth in Section 9.1) shall become void and of no effect with no liability under the terms of the Agreement (other than as set forth in this Section 8.2) on the part of any Party; provided, however, no such termination shall relieve any Party from any liability for breach of this Agreement.

          Section 8.3    Expenses.

          The Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the transactions contemplated in Article II. Except as otherwise specifically provided herein, each Party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

          Section 8.4    Amendment.

          This Agreement may be amended by the Parties by action taken by or on behalf of their respective Boards of Directors at any time before or after any required approval of matters presented in connection with the Merger by the stockholders of the Company and HCPI; provided, however, that after any such approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed by the Parties.

          Section 8.5    Waiver.

          At any time prior to the Closing Date, any Party may (a) extend the time for the performance of any of the obligations or other acts of the other Parties hereto, (b) waive any inaccuracies in the representations and warranties of the other Parties contained herein or in any document delivered pursuant hereto and (c) waive compliance by any other Party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                ARTICLE IX.
                            GENERAL PROVISIONS

          Section 9.1    Non-Survival of Representations, Warranties and
Agreements.

The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.1, as the case may be, except that (a) the agreements set forth in Sections 2.8, 2.9, 2.10(b), 2.10(c), 2.10(e), 2.10(f), 2.11,
2.13, 2.14, 6.7, 6.8, 6.10, 6.11, 6.12, 6.19, 9.5, 9.6 and 9.7 shall survive the Effective Time and (b) the agreements set forth in the Confidentiality Agreement and in Sections 8.1, 8.2 and 8.3, this Section 9.1, Section 9.6 and Section 9.7 shall survive termination indefinitely.

          Section 9.2    Notices.

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex, by registered or certified mail (postage prepaid, return receipt requested), or by overnight courier, to the respective Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to HCPI:

Health Care Property Investors, Inc.
4675 MacArthur Court, Suite 900
Newport Beach, California 92660

               Attention:  Legal Department
               Fax No.:  (949) 221-0607

          with an additional copy to:

               Latham & Watkins
               633 West Fifth Street, Suite 4000
               Los Angeles, California  90071
               Attention:Paul D. Tosetti, Esq.
               Fax No.:(213) 891-8763

          and

               Latham & Watkins
               650 Town Center Drive
               Costa Mesa, California  92626
               Attention:William J. Cernius, Esq.
               Fax No.:(714) 755-8290

          If to the Company:

               American Health Properties, Inc.
               6400 South Fiddler's Green Circle, Suite 1800
               Englewood, Colorado 80111
               Attention: Steven A. Roseman, Esq.
               Fax No.:(303) 796-9708

          with a copy to:

               Sullivan & Cromwell
               125 Broad Street
               New York, New York  10004
               Attention:Alan J. Sinsheimer
               Fax No.:(212) 558-3588

          Section 9.3    Severability.

          If any term or other provision of this agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

          Section 9.4    Entire Agreement; Assignment.

          This Agreement (including the Company Disclosure Schedule and the HCPI Disclosure Schedule), together with the Confidentiality Agreement, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by any Party by operation of law or otherwise without the express written consent of each of the other Parties.

          Section 9.5    Parties in Interest.

          This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and, except for Sections 2.8, 6.7, 6.8 and 6.19, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

          Section 9.6    Governing Law.

          Except to the extent to which the Merger is subject to the MGCL and the DGCL, this Agreement shall be governed by and construed in accordance with, the laws of the State of Delaware without regard, to the fullest extent permitted by law, to the conflicts of laws provisions thereof which might result in the application of the laws of any other jurisdiction. Each of the Parties submits to the non-exclusive jurisdiction of the state and federal courts of the United States located in the County of Orange, California with respect to any claim or cause of action arising out of this Agreement or the transactions contemplated hereby.

          Section 9.7    No Trial by Jury.

          Each of the Parties hereto hereby irrevocably and unconditionally waives any right it may have to trial by jury in connection with any litigation arising out of or relating to this Agreement, the Confidentiality Agreement, the Merger or any of the other transactions contemplated hereby or thereby.

          Section 9.8    Action by Subsidiaries and Boards.

          Whenever this Agreement requires or purports to require any Subsidiary of the Company or the Company Board or any Subsidiary of HCPI or the HCPI Board to take any action, such purported requirement shall be deemed to include an undertaking on the part of the Company or HCPI to cause such Subsidiary or the Company Board or the HCPI Board, as applicable, to take such action.

          Section 9.9    Headings.

          The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          Section 9.10   Specific Performance.

          Each of the Parties hereto acknowledges and agrees that the other Parties would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the Parties agrees that they each shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and conditions hereof in any Action instituted in any court of the United States or any state having competent jurisdiction, in addition to any other remedy to which such Party may be entitled, at law or in equity.

          Section 9.11   Counterparts.

          This Agreement may be executed in two or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                         [Signature page follows.]

          IN WITNESS WHEREOF, HCPI and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                              HEALTH CARE PROPERTY INVESTORS, INC., a
                              Maryland corporation


                              By:    /s/ Kenneth B. Roath
                                   ---------------------------
                              Name:  Kenneth B. Roath
                              Title: Chairman, President and Chief Executive
                                     Officer

                              AMERICAN HEALTH PROPERTIES, INC.,
                              a Delaware corporation


                              By:   /s/ Joseph P. Sullivan
                                   ----------------------------
                              Name:  Joseph P. Sullivan
                              Title: Chairman, President and Chief Executive
                                     Officer





                   [Signature Page to Merger Agreement]

                                 EXHIBIT A

                         Form of Affiliate Letter


Health Care Property Investors, Inc.
4675 MacArthur Court, Suite 900
Newport Beach, California  92660

Ladies and Gentlemen:

          The undersigned has been advised that as of the date of this letter it may be deemed to be an "affiliate" of American Health Properties, Inc., a Delaware corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger dated as of August 4, 1999 (the "Agreement"), between Health Care Property Investors, Inc., a Maryland corporation ("HCPI") and the Company, the Company will be merged with and into HCPI (the "Merger").

          As a result of the Merger, the undersigned may receive shares (the "Shares") of common stock, par value $1.00 per share, of HCPI (the "HCPI Common Stock") in exchange for shares of common stock, par value $.01 per share, of the Company (the "Company Common Stock").

          1. The undersigned represents, warrants and covenants to HCPI that in the event it receives Shares as a result of the Merger:

               A. It shall not make any sale, transfer or other disposition of the Shares in violation of the Act or the Rules and Regulations.

               B. It has carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon its ability to sell, transfer or otherwise dispose of the Shares to the extent it determines necessary, with its counsel or counsel of the Company.

               C. It has been advised that the issuance of the Shares pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. The undersigned has also been advised that, since at the time the Merger was submitted for a vote of the stockholders of the Company, it may be deemed to have been an affiliate of the Company and any subsequent distribution by it of the Shares has not been registered under the Act, it may not sell, transfer or otherwise dispose of the Shares unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with Rule 145 promulgated by the Commission under the Act or (iii) in the opinion of counsel reasonably acceptable to HCPI or a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

               D. The undersigned does not own in excess of 9.8% of the outstanding the Company Common Stock and, upon consummation of the Merger, will not own in excess of 9.8% of the outstanding HCPI Common Stock.

               E. The undersigned understands that HCPI is under no obligation to register the sale, transfer or other disposition of the Shares by it or on its behalf under the Act, or except as expressly set forth in the Agreement, to take any other action necessary in order to make compliance with an exemption from such registration available.

               F. The undersigned also understands that HCPI may give stop transfer instructions to its transfer agent with respect to the Shares to enforce the restrictions on the undersigned set forth herein and that it reserves the right to place on the certificates for HCPI Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

               "The securities represented by this certificate have been issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies and may be sold or otherwise transferred only in compliance with the requirements of Rule 145 or pursuant to a registration statement under said Act or an exemption from such registration."

               G. The undersigned also understands that unless the transfer by it of the Shares has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, HCPI reserves the right to put the following legend on the certificates issued to transferees of the undersigned:

               "The securities represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145, promulgated under the Securities Act of 1933, applies. The securities have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

          Execution of this letter should not be considered an admission on the part of the undersigned that it is an "affiliate" of the Company as described in the first paragraph of this letter or as a waiver of any rights it may have to object to any claim that it is such an affiliate on or after the date of this letter.

          2. By HCPI's acceptance of this letter, HCPI hereby agrees with the undersigned to the extent applicable as follows:

               A. For so long as and to the extent necessary to permit the undersigned to sell HCPI Common Stock pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, HCPI shall (a) use its reasonable efforts to (i) file, on a timely basis, all reports and data required to be filed with the Commission by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and
(ii) furnish to the undersigned upon request a written statement as to whether HCPI complied with such reporting requirements during the 12 months preceding any proposed sale of HCPI Common Stock by the undersigned under Rule 145, and (b) otherwise use its reasonable efforts to permit such sales pursuant to Rule 145 and Rule 144. HCPI has filed all reports required to be filed with the Commission under Section 13 of the Exchange Act during the preceding 12 months.

               B. It is understood and agreed that certificates with the legend set forth in subparagraphs F and G of Paragraph 1 above will be substituted by delivery of certificates without such legend if (i) transfer by the undersigned of HCPI Common Stock of the undersigned has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, (ii) one year shall have elapsed from the date the undersigned acquired the Shares and the provisions of Rule 145(d)(2) are then available to the undersigned, (iii) two years shall have elapsed from the date the undersigned acquired HCPI Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then available to the undersigned, or (iv) HCPI has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to it, or a "no-action" or interpretive letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 144 and Rule 145 under the Act no longer apply to the undersigned.

                              Very truly yours,


                              Name:



Accepted this ________ day of
___________________, 1999 by

HEALTH CARE PROPERTY INVESTORS, INC.,
a Maryland corporation

By:
Name:
Title:


                                 EXHIBIT B

                          Articles Supplementary

                                 EXHIBIT B

                   HEALTH CARE PROPERTY INVESTORS, INC.

                    ARTICLES SUPPLEMENTARY CLASSIFYING
                             40,000 SHARES OF
           8.60% SERIES C CUMULATIVE REDEEMABLE PREFERRED STOCK


     Health Care Property Investors, Inc., a Maryland corporation (the "Company"), certifies to the Maryland State Department of Assessments and Taxation (the "Department") that:

     FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Company by Article IV of the charter of the Company (inclusive of these Articles Supplementary, the "Charter") and Section 2-105 of the Maryland General Corporation Law ("MGCL"), the Board of Directors has adopted resolutions classifying and designating a separate class of authorized but unissued preferred stock of the Company, par value $1.00 per share ("Preferred Stock"), to consist of not more than 40,000 shares of Preferred Stock, to be known as "8.60% Series C Cumulative Redeemable Preferred Stock," setting the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption and other terms and conditions of such 8.60% Series C Cumulative Redeemable Preferred Stock and authorizing the issuance of up to 40,000 shares of 8.60% Series C Cumulative Redeemable Preferred Stock.

     SECOND: The separate class of Preferred Stock of the Company created by the resolutions duly adopted by the Board of Directors of the Company and referred to in Article FIRST of these Articles Supplementary shall have the following designation, number of shares, preferences, conversion and other rights, voting powers, restrictions and limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions.

     1. Designation and Rank. The designation of such class of Preferred Stock authorized by this resolution shall be 8.60% Series C Cumulative Redeemable Preferred Stock (the "Series C Preferred Stock"). The maximum number of shares of Series C Preferred Stock shall be forty thousand (40,000). Shares of the Series C Preferred Stock shall have a liquidation preference of $2,500.00 per share (the "Liquidation Preference"). The Series C Preferred Stock shall rank senior to the Company's common stock, par value $1.00 per share (the "Common Stock"), and to all other classes and series of equity securities of the Company now or hereafter authorized, issued or outstanding (the Common Stock and such other classes and series of equity securities collectively may be referred to herein as the "Junior Stock"), other than Parity Stock (as defined below) or any classes or series of equity securities of the Company ranking senior to (the "Senior Stock") the Series C Preferred Stock as to dividend rights and rights upon liquidation, winding up or dissolution of the Company; provided, however, that with respect to any Senior Stock, the Company has satisfied the provisions of Section 4(c) hereof. The Series C Preferred Stock shall rank on a parity with the Company's 7O% Series A Cumulative Redeemable Preferred Stock, par value $1.00 per share (the "Series A Preferred Stock"), and the Company's 8.70% Series B Cumulative Redeemable Preferred Stock, par value $1.00 per share (the "Series B Preferred Stock"), and to all other classes and series of equity securities of the Company now or hereafter authorized, issued or outstanding, the terms of which specifically provide that such equity securities rank on a parity with the Series C Preferred Stock with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company (the Series A Preferred Stock, the Series B Preferred Stock and such other classes and series of equity securities ranking on a parity with the Series C Preferred Stock collectively may be referred to herein as "Parity Stock"). The Series C Preferred Stock shall be junior to all outstanding debt of the Company. The Series C Preferred Stock shall be subject to creation of Parity Stock and Junior Stock to the extent not expressly prohibited by the Charter. The Series C Preferred Stock shall be considered a class of stock of the Company which is separate from each of the Company's Common Stock, Series A Preferred Stock and Series B Preferred Stock.

     2.   Cumulative Dividends Priority.

     a. Payment of Dividends. The holders of record of shares of Series C Preferred Stock shall be entitled to receive, when, as, and if declared by the Board, out of funds legally available therefor, cumulative cash dividends at the rate of 8.60% of the Liquidation Preference per annum per share, which shall accrue from the last payment date through which dividends shall have been paid on the shares of 8.60% Cumulative Redeemable Preferred Stock, Series B, of American Health Properties, Inc. in respect of which shares of Series C Preferred Stock are issued (the "Accrual Commencement Date") and be payable quarterly in arrears on the last day of March, June, September and December of each year (and, if the Series C Preferred Stock is issued on or before November 30, 1999, November 30,
1999) or, if such day is a non-business day, on the next business day (each of such dates, a "Dividend Payment Date"). Each declared dividend shall be payable to holders of record as they appear on the stock books of the Company at the close of business on the record dates therefor, which will be the 15th day of the calendar month in which the Dividend Payment Date falls or such other date designated as such, that is not more than 50 nor less than 10 days preceding the payment dates therefor, as is determined by the Board or a duly authorized committee thereof (each of such dates, a "Record Date"). Quarterly dividend periods (each a "Dividend Period") shall commence on and include either (i) the Accrual Commencement Date or
(ii) first day after the immediately preceding Dividend Period and shall end on and include the next scheduled Dividend Payment Date, without regard to whether it falls on a business day.

     The amount of dividends payable per share for each full Dividend Period shall be computed by dividing by four the amount determined by applying the 8.60% annual dividend rate to the $2,500.00 liquidation preference of such share. Dividends on the Series C Preferred Stock shall accrue day by day and shall be cumulative. The amount of any dividend payable for any other period shorter than a full Dividend Period shall be computed on the basis of a 360-day year composed of twelve 30-day months and the actual number of days elapsed in such period. Notwithstanding any provision to the contrary contained herein, each outstanding share of Series C Preferred Stock shall be entitled to receive, and shall receive, a dividend with respect to any Record Date equal to the dividend paid with respect to each other share of Series C Preferred Stock which is outstanding on such date.

     b. Priority as to Dividends. No full dividends shall be declared or paid or set apart for payment on Preferred Stock of any series ranking, as to dividends, on a parity with or junior to the Series C Preferred Stock for any period unless full dividends for the current Dividend Period on the Series C Preferred Stock (including any accumulation in respect of unpaid dividends from prior Dividend Periods) have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment thereof set apart for such payment). When dividends are not paid in full (or declared and a sum sufficient for such full payment is not so set apart) upon the Series C Preferred Stock and any other Preferred Stock ranking on a parity as to dividends with the Series C Preferred Stock, dividends declared upon shares of Series C Preferred Stock and such other Preferred Stock ranking on a parity as to dividends shall be declared pro rata, so that the amount of dividends declared per share on the Series C Preferred Stock and such other Preferred Stock shall bear in all cases to each other the same ratio that accrued dividends for the then current Dividend Period per share on the shares of Series C Preferred Stock (including any accumulation in respect of unpaid dividends for prior Dividend Periods) and accrued dividends, including required or permitted accumulations, if any, of such other Preferred Stock, bear to each other.

     Unless full dividends on the Series C Preferred Stock have been declared and paid or set apart for payment for the current Dividend Period (including any accumulation in respect of unpaid dividends for prior Dividend Periods) (i) no cash dividend or other distribution (other than in shares of Junior Stock or options, warrants or right to subscribe for or purchase same) shall be declared or paid or set aside for payment on the Junior Stock, (ii) the Company may not, directly or indirectly, repurchase, redeem or otherwise acquire any shares of its Junior Stock (or any moneys paid to or made available for a sinking fund for the redemption of any shares except by conversion into or exchange for Junior Stock) and (iii) the Company may not, directly or indirectly, repurchase, redeem or otherwise acquire any shares of Series C Preferred Stock or Parity Stock (or any moneys paid to or made available for a sinking fund for the redemption of any shares of any such stock) otherwise than pursuant to a pro rata offer to purchase or a concurrent redemption of all, or a pro rata portion, of the outstanding shares of Series C Preferred Stock and Parity Stock (except by conversion into or exchange for Junior Stock).

     The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company if, under the preceding paragraph, the Company would be prohibited from purchasing or otherwise acquiring such shares at such time and in such manner.

     The Series C Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends as described above and shall not be entitled to participate in the earnings or assets of the Company, and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series C Preferred Stock which may be in arrears.

     Any dividend payment made on the Series C Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

     If, for any taxable year, the Company elects to designate as "capital gain dividends" (as defined in Section 857 of the Code), any portion (the "Capital Gains Amount") of the dividends (as determined for federal income tax purposes) paid or made available for the year to holders of all classes of shares (the "Total Dividends"), then the portion of the Capital Gains Amount that shall be allocated to the holders of the Series C Preferred Stock shall equal (i) the Capital Gains Amount multiplied by (ii) a fraction that is equal to (a) the total dividends (as determined for federal income tax purposes) paid or made available to the holders of the Series C Preferred Stock for the year over (b) the Total Dividends.

     No dividends on the Series C Preferred Stock shall be authorized by the Board of Directors or be paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibit such authorization, payment or setting apart for payment or provide that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law. Notwithstanding the foregoing, dividends on the Series C Preferred Stock will accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized.

     3.   Redemption.

     a. General. Subject to the last sentence of this paragraph, the shares of the Series C Preferred Stock will not be redeemable prior to October 27, 2002. At any time on or after October 27, 2002, subject to the applicable restrictions set forth in this Section 3 and applicable law, the shares of Series C Preferred Stock may be redeemed, in whole or in part, at the election of the Company, upon notice as provided in Section 3(b) hereof, by resolution of its Board of Directors, at any time or from time to time, at the redemption price of $2500.00 per share, plus, in each case, an amount equal to all accrued and unpaid dividends to the date fixed for redemption. Notwithstanding the foregoing, the Company may redeem all or any portion of the Series C Preferred Stock or Parity Stock to preserve the Company's status of a real estate investment trust.

     If less than all the outstanding shares of Series C Preferred Stock are to be redeemed, the Company will select those to be redeemed pro rata, by lot or by a substantially equivalent method. On and after the redemption date, dividends shall cease to accrue on the shares of Series C Preferred Stock called for redemption, and they shall be deemed to cease to be outstanding, provided that the redemption price (including any accrued and unpaid dividends to the date fixed for redemption) has been duly paid or provided for.

     No Series C Preferred Stock may be redeemed except from proceeds from the sale of other capital stock of the Company, including but not limited to common stock, preferred stock, depositary shares, interests, participations or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

     b.    Notice  of Redemption.  Notice of any redemption, setting  forth
(i) the date and place fixed for said redemption and the number of shares of Series C Preferred Stock to be redeemed, (ii) the redemption price and
(iii) a statement that dividends on the shares of Series C Preferred Stock to be redeemed will cease to accrue on such redemption date, shall be given by publication in a newspaper of general circulation in New York, New York at least once a week for two successive weeks and shall be mailed, postage prepaid, at least 30 days but not more than 90 days prior to said redemption date to each holder of record of the Series C Preferred Stock to be redeemed at his address as the same shall appear on the books of the Company. If less than all the shares of the Series C Preferred Stock owned by such holder are then to be redeemed, the notice shall specify the number of shares thereof which are to be redeemed and the numbers of the certificates representing such shares.

     If such notice of redemption shall have been so given and mailed, and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the Company separate and apart from its other funds in trust for the account of the holders of the shares of the Series C Preferred Stock so to be redeemed (so as to be and continue to be available therefor), then, on and after said redemption date, notwithstanding that any certificate for shares of the Series C Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares of the Series C Preferred Stock so called for redemption shall be deemed to be no longer outstanding, the dividends thereon shall cease to accrue, and all rights with respect to such shares of the Series C Preferred Stock so called for redemption shall forthwith cease and terminate, except only the right of the holders thereof to receive out of the funds so set aside in trust the amount payable on redemption thereof, but without interest, upon surrender (and endorsement or assignment for transfer, if required by the Company) of their certificates.

     However, if such notice of redemption shall have been so given and mailed, and if prior to the date of redemption specified in such notice all said funds necessary for such redemption shall have been irrevocably deposited in trust for the account of the holders of the shares of the Series C Preferred Stock to be redeemed (so as to be and continue to be available therefor) with a bank or trust company named in such notice doing business in the City of New York or the State of California and having capital surplus and undivided profits of at least $50,000,000, thereupon and without awaiting the redemption date, all shares of the Series C Preferred Stock with respect to which such notice shall have been so mailed and such deposit shall have been so made shall be deemed to be no longer outstanding, and all rights with respect to such shares of the Series C Preferred Stock shall forthwith upon such deposit in trust cease and terminate, except only the right of the holders thereof on or after the redemption date to receive from such deposit the amount payable upon the redemption, but without interest, upon surrender (and endorsement or assignment to transfer, if required by the Company) of their certificates.

     In case the holders of shares of the Series C Preferred Stock which shall have been redeemed shall not within two years (or any longer period if required by law) after the redemption date claim any amount so depicted in trust for the redemption of such shares, such bank or trust company shall, upon demand and if permitted by applicable law, pay over to the Company any such unclaimed amount so deposited with it, and shall thereupon be relieved of all responsibility in respect thereof, and thereafter the holders of such shares shall, subject to applicable escheat laws, look only to the Company for payment of the redemption price thereof, but without interest from the date of redemption.

     c. Status of Shares Redeemed. Shares of Series C Preferred Stock redeemed, purchased or otherwise acquired for value by the Company, shall, after such acquisition, have the status of authorized and unissued shares of Preferred Stock and may be reissued by the Company at any time as shares of any series of Preferred Stock other than as shares of Series C Preferred Stock.

     4.   Voting Rights.

     The voting rights of the Series C Preferred Stock shall be as follows:

     a. General Voting Rights. Except as expressly provided hereinafter in this Section, this Series of Preferred Stock shall have no voting rights.

     b.   Voting Rights Upon Dividend Arrears.

          i. Right to Elect Directors. In the event that an amount equal to six quarterly dividend payments on this Series of Preferred Stock shall have accrued and be unpaid, the holders of this Series of Preferred Stock shall have the right, voting separately as a class together with holders of shares of any Parity Stock upon which like voting rights have been conferred and are exercisable ("Voting Parity Stock"), to elect two members of the Board of Directors, each member to be in addition to the then authorized number of directors, at a special meeting called by the holders of record of at least 25% of the Series C Preferred Stock or the holders of any other series of Preferred Stock so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders) or at the next annual meeting of stockholders and at each subsequent annual meeting until all dividends accumulated on this Series of Preferred Stock have been paid in full for four consecutive Dividend Periods, including the last preceding Dividend Period.

          ii. Term of Office of Directors. Any director who shall have been elected by holders of this Series of Preferred Stock and Voting Parity Stock entitled to vote in accordance with this subparagraph (b) shall hold office for a term expiring (subject to the earlier payment, or declaration and setting aside for payment, of dividends on this Series of Preferred Stock for four consecutive Dividend Periods as described below) at the next annual meeting of stockholders and during such term may be removed at any time, either for or without cause, by, and only by, the affirmative vote of the holders of record of a majority of the shares of this Series of Preferred Stock and Voting Parity Stock present and voting, in person or by proxy, at a special meeting of such stockholders called for such purpose, and any vacancy created by such removal may also be filled at such meeting. A meeting for the removal of a director elected by the holders of this Series of Preferred Stock and Voting Parity Stock and the filling of the vacancy created thereby shall be called by the Secretary of the company as promptly as possible and in any event within 10 days after receipt of a request therefor signed by the holders of not less than 25% of the outstanding shares of this Series of Preferred Stock, subject to any applicable notice requirements imposed by law or regulation. Such meeting shall be held at the earliest practicable date thereafter, provided that no such meeting shall be required to be held during the 90-day period preceding the date fixed for the annual meeting of stockholders.

     Upon payment, or declaration and setting aside for payment, of dividends on this Series of Preferred Stock for four consecutive Dividend Periods, the terms of office of all directors elected by the holders of the shares of this Series of Preferred Stock and the Voting Parity Stock pursuant thereto then in office, shall, without further action, thereupon terminate unless otherwise required by law. Upon such termination the number of directors constituting the Board of Directors of the company shall, without further action, be reduced by two, subject always to the increase of the number of directors pursuant to the foregoing provisions in the case of the future right of holders of the shares of this Series of Preferred Stock and Voting Parity Stock to elect directors as provided above.

          iii. Vacancies. Any vacancy caused by the death or resignation of a director who shall have been elected in accordance with this subparagraph (b) may be filled by the remaining director so elected or, if not so filled, by a vote of holders of a plurality of the shares of this Series of Preferred Stock and Voting Parity Stock present and voting, in person or by proxy, at a meeting called for such purpose. Unless such vacancy shall have been filled by the remaining director as aforesaid, such meeting shall be called by the Secretary of the Company at the earliest practicable date after such death or resignation, and in any event within 10 days after receipt of a written request signed by the holders of record of at least 25% of the outstanding shares of this Series of Preferred Stock, subject to any applicable notice requirements imposed by law or regulation. Notwithstanding the provisions of this paragraph, no such special meeting shall be required to be held during the 90-day period preceding the date fixed for the annual meeting of stockholders.

          iv. Stockholders' Right to Call Meeting. If any meeting of the holders of this Series of Preferred Stock and Voting Parity Stock required by this subparagraph (b) to be called shall not have been called within 30 days after personal service of a written request therefor upon the Secretary of the Company or within 30 days after mailing the same within the United States of America by registered mail addressed to the Secretary of the Company at its principal executive offices, subject to any applicable notice requirements imposed by law or regulation, then the holders of record of at least 25% of the outstanding shares of this Series of Preferred Stock may designate in writing one of their number to call such meeting at the expense of the Company, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders or such shorter notice (but in no event shorter than permitted by law or regulation) as may be acceptable to the holders of a majority of the total number of shares of this Series of Preferred Stock. Any holder of this Series of Preferred Stock so designated shall have access to the Preferred Stock books of the Company for this Series of Preferred Stock for the purpose of causing such meeting to be called pursuant to these provisions.

          v. Quorum. At any meeting of the holders of this Series of Preferred Stock called in accordance with the provisions of this subparagraph (b) for the election or removal of directors, the presence in person or by proxy of the holders of a majority of the total number of shares of this Series of Preferred Stock and Voting Parity Stock shall be required to constitute a quorum; in the absence of a quorum, a majority of the holders present in person or by proxy shall have power to adjourn the meeting from time to time without notice other than an announcement at the meeting, until a quorum shall be present.

     c. Voting Rights on Extraordinary Matters. So long as any shares of this Series of Preferred Stock shall be outstanding and unless the consent or approval of a greater number of shares shall then be required by law, without first obtaining the approval of the holders of at least two-thirds of the number of shares of this Series of Preferred Stock at the time outstanding (voting separately as a class) given in person or by proxy at a meeting at which the holders of such shares shall be entitled to vote separately as a class, the Company shall not either directly or indirectly or through merger or consolidation with any other company, (i) authorize, create or issue, or increase the authorized or issued amount, of any class or series of stock ranking prior to the shares of this Series of Preferred Stock in rights and preferences or (ii) approve any amendment to (or otherwise alter or repeal) its Charter which would materially and adversely change the specific terms of this Series of Preferred Stock.

     An amendment which increases the number of authorized shares of any class or series of Preferred Stock or authorizes the creation or issuance of other classes or series of Preferred Stock, in each case ranking junior to or on a parity with this Series of Preferred Stock with respect to the payment of dividends and distribution of assets upon liquidation, dissolution or winding up, or substitutes the surviving entity in a merger or consolidation, reorganization or other business combination for the Company, shall not be considered to be such an adverse change.

     A share exchange that affects this Series of Preferred Stock shall be treated similarly to any merger or consolidation, if such share exchange would have one of the effects referenced in clauses (i) or (ii) of the second preceding paragraph. Any merger, consolidation or share exchange, in which each share of this Series of Preferred Stock remains outstanding without a material adverse change to its terms and rights, or is converted into or exchanged for preferred stock of the surviving entity having preferences, rights, voting powers, restrictions, limitations, qualifications and terms and conditions that are otherwise identical to those of this Series of Preferred Stock (except for changes that do not materially and adversely affect the holders of this Series of Preferred Stock), shall not be considered to implicate the foregoing Voting Rights on Extraordinary Matters. Except as provided above, the holders of this Series of Preferred Stock are not entitled to vote on any merger or consolidation involving the Company, on any share exchange or on a sale of all or substantially all of the assets of the Company.

     d. One Vote Per Share. In connection with any matter on which holders of this Series of Preferred Stock are entitled to vote as provided in paragraphs (b) and (c) of this Section, or any matter on which the holders of this Series of Preferred Stock are entitled to vote as one class or otherwise pursuant to the provisions of the Charter, each holder of this Series of Preferred Stock shall be entitled to one vote for each share of this Series of Preferred Stock held by such holder.

     5. No Sinking Fund; No Conversion, Etc. No sinking fund and no mandatory redemption provision or maturity date will be established for the retirement or redemption of shares of Series C Preferred Stock. The shares of Series C Preferred Stock are not convertible into or exchangeable for any other property or securities of the Company.

     6.   Liquidation Rights; Priority.

     a. In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Company, the holders of shares of the Series C Preferred Stock shall be entitled to receive, out of the assets of the Company, whether such assets are capital or surplus and whether or not any dividends as such are declared, $2,500.00 per share plus an amount equal to all accrued and unpaid dividend for prior Dividend Periods, and no more, before any distribution shall be made to the holders of any Junior Stock or any other class of stock or series thereof ranking  junior  to  the  Series C Preferred  Stock  with  respect  to  the distribution of assets. After payment of the full amount of the liquidation preference, the holders of shares of the Series C Preferred Stock shall not be entitled to any further participation.

     b. Nothing contained in this Section 6 shall be deemed to prevent redemption of shares of the Series C Preferred Stock by the Company in the manner provided in Section 3. Neither the merger nor consolidation of the Company into or with any other company, nor the merger or consolidation of any other company into or with the Company, nor a statutory share exchange by the Company, nor a sale, transfer or lease of all or any part of the assets of the Company, shall be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this Section 6.

     c. Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall be given by mail, postage prepaid, no less than 30 days prior to the payment date stated therein, to the holders of record of the Series C Preferred Stock at their respective addresses as the same shall appear on the books of the Company.

     d.    If  the amounts available for distribution with respect  to  the
Series C Preferred Stock and all other outstanding stock of the Company ranking on a parity with the Series C Preferred Stock upon liquidation are not sufficient to satisfy the full liquidation rights of all the outstanding Series C Preferred Stock and stock ranking on a parity therewith, then the holders of each series of such stock will share ratably in any such distribution of assets in proportion to the full respective preferential amount (which in the case of the Series C Preferred Stock and any other preferred stock may include accumulated dividends) to which they are entitled.

     e. In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of stock of the Company or otherwise is permitted under the Maryland General Corporation Law, no effect shall be given to amounts that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of stock of the Company whose preferential rights upon dissolution are superior to those receiving the distribution.

     7.   Restrictions on Ownership and Transfer to Preserve Tax Benefit.

     a.    Definitions.   For the purposes of Section 7 of  these  Articles
Supplementary, the following terms shall have the following meanings:

               "Beneficial Ownership" shall mean ownership of any capital stock of the Company, inclusive of the Series C Preferred Stock, by a Person who is or would be treated as an owner of such capital stock either actually or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

               "Charitable Beneficiary" shall mean one or more beneficiaries of a Trust, as determined pursuant to Section 7(c)(vi) of these Articles Supplementary, each of which shall be an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501 (c)(3) of the Code.

               "Code" shall mean the Internal Revenue Code of 1986, as amended. All section references to the Code shall include any successor provisions thereof as may be adopted from time to time.

               "Constructive Ownership" shall mean ownership of any capital stock of the Company, inclusive of the Series C Preferred Stock, by a Person who is or would be treated as an owner of such capital stock either actually or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

               "IRS" shall mean the United States Internal Revenue Service.

               "Market Price" shall mean the last reported sales price reported on the New York Stock Exchange of the Series C Preferred Stock on the trading day immediately preceding the relevant date, or if the Series C Preferred Stock is not then traded on the New York Stock Exchange, the last reported sales price of the Series C Preferred Stock on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Series C Preferred Stock may be traded, or if the Series C Preferred Stock is not then traded over any exchange or quotation system, then the market price of the Series C Preferred Stock on the relevant date as determined in good faith by the Board of Directors of the Company.

               "Ownership Limit" shall mean 9.8% (by value or by number of shares, whichever is more restrictive) of the outstanding shares of capital stock of the Company.

               "Person" shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of
          Section 509(a) of the Code, joint stock company or other entity; but does not include an underwriter acting in a capacity as such in a public offering of shares of Series C Preferred Stock, provided that the ownership of such shares of Series C Preferred Stock by such underwriter would not result in the Company being "closely held" within the meaning of Section 856(h) of the Code, or otherwise result in the Company failing to qualify as a REIT.

               "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Section 7(b)(ii) of these Articles Supplementary, the Purported Record Transferee, unless the Purported Record Transferee would have acquired or owned shares of Series C Preferred Stock for another Person who is the beneficial transferee or beneficial owner of such shares, in which case the Purported Beneficial Transferee shall be such Person.

               "Purported Record Transferee" shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Section 7(b)(ii) of these Articles Supplementary, the record holder of the Series C Preferred Stock if such Transfer had been valid under Section 7(b)(i) of these Articles Supplementary.

               "REIT" shall mean a real estate investment trust under Sections 856 through 860 of the Code and, for purposes of taxation of the Company under applicable state law, comparable provisions of the law of such state.

               "Restriction Termination Date" shall mean the first day after the date hereof on which the Board of Directors of the Company determines that it is no longer in the best interests of the Company to attempt to, or continue to, qualify as a REIT.

               "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Series C Preferred Stock, including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Series C Preferred Stock or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Series C Preferred Stock), whether voluntary or involuntary, whether such transfer has occurred of record or of beneficial ownership or Beneficial Ownership or Constructive Ownership (including but not limited to transfers of interests in other entities which result in changes in Beneficial or Constructive Ownership of Series C Preferred Stock), and whether such transfer has occurred by operation of law or otherwise.

               "Trust"  shall  mean  each of the  trusts  provided  for  in
          Section 7(c) of these Articles Supplementary.

                "Trustee" shall mean any Person unaffiliated with the Company, or a Purported Beneficial Transferee, or a Purported Record Transferee, that is appointed by the Company to serve as trustee of a Trust.

     b.   Restriction on Ownership and Transfers.

          i.   Prior to the Restriction Termination Date:

               (A) except as provided in Section 7(i) of these Articles Supplementary, no Person shall Beneficially Own Series C Preferred Stock which, taking into account any other capital stock of the Company Beneficially Owned by such Person, would cause such ownership to exceed the Ownership Limit;

               (B) except as provided in Section 7(i) of these Articles Supplementary, no Person shall Constructively Own Series C Preferred Stock which, taking into account any other capital stock of the Company Constructively Owned by such Person, would cause such ownership to exceed the Ownership Limit;

               (C) no Person shall Beneficially or Constructively Own Series C Preferred Stock which, taking into account any other capital stock of the Company Beneficially or Constructively Owned by such Person, would result in the Company being "closely held" within the meaning of Section
856(h) of the Code, or otherwise failing to qualify as a REIT (including but not limited to Beneficial or Constructive Ownership that would result in the Company owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Company (either directly or indirectly through one or more partnerships) from such tenant would cause the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code or comparable provisions of any applicable state law).

          ii. If prior to the Restriction Termination Date, any Transfer or other event occurs that, if effective, would result in any Person Beneficially or Constructively Owning Series C Preferred Stock in violation of Section 7(b)(i) of these Articles Supplementary, (1) then that number of shares of Series C Preferred Stock that otherwise would cause such Person to violate Section 7(b)(i) of these Articles Supplementary (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 7(c), effective as of the close of business on the business day prior to the date of such Transfer or other event, and such Purported Beneficial Transferee shall thereafter have no rights in such shares or (2) if, for any reason, the transfer to the Trust described in clause (1) of this sentence is not automatically effective as provided therein to prevent any Person from Beneficially or Constructively Owning Series C Preferred Stock in violation of Section 7(b)(i) of these Articles Supplementary, then the Transfer of that number of shares of Series C Preferred Stock that otherwise would cause any Person to violate Section 7(b)(i) shall be void ab initio, and the Purported Beneficial Transferee shall have no rights in such shares.

          iii. Subject to Section 7(m) and notwithstanding any other provisions contained herein, prior to the Restriction Termination Date, any Transfer of Series C Preferred Stock that, if effective, would result in the capital stock of the Company being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio, and the intended transferee shall acquire no rights in such Series C Preferred Stock.

     c.   Transfers of Series C Preferred Stock in Trust.

          i.    Upon  any  purported Transfer or other event  described  in
Section 7(b)(ii) of these Articles Supplementary, such Series C Preferred Stock shall be deemed to have been transferred to the Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the business day prior to the purported Transfer or other event that results in a transfer to the Trust pursuant to Section 7(b)(ii). The Trustee shall be appointed by the Company and shall be a Person unaffiliated with the Company, any Purported Beneficial Transferee or any Purported Record Transferee. Each Charitable Beneficiary shall be designated by the Company as provided in Section 7(c)(vi) of these Articles Supplementary.

          ii. Series C Preferred Stock held by the Trustee shall be issued and outstanding Series C Preferred Stock of the Company. The Purported Beneficial Transferee or Purported Record Transferee shall have no rights in the shares of Series C Preferred Stock held by the Trustee. The Purported Beneficial Transferee or Purported Record Transferee shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares of Series C Preferred Stock held in the Trust.

          iii. The Trustee shall have all voting rights and rights to dividends with respect to Series C Preferred Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable
Beneficiary. Any dividend or distribution paid to or on behalf of the Purported Record Transferee or Purported Beneficial Transferee prior to the discovery by the Company that shares of Series C Preferred Stock have been transferred to the Trustee shall be paid to the Trustee upon demand, and any dividend or distribution declared but unpaid shall be paid when due to the Trustee with respect to such Series C Preferred Stock. Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary.

          The Purported Record Transferee and Purported Beneficial Transferee shall have no voting rights with respect to the Series C Preferred Stock held in the Trust and, subject to Maryland law, effective as of the date the Series C Preferred Stock has been transferred to the Trustee, the Trustee shall have the authority (at the Trustee's sole discretion) (i) to rescind as void any vote cast by a Purported Record Transferee with respect to such Series C Preferred Stock prior to the discovery by the Company that the Series C Preferred Stock has been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable
Beneficiary; provided, however, that if the Company has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding any other provision of these Articles Supplementary to the contrary, until the Company has received notification that the Series C Preferred Stock has been transferred into a Trust, the Company shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

          iv. Within 20 days of receiving notice from the Company that shares of Series C Preferred Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares of Series C Preferred Stock held in the Trust to a Person, designated by the Trustee, whose ownership of the shares of Series C Preferred Stock will not violate the ownership limitations set forth in Section 7(b)(i). Upon such sale, the interest of the Charitable Beneficiary in the shares of Series C Preferred Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and to the Charitable Beneficiary as provided in this Section 7(c)(iv). The Purported Record Transferee shall receive the lesser of (1) the price paid by the Purported Record Transferee for the shares of Series C Preferred Stock in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such shares of Series C Preferred Stock at Market Price, the Market Price of such shares of Series C Preferred Stock on the day of the event which resulted in the transfer of such shares of Series C Preferred Stock to the Trust) and (2) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares of Series C Preferred Stock held in the Trust. Any net sales proceeds in excess of the amount payable to the Purported Record Transferee shall be immediately paid to the Charitable Beneficiary together with any dividends or other distributions thereon. If, prior to the discovery by the Company that shares of such Series C Preferred Stock have been transferred to the Trustee, such shares of Series C Preferred Stock are sold by a Purported Record Transferee then (i) such shares of Series C Preferred Stock shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Purported Record Transferee received an amount for such shares of Series C Preferred Stock that exceeds the amount that such Purported Record Transferee was entitled to receive pursuant to this Section 7(c)(iv), such excess shall be paid to the Trustee upon demand.

          v. Series C Preferred Stock transferred to the Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price paid by the Purported Record Transferee for the shares of Series C Preferred Stock in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such shares of Series C Preferred Stock at Market Price, the Market Price of such shares of Series C Preferred Stock on the day of the event which resulted in the transfer of such shares of Series C Preferred Stock to the Trust) and (ii) the Market Price on the date the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer until the Trustee has sold the shares of Series C Preferred Stock held in the Trust pursuant to Section 7(c)(iv). Upon such a sale to the Company, the interest of the Charitable Beneficiary in the shares of Series C Preferred Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and any dividends or other distributions held by the Trustee with respect to such Series C Preferred Stock shall thereupon be paid to the Charitable Beneficiary.

          vi. By written notice to the Trustee, the Company shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that the Series C Preferred Stock held in the Trust would not violate the restrictions set forth in Section 7(b)(i) in the hands of such Charitable Beneficiary.

     d. Remedies For Breach. If the Board of Directors or a committee thereof or other designees if permitted by the MGCL shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section 7(b)(i) of these Articles Supplementary or that a Person intends to acquire, has attempted to acquire or may acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any shares of Series C Preferred Stock of the Company in violation of Section 7(b)(i) of these Articles Supplementary, the Board of Directors or a committee thereof or other designees if permitted by the MGCL shall take such action as it deems advisable to refuse to give effect or to prevent such Transfer, including, but not limited to, causing the Company to redeem shares of Series C Preferred Stock, refusing to give effect to such Transfer on the books of the Company or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers (or, in the case of events other than a Transfer, ownership or Constructive Ownership or Beneficial Ownership) in violation of Section 7(b)(ii) of these Articles Supplementary, shall automatically result in the transfer to a Trust as described in Section 7(b)(i) and any Transfer in violation of Section 7(b)(ii) shall automatically be void ab initio irrespective of any action (or non-action) by the Board of Directors.

     e. Notice of Restricted Transfer. Any Person who acquires or attempts to acquire shares of Series C Preferred Stock in violation of
Section 7(b) of these Articles Supplementary, or any Person who is a Purported Beneficial Transferee such that an automatic transfer to a Trust results under Section 7(b)(ii) of these Articles Supplementary, shall immediately give written notice to the Company of such event and shall provide to the Company such other information as the Company may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Company's status as a REIT.

     f. Owners Required To Provide Information. Prior to the Restriction Termination Date each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of Series C Preferred Stock and each Person (including the stockholder of record) who is holding Series C Preferred Stock for a beneficial owner or Beneficial Owner or Constructive Owner shall provide to the Company such information that the Company may request, in good faith, in order to determine the Company's status as a REIT.

     g. Remedies Not Limited. Nothing contained in these Articles Supplementary (but subject to Section 7(m) of Article Second of these Articles Supplementary) shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Company and the interests of its shareholders by preservation of the Company's status as a REIT.

     h. Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 7 of Article Second of these Articles Supplementary, including any definition contained in Section 7(a), the Board of Directors shall have the power to determine the application of the provisions of this Section 7 with respect to any situation based on the facts known to it (subject, however, to the provisions of Section 7(m) of Article Second of these Articles Supplementary). In the event Section 7(a) requires an action by the Board of Directors and these Articles
Supplementary fail to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of
Section 7. Absent a decision to the contrary by the Board of Directors (which the Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 7(b)) acquired Beneficial or Constructive Ownership of Series C Preferred Stock in violation of Section 7(b)(i), such remedies (as applicable) shall apply first to the shares of Series C Preferred Stock which, but for such remedies, would have been actually owned by such Person, and second to shares of Series C Preferred Stock which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Series C Preferred Stock based upon the relative number of the shares of Series C Preferred Stock held by each such Person.

     i.   Exceptions.

          i. Subject to Section 7(b)(i)(C), the Board of Directors, in its sole discretion, may exempt a Person from the limitation on a Person Beneficially Owning shares of Series C Preferred Stock in violation of
Section 7(b)(i)(A) if the Board of Directors obtains any representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial Ownership of such shares of Series C Preferred Stock will violate Section 7(b)(i)(A) or that any such violation will not cause the Company to fail to qualify as a REIT under the Code, and agrees that any violation of such representations or undertaking (or other action which is contrary to the restrictions contained in Section 7(b) of these Articles Supplementary) or attempted violation will result in such Series C Preferred Stock being transferred to a Trust in accordance with
Section 7(b)(ii) of these Articles Supplementary.

          ii. Subject to Section 7(b)(i)(C), the Board of Directors, in its sole discretion, may exempt a Person from the limitation on a Person Constructively Owning Series C Preferred Stock in violation of Section 7(b)(i)(B), if the Company obtains any representations and undertakings from such Person as are reasonably necessary to ascertain that such Person does not and will not own, actually or Constructively, an interest in a tenant of the Company (or a tenant of any entity owned in whole or in part by the Company) that would cause the Company to own, actually or Constructively more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and that any violation or attempted violation will result in such Series C Preferred Stock being transferred to a Trust in accordance with Section 7(b)(ii) of these Articles Supplementary. Notwithstanding the foregoing, the inability of a Person to make the certification described in this Section 7(i)(ii) shall not prevent the Board of Directors, in its sole discretion, from exempting such Person from the limitation on a Person Constructively Owning Series C Preferred Stock in violation of Section 7(b)(i)(B) if the Board of Directors determines that the resulting application of Section 856(d)(2)(B) of the Code would affect the characterization of less than 0.5 % of the gross income (as such term is used in Section 856(c)(2) of the Code) of the Company in any taxable year, after taking into account the effect of this sentence with respect to all other Series C Preferred Stock to which this sentence applies.

          iii. Prior to granting any exception pursuant to Section 7(i)(i) or (ii) of these Articles Supplementary, the Board of Directors may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Company's status as a REIT.

     j. Preemptive Rights. No holder of shares of Series C Preferred Stock shall have any preemptive or preferential right to subscribe for or to purchase any additional shares of any series, or any bonds or convertible securities of any nature.

     k.    Legends.   Each certificate for Series C Preferred  Stock  shall
bear the following legends:

                        Classes of Stock

     "THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF CAPITAL STOCK CONSISTING OF COMMON STOCK AND ONE OR MORE SERIES OF PREFERRED STOCK. THE BOARD OF DIRECTORS IS AUTHORIZED TO DETERMINE THE PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF EACH SERIES OF PREFERRED STOCK BEFORE THE ISSUANCE OF ANY SUCH SERIES OF PREFERRED STOCK. THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO ANY SHAREHOLDER MAKING A REQUEST THEREFOR, A COPY OF THE COMPANY'S CHARTER AND A FULL STATEMENT WITH RESPECT TO DESIGNATIONS AND ANY PREFERENCES, CONVERSION OR OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE COMPANY HAS THE AUTHORITY TO ISSUE AND, SINCE THE COMPANY IS AUTHORIZED TO ISSUE PREFERRED STOCK IN SERIES, (i) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET, AND (ii) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. REQUEST
     FOR SUCH WRITTEN STATEMENT MAY BE DIRECTED TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE. "

             Restriction on Ownership and Transfer

     "THE SHARES OF SERIES C PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND
     CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE COMPANY'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE ARTICLES SUPPLEMENTARY FOR THE SERIES C PREFERRED STOCK, (i) NO PERSON MAY BENEFICIALLY OWN SHARES OF THE COMPANY'S SERIES C PREFERRED STOCK WHICH, TAKING INTO ACCOUNT ANY OTHER CAPITAL STOCK OF THE COMPANY BENEFICIALLY OWNED BY SUCH PERSON, WOULD CAUSE SUCH OWNERSHIP TO EXCEED 9.8% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE
     OUTSTANDING CAPITAL STOCK OF THE COMPANY; (ii) NO PERSON MAY CONSTRUCTIVELY OWN SHARES OF THE COMPANY'S SERIES C PREFERRED STOCK WHICH, TAKING INTO ACCOUNT ANY OTHER CAPITAL STOCK OF THE COMPANY CONSTRUCTIVELY OWNED BY SUCH PERSON, WOULD CAUSE SUCH OWNERSHIP TO EXCEED 9.8% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING CAPITAL STOCK OF THE COMPANY; (iii) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES C PREFERRED STOCK THAT, TAKING INTO ACCOUNT ANY OTHER CAPITAL STOCK OF THE COMPANY BENEFICIALLY OR CONSTRUCTIVELY OWNED BY SUCH PERSON, WOULD RESULT IN THE COMPANY BEING "CLOSELY HELD" UNDER SECTION 856(h) OF THE CODE OR OTHERWISE CAUSE THE COMPANY TO FAIL TO QUALIFY AS A REIT; AND
     (iv) NO PERSON MAY TRANSFER SERIES C PREFERRED STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE COMPANY BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES C PREFERRED STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES C PREFERRED STOCK IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE COMPANY. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE SERIES C PREFERRED STOCK REPRESENTED HEREBY IN EXCESS OF SUCH RESTRICTIONS WILL BE AUTOMATICALLY TRANSFERRED TO THE TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE COMPANY MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL TERMS IN THIS LEGEND WHICH ARE DEFINED IN THE ARTICLES SUPPLEMENTARY FOR THE SERIES C PREFERRED STOCK SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN SUCH ARTICLES SUPPLEMENTARY, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SERIES C PREFERRED STOCK ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE."

     l.    Severability.   If  any  provision of  this  Section  7  or  any
application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

     m. NYSE. Nothing in this Section 7 shall preclude the settlement of a transaction entered into through the facilities of the New York Stock Exchange. The shares of Series C Preferred Stock that are the subject of such transaction shall continue to be subject to the provisions of this
Section 7 after such settlement.

     n.    Applicability of Paragraph.  The provisions set  forth  in  this
Section 7 shall apply to the Series C Preferred Stock notwithstanding any contrary provisions of the Series C Preferred Stock provided for elsewhere in these Articles Supplementary.

     THIRD: The Series C Preferred Stock has been classified by the Board of Directors under a power contained in the Charter of the Corporation.

     FOURTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

     FIFTH: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
     IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its President and attested to by its Secretary on this ___ day of ______________, 1999.

ATTEST:                       HEALTH CARE PROPERTY INVESTORS, INC.,
                              a Maryland Corporation


By:                                By
Name:                              Name:
Title:                             Title:




                                 EXHIBIT C

                           Form of REIT Opinion

                            to be delivered by

                             Latham & Watkins



                            [Month] [day], 1999


American Health Properties, Inc.
6400 South Fiddler's Green Circle
Suite 1800
Englewood, Colorado 80111


Ladies and Gentlemen:

          We have acted as counsel to Health Care Property Investors, Inc., a Maryland corporation (the "Company"), in connection with the merger (the "Merger") of American Health Properties, Inc., a Delaware corporation ("AHP") with and into the Company, with the Company as the surviving corporation, pursuant to that certain Agreement and Plan of Merger between the Company and AHP dated as of August 4, 1999 (together with all exhibits and amendments thereto, the "Merger Agreement"). This opinion is being rendered to you pursuant to Section 7.2(e) of the Merger Agreement.

          In formulating our opinion, we examined, and with your consent relied upon, such documents as we deemed appropriate, including (i) the Merger Agreement, (ii) the Joint Proxy Statement/Prospectus filed by the Company and AHP with the Securities and Exchange Commission (the "Commission") on [Month] [day], 1999 (the "Joint Proxy Statement"), and
(iii) the Registration Statement on Form S-4, registration number [___________], as filed by the Company with the Commission on [Month] [day], 1999, in which the Joint Proxy Statement is included as a prospectus (with all amendments and exhibits thereto, the "Registration Statement"). In addition, we have obtained such additional information as we deemed relevant and necessary through consultation with various officers and representatives of the Company and AHP.

          This opinion is based on various facts and assumptions, including the facts set forth in the Registration Statement concerning the business, properties, and governing documents of the Company and its subsidiaries.
We have also been furnished with, and with your consent have relied upon, certain representations made by the Company with respect to factual matters through a certificate of an officer of the Company (the "Officer's Certificate").

          In our capacity as such counsel, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

          We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies with any state.

          Based upon such facts, assumptions, and representations, including the facts set forth in the Registration Statement and the Officer's Certificate, it is our opinion that (i) commencing with the Company's taxable year ending December 31, 1985, the Company has been organized in conformity with the requirements for qualification and taxation as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) its method of operation has enabled it to meet, and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a "real estate investment trust" under the Code.

          No opinion is expressed as to any matter not discussed herein.

          This opinion is only being rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement or the Officer's Certificate may affect the conclusions stated herein.

          This opinion is rendered to you solely in connection with the satisfaction of Section 7.2(e) of the Merger Agreement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                   Very truly yours,




                                 EXHIBIT D

                           Form of REIT Opinion

                            to be delivered by

                        Davis, Graham & Stubbs LLP


                      [Month] [day], 1999

Health Care Property Investors, Inc.
4675 MacArthur Court, Suite 900
Newport Beach, California 92660

Ladies and Gentlemen:

     We have acted as counsel to American Health Properties, Inc., a Delaware corporation (the "Company"), in connection with the merger (the "Merger") of the Company with and into Health Care Property Investors, Inc., a Maryland corporation ("Parent"), with Parent as the surviving corporation, pursuant to that certain Agreement and Plan of Merger between Parent and the Company dated as of August 4, 1999, (together with all exhibits and amendments thereto, the "Merger Agreement"). This opinion is being rendered to you pursuant to Section 7.3(e) of the Merger Agreement.

     In formulating our opinion, we examined, and with your consent relied upon, such documents as we deemed appropriate, including (i) the Merger Agreement, (ii) the Joint Proxy Statement/Prospectus filed by Parent and the Company with the Securities and Exchange Commission (the "Commission") on [Month] [day], 1999 (the "Joint Proxy Statement"), and (iii) the Registration Statement on Form S-4, registration number [___________], as filed by Parent with the Commission on [Month] [day], 1999, in which the Joint Proxy Statement/Prospectus is included as a prospectus (with all amendments and exhibits thereto, the "Registration Statement"). In addition, we have obtained such additional information as we deemed relevant and necessary through consultation with various officers and representatives of Parent and the Company.

     This opinion is based on various facts and assumptions, including the facts set forth in the Registration Statement concerning the business, properties, and governing documents of the Company and its subsidiaries.
We have also been furnished with, and with your consent have relied upon, certain representations made by the Company with respect to factual matters through a certificate of an officer of the Company (the "Officer's Certificate"). In addition, we have assumed, with your consent, the accuracy of the opinion of Sullivan & Cromwell, dated the date hereof, addressed to Parent, with respect to the federal income tax treatment of the Psychiatric Group Preferred Stock (as such term is defined in the Merger Agreement) previously issued by the Company (the "Sullivan & Cromwell Opinion"). In rendering this opinion, we express no opinion concerning the matters addressed in the Sullivan & Cromwell Opinion.

     In our capacity as such counsel, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

     We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies with any state.

     Based upon such facts, assumptions, and representations, including the facts set forth in the Registration Statement and the Officer's Certificate, and our assumption concerning the accuracy of the Sullivan & Cromwell Opinion, it is our opinion that (i) commencing with the Company's taxable year ending December 31, 1987, the Company has been organized in conformity with the requirements for qualification and taxation as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) its method of operation has enabled it to meet the requirements for qualification and taxation as a "real estate investment trust" under the Code through the Effective Time (as such term is defined in the Merger Agreement).

     No opinion is expressed as to any matter not discussed herein.

     This opinion is only being rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement or the Officer's Certificate may affect the conclusions stated herein.

     This opinion is rendered to you solely in connection with the satisfaction of Section 7.3(e) of the Merger Agreement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.


                         Very truly yours,



                                 EXHIBIT E

                           Form of REIT Opinion

                            to be delivered by

                            Sullivan & Cromwell



                     [Sullivan & Cromwell Letterhead]


Health Care Property Investors, Inc.
4676 MacArthur Court, Suite 900
Newport Beach, CA 92660

Dear Sirs:

          We acted as counsel to American Health Properties, Inc., a Delaware corporation (the "Company"), in connection with its issuance of Psychiatric Group Preferred Stock (the "Psychiatric Group Stock") to holders of record on July 14, 1995 of its Common Stock, as more fully described in the Information Statement dated June 29, 1995. In that transaction, each holder of Common Stock of the Company received as a dividend one share of Psychiatric Group Stock for every ten shares of Common Stock the holder owned. The Psychiatric Group Stock was redeemed by the Company in May of 1999.

          You have asked whether, in our opinion, the issuance of the Psychiatric Group Stock and the payment of dividends thereon during the period it was outstanding affected the qualification of the Company as a real estate investment trust (a "REIT") within the meaning of Section 856 of the Internal Revenue Code (the "Code"). In rendering this opinion, we have reviewed such documents and other factual matters and such matters of law as we have considered necessary or appropriate. In our opinion, the Psychiatric Group Stock was equity for federal income tax purposes, because the holders of the Psychiatric Group Stock had no creditor or other non-equity type rights against the Company and possessed all three rights that are the cornerstone of an equity interest: (i) the right to vote in the election of directors and other matters put to the shareholders of the Company, (ii) the right to participate in the earnings of the Company through the payment of dividends and (iii) the right to share in the net assets of the Company upon its liquidation.

          Although there is no authority bearing directly on the treatment of "targeted stock" such as the Psychiatric Group Stock, in our opinion the Psychiatric Group Stock was a class of equity of the Company for federal income tax purposes because (i) as a matter of Delaware law, the Psychiatric Group Stock was stock of the Company, (ii) the holders of such stock had rights only against the Company and had no direct rights with respect to the Psychiatric Group assets or subsidiaries, (iii) the holders of such stock had no voting rights with respect to the Psychiatric Group subsidiaries and voted only on matters put to the shareholders of the Company, (iv) the economic expectations of such holders represented only the intentions of the Board of Directors of the Company, and not legally enforceable rights of the holders, (v) the Psychiatric Group assets were available to satisfy creditors of the Company and (vi) the Psychiatric Group assets were not isolated in a separate subsidiary but were held in significant part directly by the Company.

          Under Section 562(c) of the Code and Treasury Regulations Section 1.562-2(a), distributions by the Company with respect to its Psychiatric Group Stock or Common Stock were not "preferential dividends" as long as the distributions (i) were without preference among shares in any given class and (ii) were without preference among shares of different classes except to the extent a class is entitled to a preference.

          In our opinion, the Psychiatric Group Stock and Common Stock were separate classes of stock of the Company for purposes of Section 562(c) because (i) the Psychiatric Group Stock and the Common Stock were separate classes of stock for corporate law purposes, (ii) the economic expectations of the holders of each class were different and (iii) the voting and liquidation rights of the holders of each class were different.

          Although there is no authority bearing directly on the application of preferential dividends under Section 562(c) of the Code to "targeted stock" such as the Psychiatric Group Stock, in our opinion dividends paid on the Psychiatric Group Stock and Common Stock were not "preferential" under Section 562(c) of the Code because (i) the dividends paid by the Company did not deprive either class of a dividend to which that class was entitled and neither class received a dividend to which it was not entitled and (ii) concluding that the dividends paid on the Psychiatric Group Stock and Common Stock of the Company were not preferential is consistent with the purpose of Section 562(c) and not inconsistent with any policy underlying the REIT distribution, income, asset or shareholder tests.

                              Very truly yours,